Exhibit 10.4

OPERATING AGREEMENT

OF

IN RETAIL FUND, L.L.C.

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

DEFINED TERMS INDEX

EXHIBITS
3-A	Investment Area
3-B	Investment Guidelines
5-A	Section 5.2 Illustrations
6-A	Initial Properties
6-B	Form of Contribution Agreement
6-C	Existing Indebtedness as of December 31, 2003
7-A	Intentionally omitted
7-B	Section 7.4(d) Illustration
7-C	Definition of IRR
7-D	Tax Exhibit
8-A	Major Decisions
8-B	Inland Commercial Property Management Fees and Services
8-C	Inland Management Agreement

TABLE OF CONTENTS (continued)

ARTICLE		PAGE

8-D	Inland Leasing Agreement
8-E	Inland Financial Health Ratios
10-A	Conveyance Representations and Warranties
13-A	Inland Affiliates

THE INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE, BUT HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SEC ACT”), AND APPLICABLE STATE SECURITIES LAWS.  THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY OF SAID INTERESTS IS RESTRICTED AND MAY NOT BE ACCOMPLISHED EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND AN APPLICABLE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER THAT REGISTRATION IS UNNECESSARY OR AN EXEMPTION FROM REGISTRATION UNDER THE SEC ACT AND APPLICABLE STATE SECURITIES LAWS.

OPERATING AGREEMENT

OF

IN RETAIL FUND, L.L.C.

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into this 8th day of October, 2004, among the following persons (individually referred to herein as a “Member” and collectively referred to herein as “Members”):

INLAND REAL ESTATE CORPORATION, a Maryland corporation (“Inland”)

and

THE NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM (“NYSTRS”),

a Public Retirement System established under Article 11 of the New York State Education Law, by and through its designated advisor,

MORGAN STANLEY REAL ESTATE ADVISOR, INC. (“Morgan Stanley”)

and the following person (individually referred to herein as the “Manager”):

IN RETAIL MANAGER, L.L.C., a Delaware limited liability company

The term “person” means any individual, sole proprietorship, partnership, limited liability company, corporation, trust or other entity.

W I T N E S S E T H:

WHEREAS, Inland and NYSTRS desire to provide for the operation, management and governance of a limited liability company known as IN Retail Fund, L.L.C. (the “Company”), which has previously been formed pursuant to the Limited Liability Company Act (as amended from time to time, the “Act”) of the State of Delaware (the “State”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

ARTICLE 1.

Formation of Company

1.1          Statutory Authority.  The parties hereby agree to operate the Company under and pursuant to the provisions of the Act.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the Company, its Members and the Manager shall be governed by the Act.

1.2          Filings.  The Company has been formed pursuant to a Certificate of Formation, filed in the Office of the Secretary of State of Delaware on July 19, 2004 (as amended from time to time, the “Certificate”) and the Manager shall make or cause to be made such other filings and recordings and shall do or cause to be done such other acts and things conforming thereto as shall constitute compliance with all requirements for the formation and continuation of a limited liability company under the Act and, if required by applicable law, the qualification of the Company to transact business in such other states in which the Company elects to do business.

ARTICLE 2.

Name

The name of the Company shall be “IN Retail Fund, L.L.C.”  All of the affairs of the Company shall be conducted under the Company name.  Any change of the Company’s name shall require the approval of both Members.  On behalf of the Company, the Manager shall execute and file with the proper offices any and all certificates required by the fictitious name or assumed name statutes of the states in which the Company elects to do business.

ARTICLE 3.

Purpose of the Company

The purpose of the Company is to acquire, own, operate, lease, manage, maintain, improve, finance, refinance, sell, exchange or otherwise deal with and dispose of retail properties at locations in or around the Metropolitan Statistical Areas (as defined by the U.S. Census Bureau) of Chicago, Illinois, Minneapolis/St. Paul, Minnesota, and Milwaukee, Wisconsin, as depicted on EXHIBIT 3-A attached hereto and made a part hereof (collectively, the “Investment Area”), and all improvements, additions, replacements, easements and any and all other rights appurtenant thereto, and all personal property that might be used or useful used in connection therewith (individually, a “Property”, and collectively, the “Properties”), and undertake such other activities necessary or incidental thereto as may be authorized pursuant to this Agreement.  Unless otherwise agreed by both Members, the Company shall cause title to each Property to be held by a separate single-member limited liability company (each, a “Subsidiary”), which shall be wholly owned by the Company, and of which the Company shall be the sole manager (except to the extent that the holder of any indebtedness of any Subsidiary may require that said Subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection).

As further provided in Article 6, below, the Company may acquire Property only in accordance with the Investment Guidelines attached hereto as EXHIBIT 3-B and made a part hereof (such Investment Guidelines, as they may be amended from time to time by the unanimous written approval of the Executive Committee (as defined herein) are hereinafter called the “Investment Guidelines”).

ARTICLE 4.

Offices, Records, Agents and Term of the Company

4.1          Principal Office of the Company.  The principal office of the Company shall be located at such place within the United States of America (other than Alaska or Hawaii) as the Manager may from time to time designate.  The Company may have secondary offices at such other place or places as the Manager may from time to time designate, subject to the approval of the Members.  Initially, the principal office of the Company will be located c/o Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, IL  60523.

4.2          Records to be Maintained.  At all times during the continuance of the Company, the Manager shall cause the Company to keep at the Company’s principal office such records and information as the Company may be required to maintain in accordance with the Act, which shall be subject to inspection and/or copying at the request of any Member or its legal representative (with all such copies to be made at the Company’s expense) during ordinary business hours, including, without limitation, the following:

(a)           Member List.  A list of the full name and last known address of each Member, setting forth the amount of cash each Member has contributed or has agreed to contribute in the future, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future and the date on which each became a Member.

(b)           Certificate of Formation.  A copy of the Certificate of Formation, as amended or restated, together with executed copies of any powers of attorney under which any article, application or certificate has been executed.

(c)           Tax Returns.  Copies of the Company’s Federal, state and local income tax returns and reports, if any, for the three most recent years.

(d)           Records.  Copies of this Agreement and any amendments hereto, and of any financial statements of the Company for the three most recent years.

(e)           Other Information.  Such other information and records as are specified in the Act.

4.3          Registered Office and Registered Agent.  The Company’s registered agent for service of process required to be maintained pursuant to the Act shall be Corporation Service Company, and the address of the Company’s registered agent in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware  19808.  Such agent and such office may be changed from time to time by the Executive Committee.  The Executive Committee shall select and designate a registered office and registered agent for the Company in each other state in which the Company is required to maintain or appoint one.

4.4          Term of the Company.  The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the Office of the Secretary of State and shall continue in perpetuity, unless sooner terminated in accordance with Section 4.5, below.

4.5          Termination.  The Company shall terminate prior to the time set forth in Section 4.4, above in the following circumstances:

(a)           Sale of Assets.  Upon the sale or other disposition of all or substantially all of the Company’s non-cash assets; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company; provided, however, that in the event that such sale or other disposition involves (i) the receipt of a deferred payment obligation, whether or not secured, or (ii) the receipt of payment in whole or in part in kind, then at the Members’ election the term of the Company shall not end, and it shall continue, subject to the other provisions hereof, until the earlier of the time that (a) the deferred payment obligation shall have been paid in full, or (b) the in kind considerations received by the Company shall have been sold or otherwise converted to cash.

(b)           Dissolution by Members.  If all of the Members shall execute an instrument so stating; provided, however, that this Agreement generally and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.

(c)           Term of the Venture.  Upon the date which is seven years after the date of this Agreement (the “Termination Date”); provided, however, that this Agreement generally and Section 10.9 and Article 12 in particular shall govern the conduct of the parties during the winding up of the Company.  Notwithstanding anything contained in this Section to the contrary, the Termination Date may be extended for two additional one-year periods upon written agreement of the Members.

ARTICLE 5.

Capital Contributions

5.1          Initial Capital Contributions.

(a)           Initial Contributions. Pursuant and subject to the terms and conditions of the Contribution Agreement attached hereto as EXHIBIT 6-B, Inland shall contribute the Initial Properties (as defined in Article 6, below) to the Company.  It is understood that the Initial Properties may not be, but could be, contributed simultaneously and may be contributed in stages.  At such time as each Initial Property is contributed to the Company, NYSTRS shall contribute to the Company 50% of the Agreed Net Value (as defined in Section 6.1(a)) of said Initial Property (collectively, all capital contributions made pursuant to this Section 5.1(a) are referred to in this Agreement as “Initial Capital Contributions,” even though said capital contributions may not be made simultaneously).

(b)           Credits to Capital Accounts.  NYSTRS’ Capital Account shall be credited with the amount of its Initial Capital Contributions, as and when made. Inland’s Capital Account shall be credited with the Agreed Net Value of the Initial Properties as they are contributed to the Company.  Inland intends that Inland’s contribution of the Initial Properties shall be treated as a tax-free contribution under Internal Revenue Code Section 721(a).

(c)           Contribution Subject to Existing Indebtedness.  The Initial Properties shall be acquired by the Company subject to the entire indebtedness secured by the Initial Properties.

(d)           NIC Funds.  The Manager shall cause NYSTRS’ Initial Capital Contributions, as and when contributed to the Company (collectively, the “NIC Funds”), to be invested in interest bearing investments pending the acquisition of Additional Properties.  The Manager shall have sole discretion to determine the nature of such interest bearing investments.  For book and tax purposes, interest earnings on NIC Funds shall be allocable 95% to Inland and 5% to NYSTRS, and all interest earnings on NIC Funds attributable to Inland shall be considered additional NIC Funds and all interest earnings on NIC Funds attributable to NYSTRS shall not be considered additional NIC Funds.  The Manager shall apply the NIC Funds in accordance with Section 5.2(h)(v). If NYSTRS’ Initial Capital Contributions are made in stages pursuant to Section 5.1(a) above, then the balance of NIC Funds shall be increased from time to time by the amount of each NYSTRS Initial Capital Contribution. The balance of NIC Funds shall be reduced from time to time by (i) amounts distributed to Inland under Section 7.4(c)(i), (ii) the Section 5.2 Amount paid from NIC Funds pursuant to Section 5.2(h)(v), and (iii) any distributions of NIC Funds pursuant to Section 10.13. The Manager shall also have the right to distribute NIC Funds to Inland (the balance of NIC Funds being reduced by the amount of any such distribution), provided that NIC Funds may not be distributed to Inland if at such time, said NIC Funds are required to be applied to the Section 5.2 Amount of the Company pursuant to Section 5.2(h)(v).  All interest earnings on NIC Funds shall be distributed to Inland and NYSTRS as set forth herein from time to time as the Manager determines.  It is expressly understood that the amount of any Additional Capital Contribution made in connection with any Additional Property shall in no circumstances constitute NIC Funds, even if (i) said Additional Capital Contribution is made prior to the contribution of all of the Initial Properties, and (ii) one or more of the Initial Properties are never contributed to the Company.

5.2          Additional Capital Contributions.

(a)           No Additional Assessments.  Except as set forth below or as required by the Act, no Member shall be assessed for, or shall have the right to make, additional capital contributions (the following “Additional Capital Contributions,” together with the Initial Capital Contributions, are referred to herein collectively as the “Capital Contributions”).

(b)           Capital Calls. If at any time the anticipated Receipts of the Company during the subsequent 90-day period and the available funds of the Company at such time (including any Reserves, but only for the purpose for which the applicable Reserve is maintained and including loan proceeds, but only to the extent said borrowing has been approved by the Executive Committee, but excluding NIC Funds) are less than the Expenses of the Company (other than Acquisition Expenses) anticipated to be incurred during said 90-day period pursuant to the then-current Annual Plan, then (unless the Annual Plan is revised to eliminate said shortfall) the Manager shall cause the Company to make a Capital Call (as such term is hereinafter defined), in the amount of the shortfall (the “Operating Shortfall”).

(c)           Acquisition Expenses. If the Members have approved the Company’s acquisition of an Additional Property (as such term is defined in Section 6.2(a)) pursuant to Section 6.2(f), then the Manager shall cause the Company to make a Capital Call for funds sufficient to enable the Company to pay all costs and expenses of said acquisition, including the portion of the purchase price not funded with Additional Property Senior Financing as defined herein (collectively, “Acquisition Expenses”) in accordance with the Acquisition Budget for said Property.

(d)           Refinancing Shortfalls. If at any time there is (or is projected to be) a “Refinancing Shortfall” (as such term is hereinafter defined), the Manager shall cause the Company to make a Capital Call in the amount of the Refinancing Shortfall.  As employed herein, the term “Refinancing Shortfall” means the amount, if any, by which the proceeds of any Financings (net of the costs and expenses of obtaining said Financings) incurred for the purpose of repaying Existing Indebtedness (as defined in Section 6.4(a)) upon the maturity of said Existing Indebtedness, is less than the amount required to pay off said Existing Indebtedness in full at such time.

(e)           Protective Expenditures. If at any time, after paying all Expenses in accordance with the then-current Annual Plan, the Company lacks the funds to make Protective Expenditures, the Manager shall cause the Company to make a Capital Call in the amount of said shortfall.  As employed in this Agreement, the term “Protective Expenditures” means expenditures of the Company or any Subsidiary (i) for the payment of real estate taxes, insurance premiums and utility charges on any Property; (ii) necessary to comply with, or to cure any failure of any of the assets of the Company or any Subsidiary to comply with applicable laws, ordinances, regulations, orders and other legal requirements; (iii) to the extent necessary on an emergency basis for the protection or preservation of any Property, or for the protection of the health and safety of the public or any employees of any Property; (iv) necessary to comply with, or to cure any default on the part of the Company or any Subsidiary under any Leases, loan documents, or other contracts affecting the Company or any Subsidiary, including the payment of principal, interest and other amounts when due under any loan documents to which the Company or any Subsidiary is a party or to which any Property is subject; and (v) to the extent incurred in connection with litigation (whether as a plaintiff or as a defendant), including, but not limited to, the payment of any judgments rendered against the Company.

(f)            Capital Call by Member. If the Manager fails to cause the Company to make a Capital Call when required to do so pursuant to Sections 5.2(b), (c), (d) or (e) above, and said failure shall continue for ten (10) days or more following written notice to the Manager from either Member, either Member shall have the right to cause the Company to make the Capital Call in question.

(g)           Definition. As employed herein, the term “Capital Call” means a written notice from the Company to the Members setting forth the amount of the Additional Capital Contribution, the subsection or subsections of this Section 5.2 pursuant to which the Capital Call is being made, the purpose of said Additional Capital Contribution, each Member’s share of said Additional Capital Contribution (determined in accordance with Section 5.2(h) below), the date said Capital Contribution is due (which date shall be not less than ten (10) business days after the date the Capital Call is made), and wire transfer instructions for the bank account of the Company in which Capital Contributions shall be deposited.  As used herein, any of the terms Operating Shortfall, Acquisition Expenses, Refinancing Shortfall and Protective Expenditures shall also be referred to as a “Section 5.2 Amount.”

(h)           Amounts to be Contributed.  The Members shall make Additional Capital Contributions by wire transfer of immediately available funds on or before the due date set forth in the Capital Call, as follows:

(i)                                     First, until the “Catch-up Balance” (as defined in (iii), below) has been reduced to zero, NYSTRS shall fund 100% of each Additional Capital Contribution, in an amount not to exceed the then-existing Catch-up Balance.

(ii)                                  After the Catch-up Balance has been reduced to zero, 50% of each Additional Capital Contribution shall be funded by NYSTRS and 50% shall be funded by Inland.

(iii)                               The “Catch-up Balance” at any given time shall be equal to (x) the sum of all Inland Capital Contributions, less (y) the sum of all NYSTRS Capital Contributions, less (z) any NIC Funds distributed to Inland pursuant to Section 5.1(d), less any Net Extraordinary Cash Flow distributed to Inland under Section 7.4(c)(i) to eliminate the Catch-Up Balance prior to the date of the Capital Call in question, plus (aa) the interest earnings on the NIC Funds which are allocable to Inland.  For purposes of this Agreement, the “Catch-Up Balance” and the NIC Funds shall be equal to each other. The Catch-up Balance shall be further reduced by the amount of any cash distribution to NYSTRS made in connection with an In-kind Distribution to Inland pursuant to Section 10.13.

(iv)                              When determining the amount of Additional Capital Contributions required to be made, the NIC Funds shall be treated as funds of the Company that are available for payment of a Section 5.2 Amount on a pari passu basis with any Additional Capital Contributions made by NYSTRS pursuant to Section 5.2(h)(i), and the amount of Capital Contributions requested in the Capital Call shall be reduced accordingly. However, the amount of NIC Funds to be applied to the payment of a Section 5.2 Amount for which the Capital Call is made may not exceed 50% of the Section 5.2 Amount for which the Capital Call is made. See illustrations in clause (vi), below.

(v)                                 In each case in which NYSTRS makes a Capital Contribution pursuant to clause (i), above, the Company shall apply NYSTRS’ Capital Contribution and an equivalent amount of the NIC Funds, if any, towards the Section 5.2 Amount for which the Capital Call was made (subject to the 50% limitation in clause (iv), above). See illustrations in clause (vi) and (vii), below, and as set forth on EXHIBIT 5-A.

(vi)                              Illustration 1. The Company requires $100 for a Section 5.2 Amount when the Catch-up Balance is $40 and there are $40 of NIC Funds. The Capital Call will be for $60 ($100 of the Section 5.2 Amount, less $40 of NIC Funds available, pursuant to clause (iv), above). $40 will be payable solely by NYSTRS (i.e., up to the amount of the Catch-up Balance pursuant to clause (i), above). $40 of NIC Funds will be utilized by the Company for the payment of the Section 5.2 Amount (pursuant to clause (v), above). $20 will be funded equally by NYSTRS and Inland (pursuant to clause (ii), above).

(vii)                           Illustration 2. The Company requires $30 for a Section 5.2 Amount when the Catch-up Balance is $40 and there are $40 of NIC Funds. The Capital Call will be for $15 ($30 of the Section 5.2 Amount, less $15 of the $40 of NIC Funds (NIC Funds utilized cannot exceed 50% of the Section 5.2 Amount, pursuant to clause (iv), above). $15 will be payable solely by NYSTRS (pursuant to clause (i), above). $15 of NIC Funds will be utilized by the Company for the payment of the Section 5.2 Amount (pursuant to clause (v), above). The Catch-Up Balance is reduced to $25 and NIC Funds will be reduced to $25.

(i)            Limits on Deficit Contributions.  Capital Contributions pursuant to Section 5.2(e) are referred to herein as “Deficit Contributions”.  Without the consent of both Members, the Company shall not have the authority to make Capital Calls for Deficit Contributions that exceed, in the aggregate, the lesser of (i) 5% of the aggregate of the gross purchase price of the Additional Properties for which such Deficit Contributions are required and the Net Agreed Value of the Initial Properties for which such Deficit Contributions are required or (ii) $25,000,000.

(j)            Limit on All Capital Contributions.  In no event shall NYSTRS be obligated to make Capital Contributions hereunder in excess of $143,500,000, plus any amount distributed to NYSTRS as Initial Property Senior Financing proceeds pursuant to Section 7.4(c), nor shall Inland be obligated to make Capital Contributions in excess of the amount of Capital Contributions made by NYSTRS, except to the extent that the contribution by Inland of the Initial Properties may cause Inland’s Capital Contributions to exceed those of NYSTRS until Additional Capital Contributions are made by NYSTRS pursuant to Section 5.2((h)(i).

5.3          Failure to Contribute Capital.

(a)           Failure to Contribute.  If a Member (the “Defaulting Member”) fails to make such Member’s Additional Capital Contribution within the time period prescribed in Section 5.2(g), and the other Member (the “Non-Defaulting Member”) has made its Additional Capital Contribution in accordance with this Agreement, the Non-Defaulting Member shall notify the Defaulting Member of said failure and the Non-Defaulting Member shall have the right, but not the obligation, to:

(w)                               withdraw its Additional Capital Contribution, in which event the Non-Defaulting Member (i) shall have no liability for failure to contribute its Additional Capital Contribution, and (ii) shall have the right to exercise the provisions of Sections 10.5, 10.6 or 10.7 of this Agreement as a result of the Defaulting Member’s failure to contribute said Additional Capital Contribution; or

(x)                                 designate its Additional Capital Contribution as a Capital Contribution and, in addition, contribute to the Company, as a Capital Contribution for its own account (a “Default Contribution”), the amount due from the Defaulting Member (the “Deficiency Amount”); or

(y)                                 withdraw its Additional Capital Contribution and advance directly to the Company both the Defaulting Member’s Additional Contribution Amount and the Non-Defaulting Member’s

Additional Contribution as a Company Loan (as such term is hereinafter defined); or

(z)                                  designate its Additional Capital Contribution as a Capital Contribution and advance directly to the Company (on behalf of the Defaulting Member) the Defaulting Member’s Additional Contribution Amount as a Member Loan (as such term is hereinafter defined).

These provisions shall be applicable each time that a Member shall fail to contribute capital as required in this Agreement.  The Non-Defaulting Member shall elect which of the foregoing remedies it will pursue (and, in the case of an election to proceed under clause (x), (y) or (z) above, shall advance to the Company either the Deficiency Amount or the amount of the Company Loan or the Member Loan, as the case may be) within twenty (20) days after sending the notice of the Defaulting Member’s failure to contribute its Additional Contribution Amount.  Upon the election by the Non-Defaulting Member to proceed under clause (x), (y) or (z) above, the Non-Defaulting Member shall not be entitled to proceed under Sections 10.5, 10.6 or 10.7.

(b)           Effect on Percentage Interests and Capital Accounts.  If the Non-Defaulting Member makes a Default Contribution as provided in clause (x) of Section 5.3(a) then, effective from the date on which the Non-Defaulting Member makes a Capital Contribution in an amount equal to the Deficiency Amount, the Percentage Interest of the Defaulting Member immediately prior thereto shall be reduced (but not below 0%) by the number of percentage points equivalent to the fraction (the “Dilution Fraction”) obtained by dividing (i) 100% of the applicable Deficiency Amount by (ii) the aggregate amount of the Capital Contributions made by all of the Members (including said Default Contribution), and concomitantly, the Percentage Interest of the Non-Defaulting Member shall be increased by the same number of percentage points. By way of example, suppose that each Member had previously funded $50 in Capital Contributions, that a Capital Call for $100 in Additional Capital Contributions is made, and that one Member fails to contribute its share ($50) of said Additional Capital Contributions.  If the Non-Defaulting Member elects to make a Default Contribution of $50 under clause (x) of Section 5.3(a), then the Dilution Fraction would be equal to $50 (100% of the Default Amount) divided by $200, or 0.25.  Thus, the Percentage Interest of the Defaulting Member would be reduced by 25 percentage points, to 25%; the Percentage Interest of the Non-Defaulting Member would be increased by 25 percentage points, to 75%, and any amounts otherwise distributable to the Defaulting Member under Section 7.4(d) would be reduced by 50%, with said amount being distributed instead to the Non-Defaulting Member. The Incentive Distribution Percentage (as defined in Section 7.4(d) hereof), shall also be adjusted as described in Section 7.4(d)(iii).

(c)           Company Loan.  If the Non-Defaulting Member shall elect to make a loan to the Company as provided in clause (y) of Section 5.3(a) above, the Non-Defaulting Member shall designate such loan as a “Company Loan”.  Company Loans shall bear interest (“Company Loan Yield”) at the cumulative annual interest rate (the “Default

Rate”) equal to the lesser of (i) 18% per annum and (ii) the maximum rate of interest permitted by applicable law, compounded monthly on the average daily outstanding balance of principal, and shall be paid ahead of any distributions payable to the Members pursuant to Article 7 or Article 12 of this Agreement.  Interest expense incurred on any Company Loan shall be treated as an obligation and expense of the Company.  Payments on the Company Loans shall be made pro rata in proportion to the principal amount of and any accrued interest on all such Company Loans, and shall be applied first to accrued interest and then to principal.

(d)           Member Loans.  If the Non-Defaulting Member funds the Deficiency Amount pursuant to clause (z) of Section 5.3(a) and designates such amount as a “Member Loan”, then such amount shall be treated as loaned by the Non-Defaulting Member to the Defaulting Member, and in turn, contributed by the Defaulting Member to the capital of the Company.  If Inland is the Non-Defaulting Member, at its election, it may direct the Company to cause the Member Loan to be made from the NIC Funds, which, for purposes of this Section shall be deemed to have been withdrawn by Inland from the Company and loaned to the Defaulting Member, and the Company shall treat the amount of the NIC Funds designated as the Member Loan as having been contributed by the Defaulting Member to the capital of the Company.  A Member Loan shall bear interest at the Default Rate, compounded monthly on the average daily outstanding balance of principal.  Until such time as a Member Loan has been satisfied as a result of the Conversion Election described below or repaid in full by the Defaulting Member, all distributions pursuant to this Agreement that would otherwise be paid by the Company to the Defaulting Member pursuant to Article 7 or Article 12 of this Agreement shall instead be paid by the Company directly to the Non-Defaulting Member, and the Defaulting Member hereby grants the Non-Defaulting Member a security interest in the Defaulting Member’s rights to distributions under Article 7 or Article 12 to secure said obligation.  Such amounts shall for all purposes of this Agreement be deemed distributed by the Company to the Defaulting Member pursuant to this Agreement and then paid by the Defaulting Member to the Non-Defaulting Member and applied first against accrued but unpaid interest owing with respect to the Member Loan and then in reduction of the principal balance thereof.  Each Member Loan, including all accrued interest thereon, shall be due and payable in full on the first anniversary of the date on which the Non-Defaulting Member advances the applicable Deficiency Amount to the Company (the “Due Date”).

(e)           Maturity of Member Loans.  Upon the Due Date of a Member Loan, the Non-Defaulting Member shall have the right, determinable in its sole discretion, to:  (i) convert the Member Loan to a Capital Contribution by the Non-Defaulting Member as described below (the “Conversion Election”), (ii) enforce the obligation of the Defaulting Member to pay the outstanding principal balance and all accrued and unpaid interest under the Member Loan, or (iii) extend the Due Date of the Member Loan for an additional one-year period.

(f)            Conversion Election.  If the Non-Defaulting Member wishes to exercise the Conversion Election, it may do so by delivering written notice thereof to the

Company not later than sixty (60) days following the Due Date of such Member Loan.  If the Non-Defaulting Member exercises the Conversion Election, then, for all purposes of this Agreement, (i) the Member Loan, including all accrued and unpaid interest thereon, shall be deemed satisfied in full; (ii) the Capital Contributions deemed made by the Defaulting Member shall be reduced by the sum of the then outstanding principal balance of and all accrued and unpaid interest on the Member Loan; (iii) the amount of the outstanding principal balance of and all accrued and unpaid interest on the Member Loan shall be deemed to constitute a Capital Contribution by the Non-Defaulting Member; and (iv) the Percentage Interests and Capital Accounts of the Members shall be adjusted as provided in Section 5.3(b) as though, at the time of the Conversion, the Non-Defaulting Member had made a Capital Contribution in the amount of the Deficiency Amount pursuant to clause (x) of Section 5.3(a) based on the Capital Contributions of the Members after giving effect to the foregoing.

(g)           Enforcement of Member Loan. If, after the Due Date, the Non-Defaulting Member elects to enforce the obligations of the Defaulting Member under the Member Loan, the Non-Defaulting Member shall deliver written notice of such election to the Defaulting Member within sixty (60) days following the Due Date.  The obligation of the Defaulting Member to repay the Member Loan and all accrued interest thereon shall be a personal liability of the Defaulting Member and shall be enforceable against any assets of the Defaulting Member, including its Interest in the Company.

(h)           Extension of Due Date. If the Non-Defaulting Member does not elect to either exercise the Conversion Election or to enforce the Member Loan in the applicable manner described above, then the Non-Defaulting Member shall be deemed to have elected to extend the Due Date for a period of one year following such Due Date.  If the Non-Defaulting Member elects to extend the Due Date of the Member Loan, then if the Member Loan and all accrued interest thereon are not paid in full on or before such extended Due Date, then, at such time, the Non-Defaulting Member shall again have the right to elect the remedies described in Section 5.3(e).

(i)            Acknowledgment and Agreement.  Each Member acknowledges and agrees that the other Member would not be entering into this Agreement were it not for (i) the Members agreeing to make the Capital Contributions provided for in this Article 5, and (ii) the provisions of this Article 5 that describe the consequences of being a Defaulting Member (the “Remedy Provisions”).  The Members acknowledge and agree that the Remedy Provisions could result in a Member reducing its interest in the Company to zero.  Each Member acknowledges and agrees that in the event a Member fails to make its Capital Contributions pursuant to this Agreement, the other Member will suffer substantial damages and the Remedy Provisions are fair, just and equitable in all respects.  Although it is the intent of the Members that the Remedy Provisions will be fully effective without the execution of any documents or instruments by the Defaulting Member in connection therewith, each Member hereby agrees that in the event its Percentage Interest is reduced pursuant to any Remedy Provision, it shall execute and deliver such conveyances, agreements, instruments or other documents which may be reasonably necessary in the judgment of the other Member to confirm and render fully effective the Remedy Provisions, including, but not limited to, an assignment of all or a portion of its Percentage Interest and any amendments to this Agreement and to the Certificate of Formation of the Company.

ARTICLE 6.

Properties to be Contributed and Acquired; Operation of the Company

6.1          Initial Properties to be Contributed.

(a)           Initial Properties.  The parties have identified certain Properties (the “Initial Properties”) which will be contributed by Inland to the Company at the “Agreed Net Value” for each of the Initial Properties as described on EXHIBIT 6-A.  EXHIBIT 6-B contains the form of “Contribution Agreement” that shall be entered into with respect to each Initial Property.  The Manager shall cause the Company to accept the contribution of each of the Initial Properties as soon as practicable after the execution of this Agreement in accordance with the terms of the Contribution Agreement; provided, however, that the parties have agreed that (i) none of the Initial Properties shall be contributed to the Company until the conditions for contribution, as set forth in the Contribution Agreement, have been fulfilled (or as applicable, waived by any party having the right to waive said condition) as to at least 4 of the Initial Properties; (ii) the Company shall not acquire, or enter into any binding agreement to acquire, any Additional Property unless and until 4 of the Initial Properties have been contributed to the Company, unless expressly authorized by NYSTRS in advance, in writing, in NYSTRS’ sole discretion, and (iii) if no Properties have been contributed to or acquired by the Company on or before December 31, 2004, then NYSTRS, at its sole election, shall have the right to cause the Company to be terminated and dissolved.  Inland acknowledges that NYSTRS, acting alone on behalf of Company, shall have the right to (i) exercise Company’s rights and remedies, at law, in equity, or under the Contribution Agreement in the event of a breach of the Contribution Agreement by Inland, and (ii) waive or modify any condition precedent to the Company’s (as opposed to Inland’s) obligations under the Contribution Agreement, including any condition precedent to the contribution of any Initial Property.

(b)           Separate Title Holding Entities.  Title to each of the Initial Properties shall be acquired by the Company in a separate single purpose limited liability company of which the Company shall be the sole member and the sole manager; provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the consent of the Members. All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and shall constitute the financial activity of the Company.  All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall be retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

6.2          Additional Properties to be Acquired.

(a)           Acquisition of Additional Properties.  For the two-year period from and after the date of this Agreement (the “Acquisition Period”), the Company shall seek to acquire additional properties from third parties which are not Affiliates (as defined in Section 16.13) of Inland or NYSTRS (individually, an “Additional Property”, and collectively, the “Additional Properties”) that meet the Investment Guidelines; provided, however, that the Acquisition Period may be extended for one additional one-year period by written agreement of the Members.  At the end of the Acquisition Period, the Company shall cease to acquire Additional Properties; provided, however, that it shall complete any transactions to acquire Additional Properties for which it has become contractually bound during the Acquisition Period.

(b)           Evaluation Materials.  The Manager will use commercially reasonable efforts to identify Additional Properties that meet the Investment Guidelines.  Should the Manager negotiate a reasonably detailed non-binding letter of intent on behalf of the Company to purchase an Additional Property that meets the Investment Guidelines, the Manager will submit to the Executive Committee, a package of information, including, but not limited to: a description of the Additional Property, a rent roll, financial projections, market data (including rental and sales comparables); photographs; site plans; known environmental and physical issues, competitive submarket survey, financing plan; due diligence budget, the amount of the Additional Capital Contributions (as defined herein) which will be required to be made by the Members in connection with the acquisition of the Additional Property, and such other information as the Manager determines to be necessary (or as either Member may reasonably request) in connection with the evaluation of the Additional Property (collectively, the “Evaluation Materials”) in order to permit the Executive Committee to evaluate the proposed acquisition.  Any such letter of intent shall expressly state that the parties shall not be bound until a mutually satisfactory purchase contract has been entered into between the Company and the seller of the Additional Property.

(c)           Approval by the Executive Committee.  Within 7 business days from the Executive Committee’s receipt of the Evaluation Materials (the “Committee Approval Period”), the Executive Committee shall advise the Manager in writing of its preliminary approval or disapproval of the acquisition of the Additional Property based upon the Evaluation Materials.  In the event that the Executive Committee fails to provide its approval or disapproval of an Additional Property within the Committee Approval Period, such transaction shall be deemed to have been disapproved; provided, however, if consented to by the Manager, the Executive Committee may subsequently issue its approval to the Manager after the Committee Approval Period as described below has expired.

(d)           Approval by NYSTRS and Inland. Upon issuance by the Executive Committee of its preliminary approval, NYSTRS and Inland shall each have the periods thereafter designed in such letters, agreements or other documents by and between the Company and the owner of the Additional Property to advise the Manager in writing of their approval or disapproval of the acquisition of the Additional Property (the “Preliminary Member Approval Period”).  During the Preliminary Member Approval Period, the Company shall engage consultants and professionals, as appropriate, from lists of consultants and professionals approved by the Executive Committee, to perform legal, business and physical due diligence, and said consultants and professionals shall permit the Members to rely on their reports.  The Manager shall advise the Executive Committee if the Manager obtains any information regarding the Additional Property in the course of the due diligence review which the Manager determines in the exercise of its reasonable judgment is material to the decision by the Members to approve the acquisition of the Additional Property.  Upon receipt by the Manager of NYSTRS’ and Inland’s Preliminary Member Approval, the Manager shall proceed to take such actions as shall be necessary to complete the acquisition of the Additional Property on behalf of the Company in accordance with the terms and conditions set forth in the Evaluation Materials; subject, however, to the final approval by the Members as described in this Section.

(e)           Disapproval by NYSTRS; Resubmission of Evaluation Materials.  In the event that NYSTRS advises the Manager in writing that it disapproves of the acquisition of the Additional Property, or if NYSTRS fails to give its preliminary approval or disapproval within the Preliminary Member Approval Period, unless extended by mutual written agreement of the Members, the Additional Property shall be deemed rejected by NYSTRS, the Company shall not acquire the Additional Property, and thereafter, Inland or any affiliate or subsidiary thereof shall be free to acquire the Additional Property materially in accordance with the terms and conditions set forth in the Evaluation Materials.  In the event that any of the terms of the transaction set forth in the Evaluation Materials shall be materially revised or amended after the rejection by NYSTRS, the Manager shall submit the revised or amended Evaluation Materials to NYSTRS and Inland, in which event the Preliminary Member Approval Period shall be reinstated and the procedures for notice of approval or rejection described herein shall once again be complied with by the parties.

(f)            Final Approval by the Members. Final approval of the acquisition of any Additional Property by the Company shall be subject to the satisfaction of each of the following express conditions (any of which may be waived by the Members) set forth below.  Final approval or disapproval shall be given by the earlier of (i) no later than 7 business days after the Manager’s request for approval; or (ii) the time by which such approval must be given in accordance with the terms and conditions set forth in any agreements or other documents entered into by the Company and the owner of any Additional Property. The Manager’s request for approval should be accompanied by a recommendation from Manager that the acquisition be approved. The failure of the Members to provide their final approval within the time period described above shall be deemed to be a disapproval of the acquisition, unless otherwise agreed to by the Members and the Manager.  The express conditions to which final approval is subject are as follows:

(i)                                     Property level due diligence in accordance with the standard criteria and procedures of NYSTRS and Inland, including, without limitation, reviews of title, survey, entitlements and other matters of legal compliance, environmental, physical, litigation and other items customary to such a transaction;

(ii)                                  Satisfactory review of financial statements, leases, rent rolls, existing financing documents and other information requested by either Member;

(iii)                               Consents of sellers, partners, lenders, tenants and other persons whose consent is determined by either Member to be reasonably necessary to consummate the acquisition of the Additional Property;

(iv)                              Negotiation and approval of all transactional and subsidiary investment entity documents determined by either Member to be reasonably necessary to consummate the acquisition of the Additional Property;

(v)                                 Receipt by the Company of adequate insurance for the Additional Property to the satisfaction of the Members;

(vi)                              As to Inland only, approval of the Board of Directors of Inland; and

(vii)                           As to NYSTRS only, approval by authorized officers of NYSTRS.

(g)           Title to Additional Properties.  Title to each of the Additional Properties shall be acquired by the Company in a separate single purpose limited liability company of which the Company shall be the sole member and the sole manager (except to the extent that the holder of any Financings (as defined herein) may require that said subsidiary also have an independent manager for the purpose of providing the lender with bankruptcy protection); provided, however, where determined appropriate by the Manager, title may be acquired in another form of pass-through entity, subject to the consent of the Members.  All income, expense, cash flow and other financial activity of any Subsidiary shall be consolidated with and shall constitute the financial activity of the Company.  All cash flow distributions from any Subsidiary to the Company shall be characterized as Net Ordinary Cash Flow or Net Extraordinary Cash Flow of the Company in accordance with the terms of this Agreement and shall be retain such characterization for all purposes hereunder, including, but not limited to, distributions to Members.

(h)           Transaction Costs.  If the Executive Committee provides its preliminary approval pursuant to Section 6.2(c), the Company shall pay all of the ordinary and customary out-of-pocket costs associated with the review and acquisition of any

Additional Property, including, but not limited to, due diligence, engineering and environmental inspections and reports, and outside legal counsel retained by the Company.  If the acquisition of an Additional Property is rejected by NYSTRS or Inland, or if such approval is given, but the Additional Property is not thereafter acquired by the Company, Inland shall reimburse the Company for such out-of-pocket costs if the Additional Property is thereafter purchased by an Inland-related REIT or other investor that is an Affiliate of Inland.

(i)            Agents and Financial Advisors. Each of the Members hereby represents and warrants and acknowledges and agrees that there are no agents, brokers or financial advisors involved in connection with the formation of the Company, other than Silver Portal Capital, LLC, whose fee will be paid by Inland.

6.3          Inland Option to Acquire Additional Properties.  Notwithstanding anything to the contrary contained herein, Inland may acquire an Additional Property that meets the Investment Guidelines, if Inland, in its reasonable judgment, determines that the opportunity to acquire the Additional Property will be lost to the Company unless Inland proceeds to consummate the acquisition.  Inland shall acquire such Additional Property in a single member limited liability company that is solely owned by Inland.  Within 7 days of such acquisition, Inland shall advise NYSTRS’ in writing that the Additional Property has been acquired, and the parties shall comply with the provisions of Section 6.2 of this Agreement, to the extent appropriate, to obtain the approval or disapproval of the NYSTRS Executive Committee Members and NYSTRS; provided, however, that upon receipt of the Evaluation Materials, the NYSTRS Executive Committee Members shall have no less than 7 business days to provide their preliminary approval or disapproval of the Additional Property and after issuance of the preliminary approval by the NYSTRS Executive Committee Members, NYSTRS shall have no less than 30 business days to provide its final approval.  In the event that the NYSTRS gives its final approval for the acquisition by the Company of the Additional Property, Inland shall cause the Additional Property (or Inland’s interest in the single member limited liability company holding title to the Additional Property) to be conveyed to the Company, and the Company shall acquire the Additional Property from Inland at Inland’s acquisition costs, including, but not limited to, the net amount of the purchase price paid by Inland for the Additional Property and all other expenses incurred by Inland in connection with the acquisition, exclusive of any pass-through expenses and without additional mark-up.  The Company shall pay all costs and expenses, including any transfer fees, associated with the conveyance of the Additional Property to the Company, and any other fees to which Inland or any of its Affiliates would have been entitled to hereunder if the Additional Property had been originally been acquired by the Company.  All receipts derived by Inland with respect to the Additional Property during the period while Inland owns title to the Additional Property shall inure to the benefit of the Company and all expenses associated with the Additional Property during such period shall be assumed by the Company, and all prorations and adjustments related thereto shall be calculated on the same basis as was agreed to by Inland and the third party seller for purposes of acquiring the Additional Property.

6.4          Senior Financing for the Properties.

(a)           Initial Property Senior Financing.  Simultaneously or as soon thereafter as is practical following the acquisition of the Initial Properties, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse debt financing (the “Initial Property Senior Financing”) from a third party institutional lender or lenders on three of the Initial Properties (Cobbler Crossing, Chatham Ridge and Woodfield Commons).  In connection with the Initial Property Senior Financing the Company shall endeavor to bring the ratio of existing senior debt on the Initial Properties to 50% of the Gross Agreed Value identified on EXHIBIT 6-A.  Where necessary or appropriate, the Company shall assume any Existing Indebtedness on the Initial Properties, in each case, as set forth in the Contribution Agreement related thereto.  The outstanding indebtedness on the Initial Properties as of December 31, 2003 is described in EXHIBIT 6-C (collectively, the “Existing Indebtedness”).

(b)           Additional Property Senior Financing.  Upon or near the acquisition date for any Additional Property acquired by the Company thereafter, and provided that the Executive Committee determines that it is economic and expeditious to do so, the Company shall seek non-recourse acquisition debt financing from a third party institutional lender or lenders in an amount which is no greater than 50% of the total acquisition cost of the applicable Property (the “Additional Property Senior Financing”).  In the event that the Members thereafter agree to cause the Existing Indebtedness or any indebtedness hereafter secured by any Property to be repaid by the placement of new indebtedness on such Property, such new indebtedness shall be in an amount that is no greater than 50% of the market value of the Property at the time of the refinancing (the “Refinancing”).

(c)           Senior Financing Terms.

(i)                                     Each Initial Property Senior Financing, Additional Property Senior Financing or Refinancing (collectively, “Financings”) will be secured by a first mortgage on the applicable Property.  In no event shall the Financings provide for any recourse to NYSTRS.

(ii)                                  It is anticipated (but not required) that the Financings described above will have terms that include, but are not limited to, a fixed rate of interest, a scheduled maturity date as approved by the Executive Committee taking into account appropriate terms and yield curves, and payment of interest only or amortizing debt until maturity as approved by the Executive Committee. None of the Financings will provide for any cross default provisions among the Property loans.

(iii)                               The Company shall use its best efforts to cause each Financing to permit the exercise by the Members of any purchase and sale rights contained in Article 10 of this Agreement, or any other transfer of the Property or Interests in the Company between the Members, without regard to any due on sale provision contained in the Financing and without payment of any prepayment penalty or assumption or other fee, except for an administrative fee to the lender to process any ownership change.

(iv)                              Each of the Financings will provide for the replacement of Inland Commercial Property Management, Inc. as the property manager or leasing agent “for cause” (consistent with the applicable provisions of the Management Agreement), or if Inland ceases to be a Member pursuant to a “Buy-Out Event” as described in Section 10.7(b), or if NYSTRS (or its affiliated entity) becomes the owner of the Property pursuant to the exercise of the purchase and sale provisions contained in Article 10.

(v)                                 All fees and costs associated with the Financings will be paid by the Company.

6.5          Operation in Accordance with REIT Requirements.    The Members acknowledge that Inland is a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and that the ability of Inland to be qualified as a REIT will depend upon the nature of the Company’s operations.  Accordingly, notwithstanding anything to the contrary contained herein, the Manager shall endeavor to operate the Company at all times in a manner that will enable Inland to satisfy all the requirements applicable to a REIT with respect to its activities, income, operation, and assets as set forth in Code Section 856, et seq. (the “REIT Requirements”) and avoid the imposition of any federal income or excise tax liability on Inland.  In addition, the Manager shall cause the Company to avoid taking any action that would result in Inland ceasing to satisfy any of the REIT Requirements or would result in the imposition of any federal income or excise tax liability on Inland.  Upon the recommendation of the Manager, the Executive Committee shall not take or omit to take any course or action or require that the Manager take or omit to take any course of action which is inconsistent with the foregoing.

6.6          Environmental Matters.

(a)           NFR Letters.

(i)                                     Inland shall submit applications to the Illinois Environmental Protection Agency (“IL EPA”) seeking “No Further Remediation” letters  (“NFR Letters”) for the dry cleaner operations on the Properties known as Randall Square and Cobbler Crossing.

(ii)                                  Inland, at its sole cost and expense, shall use its best efforts to diligently pursue the issuance of the NFR Letters and take all actions reasonably required by the IL EPA to cause the NFR

Letters to be issued, provided that Inland shall not be obligated to incur more than (i) $100,000 from and after the date hereof in out-of-pocket costs in connection therewith for Randall Square and (ii) $100,000 from and after the date hereof in out-of-pocket costs in connection therewith for Cobbler Crossing, which out-of-pocket costs shall include all costs and expenses incurred by Inland in connection with or in any way related to the application for and issuance of the NFR letter, including, but not limited to, all costs of remediation and all consulting, professional and third party fees and charges related thereto.  Notwithstanding the foregoing, upon the earlier to occur of (i) Inland’s receipt of notice from the IL EPA that (A) it will not issue an NFR Letter with respect to either the Randall Square or Cobbler Crossing Property, or (B) it will only issue an NFR Letter if remediation actions are taken and the cost of said actions (as estimated by reputable third party consultants not affiliated with Inland and acceptable to NYSTRS) with respect to either such Property would exceed $100,000; or (ii) the date which is two years after the Property Contribution Date for either such Properties if no NFR Letter has been issued by such date, then NYSTRS, at its election, may either (x) release Inland from any further obligation under this Section 6.6(a)(ii) with respect to such Property, or (y) cause the Company to make an In-kind Distribution of the Property in question to Inland, and a cash distribution to NYSTRS, in accordance with Section 10.13 of this Agreement. Notwithstanding anything to the contrary contained herein, if Inland has begun to take any remediation actions with respect to such Property required by the IL EPA for purposes of obtaining an NFR Letter on or before the date which is two years after the Property Contribution Date, and Inland is taking all reasonable actions necessary to cause such remediation to be pursued to completion, which actions shall include, if applicable, a waiver by Inland of the $100,000 limitation on out-of-pocket costs to complete such remediation, then NYSTRS may not require an In-Kind Distribution to be made to Inland pursuant to Section 6.6(a)(ii)(y) above, provided; however, if the remediation which is being pursued by Inland is not completed within three years after the Property Contribution Date, then, NYSTRS, at its election, may thereafter require the In-Kind Distribution to be made to Inland pursuant to this Section.

(iii)                               Within thirty (30) days after the earlier of (x) the date on which NYSTRS is notified by Inland of the occurrence of any of the events described in the second sentence of Section 6.6(a)(ii) above, or (y) two years after the Property Contribution Date for the Property in question, unless the NFR Letter for said Property has been delivered to NYSTRS, NYSTRS shall give written notice of

Inland of its election under Section 6.6(a)(ii) (the “NYSTRS Election Notice”).  Notwithstanding the foregoing election by NYSTRS, if NYSTRS has elected to cause the Company to make an In-kind Distribution (as defined in Section 10.13) to Inland because the NFR Letter will only be issued if remediation actions are taken and the cost of said remediation actions (as estimated by reputable third party consultants not affiliated with Inland and acceptable to NYSTRS) with respect to either such Property would exceed $100,000; then Inland, upon written notice given to NYSTRS no later than thirty (30) days after Inland’s receipt of the NYSTRS Election Notice may elect to complete the remediation, regardless of costs, necessary to obtain the NFR Letter for the Property.

(iv)                              Inland agrees to indemnify and hold NYSTRS harmless from any and all loss, cost or expense arising out of or resulting from any matter related the violation of an Environmental Law (as defined in the Contribution Agreement) with respect to the operation of the dry cleaners on the Randall Square Property or the Cobbler Crossing Property prior to the Property Contribution Date (as defined in the Contribution Agreement).  Payment of any indemnification obligation set forth in this Section shall be governed by and included within the indemnification limitations of Inland set forth in the Contribution Agreement.

(b)           Thatcher Woods.  Inland agrees that it shall, at its sole cost and expense, repair the existing monitoring wells for the Citgo gas station on such Property known as Thatcher Woods after consultation with Hygienetics Environmental Services, Inc.  The parties agree that no further action needs to be taken with respect to the dry cleaner at the Thatcher Woods Property; provided, however, that Inland agrees to indemnify and hold NYSTRS harmless from any and all loss, cost or expense arising out of or resulting from any matter related the violation of an Environmental Law (as defined in the Contribution Agreement) with respect to the operation of the dry cleaners on the Thatcher Woods Property prior to the Property Contribution Date (as defined in the Contribution Agreement).  The indemnification obligation set forth in this Section shall be governed by and included within the indemnification limitations of Inland set forth in the Contribution Agreement.

6.7          Gateway Lease. As of the date of the contribution of the Property known as Woodfield Commons to the Company, Inland agrees to pay to the Company with respect to the Gateway location the amount of $17,201.04 per month through June 30, 2006, and $18,921.14 per month through June 30, 2009 (the “Rent”).  Inland shall also reimburse the Company for common area maintenance, taxes and insurance pursuant to the terms of the Gateway lease of the location.  If a new lease is hereafter entered into by the Company or the applicable Subsidiary, Inland shall only liable hereunder for the difference between the Rent and the amount of the new rent (whether base or percentage) which is paid from time to time pursuant to the new lease;

provided, however, if the new lessee has a net worth or income which is equal to or greater than that of Gateway at the time the Gateway lease was originally entered into as determined by Inland’s usual method of determining the creditworthiness of a lessee, if said new lease is approved by NYSTRS if required under Section 8.2(c) or in the Annual Plan, then Inland shall be fully released from its obligations hereunder from and after the date that new lease is entered into.

6.8          Payments Not Treated as Capital Contributions.  Any payments made by Inland pursuant to Section 6.6 or 6.7 shall not constitute capital contributions or loans to the Company, and Inland shall have no right to reimbursement or repayment from the Company in connection therewith.

ARTICLE 7.

Accounting and Distributions

7.1          Books of Account.

(a)           Maintenance of Books of Account.  At all times during the continuance of the Company, the Manager shall cause proper and true books of account to be maintained in conformity with generally accepted accounting principles consistently applied (“GAAP”) wherein there shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Company, or paid, received, sold or purchased in the course of the Company’s activities, and all of such other transactions, matters and things relating to the Company as are usually entered in books of account kept by persons engaged in activities of a like kind and character.  All reports prepared pursuant to this Article 7 shall be prepared separately for each Property and also on a consolidated basis for the Company and all of its Subsidiaries that hold title to any of the Properties.

(b)           Monthly Reports.  The Management Agreement and Leasing Agreement attached hereto as Exhibits 8-C and 8-D set forth the format of financial statements which shall be delivered by the Property Manager and the Leasing Agent with respect to the Properties.  In addition to the financial statements to be prepared for each Property, the Manager shall cause the Property Manager and the Leasing Agent to provide to the Manager consolidated statements with respect to all of the Properties owned by the Company in the formats set forth in the Management Agreement and Leasing Agreement, and within 10 days after the receipt of such consolidated statements, the Manager shall cause them to be delivered to the Members or their designees.

(c)           Financial Statements; Tax Returns. The Company’s books of account shall be closed as soon as practicable after the close of each calendar year (which shall be the Company’s “Calendar Year”) and an annual audit shall be performed at the expense of the Company in accordance with GAAP by KPMG or such other independent certified public accounting firm approved by the Members (such initial firm of accountants, or any replacement firm so selected, the “Accountants”); provided that in no event shall said accounting firm be the same firm as has been engaged by NYSTRS for its own internal audit purposes for the Calendar Year (or any portion thereof) in question.  NYSTRS agrees that NYSTRS shall not engage the then-current Accountants of the Company except at the beginning of a new Calendar Year.  In the event that at any time hereafter NYSTRS desires to engage the then-current Accountants for the Company, NYSTRS shall give the Company no less than 120 days written notice prior to the beginning of the Calendar Year for which NYSTRS will engage the Accountants, so that the Company shall have sufficient opportunity to retain new Accountants.  If NYSTRS does not advise the Company in writing within 120 days prior to retaining the then-current Accountants, NYSTRS shall been deemed to have waived its right to cause the Company to obtain Accountants which differ from those engaged by NYSTRS.  Notwithstanding the foregoing, the Company shall not be required to obtain new Accountants if the appointment has already been made for the up-coming Calendar Year or it would result in a material financial and substantial business hardship for the Company to retain new Accountants.  The Manager shall cause to be delivered to the Members within 60 days after the close of each taxable year a draft of the audited financial statement (in the format prepared by the Accountants retained by the Company) and tax return for such taxable year, and shall cause to be delivered to the Members within 90 days after the close of each taxable year, the final audited financial statements (in the format prepared by the Accountants retained by the Company) and tax return for the Company and/or any subsidiary entity of the Company that owns any Property, which can be used by the Members for tax reporting purposes.  Such financial statements shall include certification by the Manager that any and all distributions made by the Company were made in accordance with the terms of this Agreement, and a verification thereof by the accountants.  The Manager shall be responsible for engaging the Accountants to prepare and seeing to the filing of all Federal, state and local tax returns on behalf of the Company, and all costs of preparing the audited financial statements and tax returns shall be an expense of the Company.

7.2          Intentionally Omitted.

7.3          Percentage Interests.  The Percentage Interest of each Member shall be as follows:

(a)           Initial Percentage Interests.  The Percentage Interest of the Members is as follows:

INLAND	50%
NYSTRS	50%

(b)           Adjustments to Percentage Interests.  The Percentage Interests of the Members are expected to remain the same throughout the term of the Company; however, the Percentage Interests shall be modified as provided in Section 5.3(b).

(c)           Adjustment Methods.  In the event of any changes in any Member’s Percentage Interest during the Calendar Year, the Manager shall take into account the requirements of Code Section 706(d) and shall have the right to select any method of determining the varying interests of the Members during the Calendar Year that satisfies Code Section 706(d), subject to the approval of the Executive Committee.

7.4          Distributions of Cash Flow.

(a)           Definitions.

“Expenses”.  For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid or required to be paid during such period of time in accordance with the terms of this Agreement or in accordance with any Annual Plan approved pursuant to this Agreement or otherwise in connection with the business of the Company including, without limitation:

(A)          expenses, costs and charges in connection with the acquisition, ownership, operation, management or leasing of all or any portion of any Property;

(B)          expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or addition or capital improvement to any portion of any Property, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the Company;

(C)          payments of all outstanding principal and interest due with respect to Company Loans, if any;

(D)          all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or similar taxes and assessments imposed upon the Company or any Property;

(E)           utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to any Property;

(F)           management fees and other fees and reimbursements payable to the Property Manager pursuant to the Management Agreement;

(G)          leasing commissions, including commissions payable to the Leasing Agent under the Leasing Agreement, and expenditures required to be made in connection with any lease covering space in or at any Property, including tenant improvements, tenant allowances and payments, costs incurred in connection with the Company (or any Subsidiary) assuming a tenant’s lease obligations with respect to other real property and costs incurred in connection with the Company’s (or any Subsidiary’s) exercise of a right, or entering into an agreement, to “takeback” space in any Property;

(H)          the net increase, if any, in the Reserves during such period of time;

(I)            the fees and expenses of attorneys, accountants, architects, engineers, appraisers, and other professionals retained by or on behalf of the Company in accordance with the terms hereof;

(J)            all other customary and necessary direct costs and expenses of the Company incurred in accordance with this Agreement; and

Notwithstanding the foregoing, there shall, however, be excluded from Expenses:

(i)            all noncash items such as depreciation;

(ii)           Distributions;

(iii)          all payments, deposits, expenses and reserves deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow;

(iv)          any expense, cost or charge enumerated above, to the extent such expense, cost or charge was paid from Reserves; and

(v)           expenditures that would be capitalized pursuant to generally accepted accounting principles consistently applied, to the extent that (x) the Company has Reserves available to pay such expenditures; (y) the Company has obtained a credit facility which is available to pay such expenditures; or (z) the Members agreed, prior to acquiring the Property to which said expenditures relate, to contribute additional capital when needed to pay such expenditures.

“Major Capital Event”.  Any transaction with respect to any Property which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), condemnations (and conveyances in lieu thereof) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), damage recoveries (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), receipts of insurance proceeds (other than rent insurance proceeds) (but only to the extent not required to be paid to mortgagees, tenants or other third parties and not applied to the restoration of the Property), borrowings, and other transfers or dispositions of all or a significant part of (i) any Property or (ii) the aggregate assets of the Company.

“Net Extraordinary Cash Flow”.  The amount remaining, if any, after subtracting from cash receipts arising from a Major Capital Event (i) all expenses of, and payments and deposits by, the Company related to such Major Capital Event, including, without limitation, any payment made in respect of any indebtedness encumbering the Property, and (ii) such reasonable reserves for the business of the Company as may be authorized pursuant to any Annual Plan, as modified from time to time, and (iii) the payment of all outstanding principal and interest due with respect to Company Loans, if any.  Net Extraordinary Cash Flow shall not include NIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 5.2(h)(i) and 5.1(d).

“Net Ordinary Cash Flow”.  For any given period of time, the Receipts for such period of time minus the Expenses for such period of time.  Net Ordinary Cash Flow shall not include NIC Funds or interest earnings thereon, which shall be applied or distributed solely in accordance with Sections 5.2(h)(i) and 5.1(d).

“Receipts”.  For any given period of time, a sum equal to the aggregate of all amounts actually received by or unconditionally made available to the Company from or in respect of all of the Properties or other property of the Company during such period, including, without limitation:

(A)          all rents, percentage rents, expense reimbursements and other charges received from tenants and other occupants of the Properties;

(B)          proceeds of rent insurance and business interruption insurance;

(C)          all utility or other deposits owned by and returned to the Company;

(D)          interest, if any, earned on tenants’ security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable leases;

(E)           interest, if any, earned and available to the Company on any Reserves or other Company funds, or on any escrow or other funds deposited by the Company with others;

(F)           the amount of any net reduction of Reserves other than to pay Expenses; and

(G)          revenue received by the Company from any other source.

Notwithstanding the foregoing, Receipts shall not include (w) amounts contributed or loaned by the Members pursuant to this Agreement, (x) each tenant’s security deposit and interest thereon, if any, as long as the Company has a contingent legal obligation to return that deposit or such interest thereon, (y) amounts arising from a Major Capital Event, and (z) interest earning on the NIC Funds.

“Reserves”.  The amounts of reserved cash set forth in an Annual Plan, or otherwise reasonably determined from time to time or at any time by the Executive Committee to be necessary or advisable, or as required by any secured lender to the Company pursuant to any Existing Indebtedness or Financing (“Secured Lender”), for

(i) payment of debt service coming due within a reasonable future time with respect to indebtedness of the Company; (ii) management, operation, improvement, maintenance, replacement or preservation of any Property; (iii) payment of taxes, insurance premiums and other reasonably anticipated costs and expenses of the Company; and (iv) increases in working capital and other contingencies.

“Unreturned Capital”. shall consist of so much of a Member’s Capital Contributions that have not been returned to such Member by way of distributions under paragraph 7.4(c)(i), (ii) or (iii), or Section 10.13.

(b)           Distribution of Net Ordinary Cash Flow.  Net Ordinary Cash Flow shall be distributed on a monthly basis to the Members according to their Percentage Interests.

(c)           Distribution of Net Extraordinary Cash Flow.  Net Extraordinary Cash Flow shall be distributed within 10 days of a Major Capital Event in the following rank and order:

(i)            First, to Inland, to eliminate the Catch-Up Balance;

(ii)           Second, to a Member whose amount of Unreturned Capital is greater than that of the other Member, until Inland’s and NYSTRS’s Unreturned Capital are equal;

(iii)          Third, to and among the Members in an amount equal to each Member’s Unreturned Capital; provided, however, if there is insufficient Net Extraordinary Cash Flow available for distribution to pay all Members’ Unreturned Capital, then the amount of such distribution shall be made to and among the Members in accordance with the ratio that the amount of each Member’s Unreturned Capital bears to the aggregate Unreturned Capital of all of the Members; and

(iv)          Fourth, among the Members according to their Percentage Interests;

Provided, however, that the net proceeds of Initial Property Senior Financing shall be distributed to the Members in accordance with Sections 7.4(c)(iv) only.  No such distribution shall be treated as a reduction of the Catch-Up Balance under Section 7.4(c)(i) or as a distribution of NIC Funds under Section 5.1(d).

(d)           Incentive Distributions.

(i)            After the aggregate of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow have caused each Member’s internal rate of return as defined herein to equal or exceed 13%, Inland shall be entitled to an incentive distribution (the “Incentive Distribution”) equal to 20% (the “Incentive Distribution

Percentage”) of all amounts that would otherwise be available for distribution to the Members pursuant to Section 7.4(c).  The calculation of the internal rate of return (“IRR”) shall take into account the amount and timing of all Capital Contributions and distributions made hereunder shall be determined in accordance with EXHIBIT 7-C attached hereto.  For purposes of determining whether the IRR has been met hereunder, if any Member hereafter acquires a Property from the Company in accordance with the terms of this Agreement, or otherwise, any distributions made by the Company to the Members as a result of such transaction, whether in cash or in-kind, shall be deemed to have been a distribution of Net Extraordinary Cash Flow to the Members.

(ii)           The Incentive Distribution shall first be calculated within 10 days after the Company (directly or through its Subsidiaries) has sold all of its Properties, and shall be paid to Inland by the Company out of the next distribution of Net Extraordinary Cash Flow to be paid to Members hereunder within 10 days after the calculation of the Incentive Distribution.  Under no circumstances shall the Incentive Distribution be payable during any period of time in which the Company or any Subsidiary owns any Property.  The Incentive Distribution shall be paid to Inland after distributions to satisfy Company Loans, but before distributions to Members in accordance with their Percentage Interests. In the event that the aggregate amount of the Incentive Distribution to be paid to Inland is greater than the amount of Net Extraordinary Cash Flow which is available to satisfy the Incentive Distribution, each Member shall repay to the Company upon demand on a pro rata basis such portion of the distributions previously made by the Company to such Member as shall be necessary to permit the Company to pay the Incentive Distribution which is due to Inland hereunder. After the payment of the Incentive Distribution, any amounts remaining shall be distributed to the Members in accordance with their Percentage Interests.  By way of example, suppose (i) the Net Extraordinary Proceeds from the sale of the last Property owned by the Company are $200, (ii) there are no Company Loans and no Default Contributions have been made, (iii) the Members’ Unreturned Capital is $70 which will be distributed pursuant to Section 7.4(c)(i), (ii) and (iii), as applicable, and (iv) after an additional $30 is distributed to the Members under Section 7.4(c)(iv), each Member will have achieved a 13% IRR.  Then, the next $100 would be distributed as follows:  $20 would be distributed to Inland as an Incentive Distribution, and the remaining $80 would be distributed to NYSTRS and Inland in accordance with their respective Percentage Interests.  See also the illustration in EXHIBIT 7-B.  No amount paid by the Company to

Inland as Incentive Distribution is intended to constitute a fee or other remuneration for services.

(iii)          If at the time at which the Incentive Distribution is to be paid to Inland, the aggregate of the Capital Contributions which have been made by Inland and NYSTRS are not each 50% as the result of the contribution by either party of a Default Contribution, the Incentive Distribution Percentage to be paid to Inland hereunder shall be reduced or increased by the change in Inland’s Percentage Interest from 50%.  By way of example, if as a result of a Default Contribution, the Percentage Interest of Inland has been reduced from 50% to 45% (a 10% reduction), then the Incentive Distribution percentage would be reduced by 10%, from 20% to 18%; however, if the Percentage Interest of Inland has been increased from 50% to 60% (a 20% increase), then the Incentive Distribution percentage would be increased by 20%, from 20% to 24%.

(e)           Repayment of Loans.  Prior to the distribution by the Manager of any Net Ordinary Cash Flow, Net Extraordinary Cash Flow or Incentive Distribution to the Members, the Manager shall cause the principal amount and any interest due and owing on any Company Loan made by Members to the Company to be repaid in full.

(f)            Restrictions on Distributions.  Notwithstanding the distributions contemplated by this Section, if the Company has creditors, no distribution may be made if, after giving effect to such distribution, either (i) the Company would be unable to pay its debts as they become due in the usual course of business or (ii) the net assets of the Company would be less than zero.

7.5          Allocation of Income and Losses.  The agreement of the Members concerning the maintenance of capital accounts, allocation of income and loss, and other related tax matters is set forth in EXHIBIT 7-D, attached hereto and made a part hereof.

7.6          Guarantees.  Notwithstanding the terms of any guarantee or other document executed by a Member or the Manager or any of their affiliates (collectively, a “Guarantor”), the Company shall indemnify and hold harmless any Guarantor who is required to provide a guarantee with respect to any third party indebtedness of the Company.  If any Guarantor is required to make any payment with respect to a guarantee of any Company indebtedness, the Company shall reimburse such Guarantor for such payment and all costs and expenses of the Guarantor in connection therewith from the next distribution of Net Ordinary Cash Flow or Net Extraordinary Cash Flow, before making any other distributions to Members pursuant to this Agreement.  In no event shall the Company make a Capital Call or borrow funds from a third party to reimburse the Guarantor.

ARTICLE 8.

Rights, Duties, Liabilities and Restrictions of the Manager

8.1          Manager.

(a)           Generally.  Subject to the terms of this Agreement, the day-to-day business affairs of the Company shall be managed by a manager (the “Manager”), who shall be appointed and, as the case may be, removed and replaced, in accordance with the terms of this Agreement.

(b)           Number.  There shall be one Manager of the Company.

(c)           Election; Removal; Replacement.  The Members do hereby elect IN Retail Manager, L.L.C. as the initial Manager of the Company.  Members holding all of the Percentage Interests shall have the authority at any time and from time to time hereafter to remove, replace and appoint the Manager. The Person appointed as Manager shall serve as Manager unless and until replaced pursuant to this Section 8.1; provided that, without the unanimous consent of the Members, no Person shall serve as Manager unless said Person is (or is an asset manager for, or an Affiliate of) a Member, and any Person that has previously been appointed as Manager shall immediately cease acting as Manager at such time, if any, as said condition is no longer satisfied.  If the Manager (i) breaches this Agreement by taking actions that constitute Major Decisions without the approval of the Executive Committee, (ii) takes any action or omits to take any action on behalf of the Company that constitutes fraud, bad faith, or wanton and willful misconduct, or (iii) fails in any material respect to satisfy its duties and obligations set forth herein, and such failure is not cured within 30 days after written notice from the other Member (the “Aggrieved Member”) (or, if said failure is not capable of being cured within said 30 day period, then the Manager shall have commenced said cure within said 30 day period and shall thereafter prosecute said cure diligently to completion), then the Aggrieved Member shall have the right by notice to the Manager (the “Replacement Notice”) to designate an asset manager for, or an Affiliate of the Aggrieved Member to replace the Manager and thereafter to serve as Manager, with said replacement to be effective on the thirtieth (30th) day following the furnishing of the Replacement Notice, subject however to the Manager’s rights to dispute said replacement, as provided below in this Section 8.1(c).  If the Manager disputes the basis on which the Replacement Notice is issued by the Aggrieved Member, the Manager shall have the right, to be exercised within thirty (30) days after receiving the Replacement Notice, to submit the matter of whether the Aggrieved Member is entitled to replace the Manager in accordance with this Section 8.1(c) (and no other matter) to the American Arbitration Association in Chicago, Illinois for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures. If the Manager does make such submission within such thirty (30) day period, the Manager shall remain as the Manager unless the arbitrators conclude that the Manager should be replaced by the Aggrieved Member’s designated Affiliate.  The decision of the arbitrators shall be final and may be enforced by the winning party in any court of competent jurisdiction.  All costs of the arbitration and such enforcement shall be borne and promptly paid by the losing party.  The Manager and the Aggrieved Member shall make all submissions to the arbitrators in a timely manner and shall otherwise cooperate to achieve a timely resolution of the dispute. If the arbitrators in the arbitration process set forth above fail to render a decision within one (1) year after the Manager’s submission thereto, the Buy-Sell Option set forth in Section 10.6 shall apply.  Upon the furnishing of an Initiating Notice pursuant to Section 10.6(b), the arbitration process shall be terminated, and no decision shall be rendered.

8.2          Authority of Manager.

(a)           Exclusive Right to Manage.  Subject to the Annual Plan approved by the Executive Committee, and except as otherwise provided herein, (i) the Manager shall have the sole and exclusive right and authority to manage, control and conduct the affairs of the Company, and (ii) the Manager shall make all decisions affecting the affairs and business of the Company and shall carry out the purposes of the Company as set forth herein.

(b)           Power and Authority.  Consistent with the purposes of the Company, the Manager shall have the power and authority, subject to the provisions of this Agreement, to acquire assets; purchase goods and services; sell, exchange, lease, license or otherwise deal in or with any and all assets of the Company; borrow funds to finance the Company’s activities and in connection with such borrowing, mortgage, hypothecate, pledge, lien or otherwise encumber the revenues and assets of the Company; manage or arrange for the management of the Properties, supervise any construction on the Properties, enter into any contract or agreement or amend or cancel the same; invest and reinvest any funds or other assets of the Company, all as incident to or necessary for the operations of the Company.

(c)           Major Decisions.  Notwithstanding any other provisions of this Agreement, the Manager shall not be authorized to take, and shall not take, any of the actions or make any of the decisions that are listed on EXHIBIT 8-A hereto (each a “Major Decision”) without the prior written consent of the Executive Committee.

(d)           Inland Services.  The Company shall retain Inland Commercial Property Management, Inc. (the “Property Manager” pursuant to the Management Agreement and the “Leasing Agent” pursuant to the Leasing Agreement) to provide day-to-day decisions and operations as to the management of the Properties, including, but not limited to, services related to the acquisition, operation and leasing of the Properties as described on EXHIBIT 8-B attached hereto and made a part hereof, which services shall be provided to the Company pursuant to the terms of the Management Agreement, attached hereto as EXHIBIT 8-C (the “Management Agreement”) and the Leasing Agreement, attached hereto as EXHIBIT 8-D and made a part hereof (the “Leasing Agreement”, and collectively, with the Management Agreement, the “Property Agreements”). Property Agreements shall be entered into between the Company and the Property Manager and/or Leasing Agent with respect to each of the Properties.  Upon termination of either of the

Property Agreements as provided therein, Inland agrees to assist NYSTRS in securing an unaffiliated third party property manager and leasing agent satisfactory to both parties.  Inland acknowledges that NYSTRS, acting alone on behalf of Company, shall have the right to exercise Company’s rights and remedies, at law, in equity, or under the Property Agreements, in the event of a breach of the Property Agreements by the Property Manager or the Leasing Agent.

(e)           Insurance.  The Manager shall cause the Company to carry comprehensive liability, fire, terrorism and earthquake insurance (where applicable), extended coverage, and other appropriate insurance coverage as determined by the Manager, including any insurance coverage required by any lender to the Company, with respect to each Property all in form and substance acceptable to the Members.  The required insurance for the Company and its Subsidiaries shall be set forth in the Annual Plan.

(f)            No Duty to Inquire.  Nothing herein contained shall impose any obligation on any person or firm doing business with the Company to inquire as to whether or not a Manager has exceeded his power and authority in executing any contract, lease, mortgage, security agreement, deed or other instrument on behalf of the Company, and any such third person shall be fully protected in relying upon such authority.

(g)           Tax Elections.  Subject to the prior approval of the Executive Committee, the Manager shall have the right to make (and revoke) any and all tax elections for the Company, including, without limitation, an election to adjust the tax basis of Company assets.

(h)           Proscriptions.  The Manager shall have no authority to expend or use Company money or property other than on the account and for the benefit of the Company or to pledge any of the Company’s credit or property for other than Company purposes.

8.3          Annual Plan.

(a)           Annual Plan.  The Manager shall prepare and submit to the Executive Committee for approval a proposal (a “Proposed Annual Plan”) for the following items (collectively, if and to the extent approved by the Executive Committee in accordance with this Agreement, the “Annual Plan”) for the Company and each Subsidiary on an annual basis: (i) an operating budget (the “Operating Budget”) setting forth the estimated revenues and expenses (including variances and contingencies) of the Company and each Subsidiary for the ensuing Calendar Year; (ii) a capital budget (the “Capital Budget”), which shall include the proposed capital expenditures (including variances and contingencies) relating to each Property and sources of funds in connection therewith, including the projected time for, and amount of, any projected Additional Capital Contributions to be required by the Members during the period covered by such budget; and (iii) a leasing budget and plan (including variances and contingencies) for each Property, and leasing guidelines for each Property which will include minimum and maximum length of lease terms and the minimum permissible “economics” of leases (to be specified as a net present value or another reasonable methodology incorporating factors such as minimum rental rates, brokerage commissions, tenant improvement costs, landlord contribution costs and free rent periods) (the “Leasing Guidelines”).  On or prior to the date on which each of the Initial Properties is contributed to the Company, the Executive Committee shall approve an Annual Plan for such Property which will be for the period from the Property Contribution Date (as defined in the Contribution Agreement) through December 31, 2005 (collectively, the “Initial Annual Plan”), which Initial Annual Plan shall be based upon the 2004 stub period budget and the preliminary Annual Plan for 2005 for such Initial Property, approved by NYSTRS pursuant to the Contribution Agreement.  The Proposed Annual Plan for each subsequent Calendar Year of the Company shall be prepared by the Manager and submitted for the approval by the Members, such submission to be made not later than November 1 of the year prior to the Calendar Year covered thereby.

(b)           Revisions to Annual Plan for Additional Property.  In connection with the approval process pursuant to Section 6.2(f), the Manager shall submit to the Executive Committee, concurrently with the request for final approval of the Company’s acquisition of any Additional Property, (i) a proposed amendment to the Annual Plan to reflect the Company’s acquisition of the Additional Property, including proposed modifications to the Capital Budget, for the period of through the end of the calendar year in which the Additional Property is acquired, and (ii) a proposed amendment to the Annual Plan to reflect the sources and uses of funds in connection with said acquisition, including an explanation of any Capital Calls and borrowings that will be required in connection with said acquisition (an “Acquisition Budget”).

(c)           Revisions to Annual Plan for Changes in Receipts and Expenses.  If at any time the Manager believes that the Annual Plan requires modification to reflect changes in Receipts or Expenses not reflected in the then-current Annual Plan, the Manager shall propose an amendment of the Annual Plan.  Any amendment or modification proposed by the Manager with respect to the then-applicable Annual Plan shall be subject to approval by the Executive Committee in accordance with the same procedures as are set forth herein for approval of a Proposed Annual Plan. The Manager shall make itself available to answer question concerning the Proposed Annual Plan from the Executive Committee.

(d)           Procedure for Approval.  Within thirty (30) days after receiving a Proposed Annual Plan from the Manager, the Executive Committee Members appointed by the other Member (for purposes of this Section, referred to as the “Other Member”) shall furnish a written response to the Manager, (i) identifying all elements of the Proposed Annual Plan which said Other Member approves, (ii) identifying any elements of the Proposed Annual Plan which the Other Member disapproves, including an explanation of the reasons for said disapproval, and (iii) proposing specific alternatives to the elements that are disapproved.  The Member that is an Affiliate of the Manager (and its representatives on the Executive Committee) shall automatically be deemed to have approved each Proposed Annual Plan, any modifications thereto, and any modification to any Annual Plan that is submitted by the Manager to the Members.  The Members shall cooperate in good faith in an effort to resolve any disagreements regarding a Proposed Annual Plan prior to the commencement of the Calendar Year to which it relates.  If the Members shall consider for adoption a Proposed Annual Plan for any year and shall fail to adopt it in its entirety because one or more of its elements have been disapproved in accordance with this Section 8.3(d), then the Company shall adopt as the Annual Plan for such year such Proposed Annual Plan exclusive of the items as to which there is disagreement.  If all or any elements of a Proposed Annual Plan have not been approved in accordance with this Section 8.3(d) on or before the start of the Calendar Year to which said Proposed Annual Plan relates (said elements being referred to as “Disapproved Elements”), then the Company may, until the disagreement over such element is resolved, as to each Disapproved Element, expend up to 105% of the amount authorized to be expended for said Disapproved Element for the Calendar Year for which an Annual Plan (or the relevant portions thereof) has been approved .

(e)           Nondiscretionary Items.  Notwithstanding anything to the contrary contained herein, expenditures for Nondiscretionary Items shall not be limited by amounts set forth in an Annual Plan.  As employed herein, the term “Nondiscretionary Items” means items that reasonably must be paid by the Company or any Subsidiary to avoid a material adverse effect on the business, operations or value of the assets of the Company, any Subsidiary or any Property (but not capital expenditures made in connection with the renovation or expansion of a Property unless required by law or contractual obligation or made in connection with the repair or restoration of a Property following the occurrence of a casualty or condemnation).  Without limiting the generality of the foregoing, the Members acknowledge and agree that Nondiscretionary Items include the minimum amount of funds needed to (a) pay and perform when due all of the obligations of the Company under any notes, mortgages and other documents to which the Company is or shall be a party or by which it or its assets are bound and which have been entered into in accordance with the terms hereof, (b) pay when due real estate and other taxes affecting the Company assets, utility charges and insurance premiums for the Company assets and the Company, (c) comply with all laws now or hereafter in force which shall be applicable to all or any part of the Company assets and the operation and management thereof (including the making of capital expenditures required for such compliance), (d) following a casualty, condemnation or deed in lieu thereof in respect of a Property or any portion thereof, restore the Property to its condition (or as near thereto as is practicable) immediately prior to such casualty, condemnation or deed in lieu thereof, (e) pay when due the fees or other amounts owing pursuant to any Occupancy Leases or other contracts or agreements duly entered into or approved pursuant to this Agreement or (f) in the case of an emergency involving an immediate threat to persons, property or the continued operations of the Property, take actions to mitigate or eliminate such threat.

(f)            Long-Term Plan Items. In addition to the foregoing, elements of any Proposed Annual Plan that are approved by the Members, the cost of which the Members expected to be incurred over more than one year (and therefore to be included in more than one Annual Plan) shall be deemed approved in advance with respect to future Annual Plans.

8.4          Bank Accounts.

(a)           Bank Accounts.  Except as set forth herein with respect to proceeds from a Major Capital Event, pending any expenditure, distribution or long-term investment, all funds of the Company shall be deposited in a bank account or accounts as shall be designated by the Manager from time to time (collectively, the “Master Account”); including, but not limited to, an account from which the receipts and expenses of the Properties will be managed, a lock-box account through which rents and other receipts will be collected and such other Company accounts as shall be necessary in connection with the operations of the Company and payment of Company operating expenses. Inland and NYSTRS acknowledge that the funds of third parties may be maintained in the Master Account.  All Expenses of the Properties shall be paid from the Master Account, provided, however, that the Manager shall cause any funds in excess of Expenses of the Properties, including, but not limited to, funds designated hereunder as Reserves, to be transferred to a segregated operating account or accounts for the Company (collectively, the “Operating Account”) on a monthly basis.  Upon the receipt by the Company of proceeds from any Major Capital Event, such funds shall be deposited directly into the Company’s Operating Account.  All withdrawals from accounts maintained for or on behalf of the Company shall be made upon the signature of such person or persons as the Manager may designate.

(b)           Indemnification.  Inland agrees to indemnify and hold NYSTRS harmless from any loss incurred by NYSTRS if the Company loses any funds maintained in the Master Account due to the actions, omissions or financial condition (including without limitation the bankruptcy or insolvency) of any Person other than the Company, its subsidiaries or NYSTRS who has (or is asserted in any bankruptcy or insolvency proceedings to have) an ownership interest in such Master Account, excluding; however,  any bankruptcy, insolvency or similar event related to the financial institution at which the Master Account is maintained.

(c)           Requirement for Segregated Accounts.  NYSTRS shall be entitled to require that the Manager and the Property Manager cause all funds of the Company to be deposited in the Operating Account, and not in the Master Account, if at any time hereafter Inland fails to meet 2 of the 3 ratios described on EXHIBIT 8-E attached hereto (the “Ratios”).  The Manager shall cease to deposit funds in the Master Account and cause all funds of the Company then deposited therein to be transferred to the Operating Account within five (5) days after written notice from NYSTRS that Inland has failed to meet such Ratios as reasonably determined by NYSTRS after review of any filing made by Inland with the Securities and Exchange Commission setting forth the financial information required to determine the Ratios (the “Filing”).  In the event that based upon the next Filing made by Inland, Inland’s financial position has changed such that Inland has cured the failure to meet 2 of the 3 Ratios, the Manager and the Property Manager, may, upon written notice from the Manager to NYSTRS (containing a copy of such Filing), again deposit Company funds in the Master Account; provided, however, that the right to cure the failure the meet the Ratios may only be exercised by Inland twice, and upon the third failure to meet the Ratios, all Company funds shall thereafter be deposited solely to the Operating Account, and no deposits of Company funds may thereafter be made in the Master Account.

8.5          Compensation of Manager.  Except as otherwise set forth in this Agreement, during the term of the Company, the Manager shall not be entitled to any fees or other remunerations for its services as Manager of the Company.

8.6          Expenditures by Manager.  The Company shall reimburse the Manager for any costs that may be expended by the Manager on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

8.7          Liability of Manager.  The Manager (which for purposes of this Section 8.6 and Section 8.7 shall include his partners, officers, directors, shareholders, members, managers, employees, agents, affiliates and legal representatives) shall not be liable to a Member or the Company for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Company, or for losses due to such mistakes, action or inaction, or for the negligence of any employee, provided that such employee was supervised with reasonable care, or for the negligence, dishonesty or bad faith of any broker or other agent of the Company, provided that such broker or agent was selected, engaged or retained and supervised with reasonable care. The Manager may consult with counsel and accountants in respect of Company affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care.  The Members shall look solely to the assets of the Company for the return of their capital and, if the assets of the Company remaining after payment or discharge of the debts and liabilities of the Company are insufficient to return such capital, they shall have no recourse against the Manager for such purpose.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section shall not be construed to relieve (or attempt to relieve) the Manager for any liability it may have to a Member or the Company for any actions by the Manager, or its agents or employees, which constitute the breach or violation of its obligations under or in connection with this Agreement or any liability by reason of gross negligence, recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section to the fullest extent permitted by law.

8.8          Indemnity.

(a)           Company Indemnity.  The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Member and its Affiliates, including without limitation the Manager (collectively, the “Indemnified Party”) against any losses, claims, cost, expenses, damages, demands or liabilities to which such Indemnified Party may become subject as a result of claims brought by third parties (i.e., any Person that is not an Affiliate of NYSTRS or Inland) in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnified Party in connection with this Agreement or the Company’s business or affairs; but only to the extent that such act or omission (i) was not attributable to such

Indemnified Party’s fraud, bad faith, willful misconduct or gross negligence and (ii) did not constitute a breach or violation by said Indemnified Party of its obligations under or in connection with this Agreement.  If an Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall make advances to such Indemnified Party for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnified Party shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Party was not entitled to be indemnified by the Company in connection with such action, proceeding or investigation. Any indemnity under this Section 8.7(a) shall be paid solely out of and to the extent of Company assets and shall not be a personal obligation of any Member.

(b)           Release and Member Indemnity. Each Member hereby releases the other Member, the Manager and each of their Affiliates and holds them harmless from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of or incidental to any action or omission of the Member or the Manager taken or omitted to be taken reasonably and in good faith and in conformity with the material terms of this Agreement, except to the extent that such actions or omissions arise out of or are incidental to the fraud, bad faith, willful misconduct or gross negligence of such party.  To the extent not released hereby, each Member and the Manager (each such Person being referred to herein as an “Indemnitor”) shall indemnify, defend and hold harmless the Company and each of the other Members and their Affiliates from and against any and all claims, demands, liabilities, costs, damages, expenses and cause of action of any nature whatsoever arising out of or incidental to any act performed by or on behalf the Indemnitor not taken reasonably and in good faith and in conformity with the material terms of this Agreement, or out of or incidental to fraud, bad faith, willful misconduct or gross negligence.  A Member whose Affiliate is serving as the Manager shall be jointly and severally liable with said Affiliate for the performance of the Manager’s obligations as an Indemnitor under this Section 8.7(b).

(c)           Survival. The provisions of this Section 8.7 shall survive for a period of two years from the date of dissolution of the Company, provided that if at the end of such period there are any actions, proceedings or investigations then pending, an Indemnified Party may so notify the Company, the Members and the Manager at such time (unless the Indemnified Party has previously provided notice to the Company, the Members and the Manager of such matter), which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein and the provisions of this Section 8.7 shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) for which the Company had notice until such date that such action, proceeding or investigation is finally resolved, and the obligations of the Company under this Section 8.7 shall be satisfied solely out of Company assets.

(d)           Expenses.  To the extent that a Manager, Member, officer, employee or agent of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in paragraph (a) or (b), above, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by the person in connection therewith.

(e)           Determination.  Any indemnification under paragraphs (a) and (b), above (unless ordered by a court), shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the manager, member officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in either paragraph (a) or (b), above.  The determination shall be made by the Executive Committee, excluding any member of the Executive Committee appointed by a Member who (or whose Affiliate) is a party to the action, suit or proceeding.

(f)            Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding, as authorized by the Manager or Members in the specific case, as provided in paragraph (d), above, upon receipt of an undertaking by or on behalf of the manager, member, officer, employee or agent to repay that amount, unless it shall ultimately be determined that the person is entitled to be indemnified by the Company as authorized in this Section 8.7.

(g)           Indemnification Not Exclusive.  The indemnification provided by this Section 8.7 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Company’s Certificate of Formation, or any agreement, vote of members or disinterested managers, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, manager, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(h)           Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, manager, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any capacity, or arising out of the person’s status as such, whether or not the Company would have the power to indemnify the person against the liability under the provisions of this Section 8.7.

(i)            Report to Members.  If the Company has paid indemnity or has advanced expenses to a manager, member, officer, employee or agent, the Company shall promptly report the indemnification or advance in writing to the Members.

(j)            Definitions.  For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, officer, employee or agent of the Company that imposes duties on, or involves services by the manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.  A person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 8.7.

8.9          Tax Matters Member.  Inland shall be the Company’s “Tax Matters Partner” as defined in Code Section 6231(a)(7) (the “TMP”).  The TMP shall have the right to resign by giving 30 days written notice to the Members.  Upon the resignation of the TMP, a successor TMP shall be selected by the Members.  The TMP shall employ experienced tax counsel to represent the Company in connection with any audit or investigation of the Company by the Internal Revenue Service (the “Service”) and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The Company shall not be obligated to pay any fees or other compensation to the TMP in its capacity as such; provided, however, that all reasonable expenses incurred by the TMP in serving as the TMP shall be a Company expenses and the TMP shall be reimbursed by the Company in connection therewith.  Notwithstanding the foregoing, it shall be the responsibility of the Manager and of each Member, at their expense, to employ tax counsel to represent their respective separate interests.  If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Members, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the Capital Accounts of those Members on whose behalf such fees and expenses were incurred.  The TMP shall keep the Members informed of all administrative and judicial proceedings, as required by Code Section 6223(g), and shall furnish to each Member a copy of each notice or other material communication received by the TMP from the Service, and each notice or other communication sent by the TMP to the Service, except such notices or communications as are sent directly to such Member by the Service.  The relationship of the TMP to the Members is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Company and all of the Members.  Notwithstanding the foregoing, the TMP shall not take any position or action with the Service without prior approval from the Members, including but not limited to any decision:

(a)           to enter into a settlement agreement which purports to bind Members other than the TMP;

(b)           to file a petition contemplated in Section 6226(a) or 6228(a) of the Code;

(c)           to file any request contemplated in Section 6227(b) of the Code;

(d)           to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

To the fullest extent permitted by law, the Company agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect of (i) all reasonable fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the Manager or the Company that arise out of or in any way relate to the TMP’s status as TMP for the Company, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken reasonably and in good faith to promote the best interests of the Company in accordance with this Agreement or (ii) to have constituted gross negligence, recklessness, intentional wrongdoing or breach or violation of this Agreement by the TMP.

ARTICLE 9.

Membership

9.1          Rights and Obligations of the Members.  Except as otherwise provided in this Agreement to the contrary, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

9.2          Approval of Members.  Whenever any vote or consent of the Members shall be required pursuant to this Agreement, such vote or consent shall require the unanimous agreement of all of the Members.

9.3          Executive Committee.

(a)           Executive Committee.  When and to the extent that the Members are required to vote or consent or otherwise take any action hereunder, including, but not limited to, the approval of any Major Decisions, such vote, consent or action on the part of the Members shall be taken on behalf of the Members by the Executive Committee (the “Executive Committee”), except for the approval of the acquisition by the Company of any Additional Property, which acquisition must be approved by the Members in accordance with the procedure described in Section 6.2.

(b)           Number.  There shall be four (4) members of the Executive Committee.

(c)           Election; Removal; Replacement.  Inland does hereby elect Mark Zalatoris and Scott Carr to act on behalf of Inland on the Executive Committee (individually, an “Inland Executive Committee Member”, and collectively, the “Inland Executive Committee Members”) with David Kayner designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two Inland Executive Committee Members.  Notwithstanding anything to the contrary contained herein, Inland shall have the authority at any time and from time to time to remove and replace any Inland Executive Committee Member (and any successor thereto). NYSTRS does hereby elect Brian Lantz and Mark Bratt to act on behalf of NYSTRS on the Executive Committee (individually, an “NYSTRS Executive Committee

Member”, and collectively, the “NYSTRS Executive Committee Members”) with Jay Raghavan designated as an alternate with the right to attend and vote at any meeting of the Executive Committee not attended by either or both of the other two NYSTRS Executive Committee Members.  Notwithstanding anything to the contrary contained herein, NYSTRS shall have the authority at any time and from time to time to remove and replace any NYSTRS Executive Committee Member (and any successor thereto).  If any Executive Committee Member is not available to attend and vote at any meeting of the Executive Committee, then the alternate Executive Committee Member named by such Member shall be entitled to act as an Executive Committee Member after notice from the Member whose alternate will be attending and voting to the other Member.  The Executive Committee Members, the Manager and the other Member shall be entitled to act in reliance upon the votes cast or the consents given by any alternate Executive Committee Member.

(d)           Decisions.  Whenever the Executive Committee shall be required to take any action, make any decision or exercise any discretion, the action, decision or exercise of discretion shall require the concurrence of all of the persons appointed to the Executive Committee.  Whenever the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case shall be, shall be required to take any action, make any decision or exercise any discretion on behalf of the Member which such Executive Committee Members represent, such action, decision or exercise of discretion by the Inland Executive Committee Members or the NYSTRS Executive Committee Members, as the case may be, shall require the concurrence of all of the persons appointed as the Inland Executive Committee Members or the NYSTRS Executive Committee Members.

(e)           Meetings of the Executive Committee Members.  Regular meetings of the Executive Committee Members may be held on a monthly or other basis as agreed to by the Executive Committee Members from time to time.  Special meetings of the Executive Committee may be called for any purpose at any time by any Executive Committee Member.  Meetings shall be held at the principal office of the Company or such other place as may be designated by the Executive Committee Members. Any actions required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting upon the unanimous written consent of the Executive Committee Members. Executive Committee Members may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak to each other.

(f)            Officers of the Company.  The Executive Committee may from time to time appoint one or more persons to serve as officers of the Company, in such capacities and with such delegated rights and powers as the Executive Committee may unanimously approve; provided, however, that no such officer shall have any different or greater rights and powers than the Manager has under this Agreement.  Officers appointed by the Executive Committee shall be entitled to be indemnified by the Company in accordance with Section 8.7.

(g)           Continuation of Business.  Upon the recommendation of the Manager, the Executive Committee shall approve all actions necessary (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (2) for the accomplishment of the Company’s purposes.

(h)           Time.  The Executive Committee Members shall devote to the Company such time as may be necessary for the proper performance of all of their duties under this Agreement, but the Executive Committee Members shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Executive Committee Members.  The Executive Committee Members shall not incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

(i)            Restrictions on Authority of the Executive Committee.  Without the consent of all Members, the Executive Committee shall have no authority to:

(A)          do any act in contravention of this Agreement or the Act;

(B)          possess property, or assign rights in specific Company property, for other than a Company purpose; or

(C)          knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction.

(j)            Liability of Executive Committee Members.  The Executive Committee Members shall not be liable to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of the Executive Committee if the act or omission did not constitute fraud, bad faith, gross negligence, or willful or wanton misconduct.  For purposes of this Agreement, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of independent legal counsel or independent certified public accountants unanimously selected by the Executive Committee, will be presumed to have been done or omitted to be done in good faith and not to constitute fraud, bad faith, gross negligence or willful or wanton misconduct.

(k)           Compensation.  The Executive Committee Members shall not be entitled to compensation for their services as a member of the Executive Committee.

9.4          Liability.  No Member shall be personally liable for any of the debts of the Company or any of the losses thereof beyond the amount contributed or required to be contributed by it to the Company under this Agreement and as otherwise specified in the Act.

9.5          Expenses of Members.  The Company shall reimburse the Members for any costs that may be expended by them on behalf of the Company in accordance with this Agreement made out of funds other than those of the Company.

ARTICLE 10.

Admission of Additional Members; Assignment Provisions

10.1        Additional Members and Membership Interests.  No additional Members may be admitted to the Company, other than any Transferee of the Interests in the Company currently owned by NYSTRS or Inland, as the case may be, as and to the extent permitted under this Agreement.  No additional membership interests in the Company may be issued.

10.2        General Provisions.  The following rules shall apply to transfers of Company interests and the admission of additional persons to the Company:

(a)           Definitions.  The following terms shall have the following meaning:

“Interest”.  The interest of each Member in the Company attributable to its status as a Member of the Company, including the right of such Member to any and all Distributions and other benefits (including management and voting rights) to which such Member may be entitled as provided in this Agreement and under applicable law, subject to all liabilities and obligations of such Member as provided in this Agreement and under applicable law.

“Transfer”.  As a noun, the transfer, sale, assignment, conveyance, gift, mortgage, pledge, hypothecation, charge or other encumbrance of a Member’s Interest (or, as the context may require, a direct or indirect interest in any Member), in whole or in part, whether voluntarily or by operation of law, or the entry by a Member into any agreement or contract to do so (that is not conditioned on any approval or other conditions required hereunder), or the consent by or permission of a Member to any of the foregoing with respect to such Member’s Interest (or a direct or indirect interest in such Member), or the sufferance by a Member of any third person to do any of the foregoing; and as a verb, to take any of the preceding actions; provided that:

(A)          In the case of NYSTRS, no Transfer shall be deemed to have occurred by reason of any change from time to time in the beneficiaries of NYSTRS or any merger or reorganization of NYSTRS with or into any other New York State-sponsored pension plan or retirement plan;

(B)          In the case of Inland, notwithstanding any other provision of this Agreement to the contrary, no Transfer shall be deemed to have occurred by reason of (A) any merger or reorganization of Inland with or into Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. or Inland American Real Estate Trust, Inc., regardless of whether Inland is the survivor, (B) any merger or reorganization of Inland with or into any other entity, provided that either (i) Inland is the survivor, or, (ii) if Inland is not the survivor in a merger with any other entity, two or more of the key executives named in Section 10.7 continue to be involved in the operation of the Company in substantially similar capacities and the net worth of the surviving entity is equal to or greater than the net worth of Inland on or prior to the date of merger, or (C) any transfer by any owner of any securities issued by any Member or any direct or indirect owner of any Member pursuant to a transaction occurring in the ordinary course of trading of publicly traded securities, if the securities were issued pursuant to a registration statement that has been filed with and declared effective by the United States Securities and Exchange Commission, subject only to any required consent of the mortgage or beneficiary under any deed of trust of any property of the Company; provided, however, no Change of Control shall have occurred in connection with any of the foregoing.

“Change of Control”.  Shall mean that a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the membership interests of Inland as of the date hereof) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d3 under the Exchange Act) of securities of Inland representing more than twenty percent (20%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the management committee or board of managers of Inland, or shall otherwise have the right to direct the management of Inland.

“Transfer Affiliate”.  With respect to each Member, any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, such Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

(b)           Restrictions on Transfer.  Except as expressly permitted in Sections 10.2(e) and (f), no Member shall Transfer, or cause or permit the Transfer of, all or any portion of its Interest or any interest therein, without obtaining the prior written consent of the other Member.  Such consent may be given or withheld in the sole and absolute discretion of any Member, whether reasonable or unreasonable under the circumstances.  Any Transfer, or purported Transfer, of all or any part of an Interest made in violation of the provisions of this Article 10 shall be void and of no force or effect against the Company, the other Member, any creditor of the Company or any claimant against the Company.  If a Member consents to a Transfer of the Interest of another Member or if a Member effects a Transfer of its Interest permitted under this Article 10, then the giving of any such consent or the making of such permitted Transfer in any one or more instances shall not limit or waive the requirement for such consent or the application of the provisions of this Article 10 to any other or subsequent Transfer of such Member’s Interest.

(c)           Condition to All Transfers.  It shall be a condition to any Transfer that any required consent to such Transfer by any Secured Lender shall have been obtained.  It shall also be a condition to the effectiveness of any Transfer of all or part of the Interest of a Member to a Person other than a Member, including Transfers otherwise permitted by Section 10.2(e) or (f), and a condition to the purported transferee of such Transfer being admitted as a Member of the Company or otherwise being entitled to any benefits or rights under this Agreement or otherwise associated with such Interest, that:

(i)            except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), (a) the transferee shall execute and deliver to the other Member a written agreement reasonably satisfactory to the other Member accepting and adopting the terms of this Agreement and unconditionally assuming and agreeing to be bound by all obligations, conditions and covenants of the transferring Member hereunder with respect to the Interest transferred (whether in existence at the time of such Transfer or accruing thereafter), and (b) any guarantor of the obligations of the transferor under this Agreement shall execute a written guaranty of the obligations of the transferee hereunder, to the same extent and on the same terms as such guaranty of the transferor’s obligations;

(ii)           except in the case of a Transfer of ownership interests in a Member permitted by Section 10.2(e), the other Member shall have received such evidence (including opinions of counsel) of the due authorization, execution and delivery of instruments by, and the validity and enforceability of such instruments against, such transferee as the other Member shall reasonably request; and

(iii)          the other Member, at its option, shall have received an opinion of counsel reasonably acceptable to the other Member that (a) such Transfer shall not violate any federal or applicable state securities law or cause the Company to fail to qualify for an exemption from registration under the federal and any applicable state securities laws, and (b) such Transfer will not result in the imposition of fiduciary responsibility on the Company, any Member or any Affiliate of any Member under the Employee Retirement Income and Security Act of 1974, as amended from time to time (“ERISA”).

(d)           Indirect Transfers.  If an Interest is at any time held by a Member that is a partnership, corporation, limited liability company, trust or other person, any Transfer of a direct or indirect ownership interest in such Member shall be deemed a Transfer of the Interest of such Member and subject to the provisions of Section 10.2, except as expressly provided in Section 10.2(e) or (f) or in the definition of “Transfer.”

(e)           Certain Permitted Transfers.  Notwithstanding the provisions of Sections 10.2(b) and (d), but subject to the limitations of Section 10.2(c), any Person who is a stockholder, partner, member or other direct or indirect owner of any Member may, from time to time, Transfer all or a portion of such Person’s direct or indirect interest in such Member to any Person, provided that (a) any required consent of the mortgagee or beneficiary under any mortgage or deed of trust of any of the property of the Company has been received, (b) either (i) the assignee of such interest satisfies the provisions set forth in Section 10.2(g) or (ii) the Members receive other evidence satisfactory to each of them that the proposed Transfer shall not result in adverse consequences to such Member or the Company relating to ERISA, and (c) after giving effect to such Transfer, such Member would come within the definition of a “Transfer Affiliate” as applied to such Member as constituted on the date of this Agreement.

(f)            Transfers to Transfer Affiliates.  Subject to the limitations of Section 10.2(c), each Member shall have the right, at any time or from time to time, without the consent of the Manager or any other Member, to sell or assign all or any portion of its Interest to a Transfer Affiliate of such Member.  In the event of any such transfer, the transferee shall assume all obligations of the transferor attributable to the Interest transferred, in accordance with Section 10.2(c), provided that the transferor shall not thereby be released and shall continue to be jointly and severally liable with such transferee for all such obligations.  Furthermore, any transferee of all or any portion of the Interest of a Member shall have the right, pursuant to this Section 10.2(f), to assign all or any portion of its Interest to such Member or any Transfer Affiliate of such Member, except that if a Member has assigned its entire Interest, any further assignment of all or any portion of such Interest shall be subject to the provisions of this Article 10.  If a Member shall transfer less than its entire Interest to a Transfer Affiliate, references to such Member in this Agreement shall refer to such Member and its Transfer Affiliate collectively, and such transferor Member shall be authorized to act on behalf of such Transfer Affiliate for all purposes under this Agreement.

(g)           ERISA Provisions.  A purchaser or assignee referred to in Section 10.2(b) shall satisfy the provisions of this Section 10.2(g) if (a) such Person is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) the assets of such Person do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3101, and (c) such Person is not a “governmental plan” within the meaning of Section 3(32) of ERISA.  Each Member hereby agrees to indemnify, defend and hold the other Member harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in such other Member’s sole discretion) that such other Member may incur, directly or indirectly, as a result of a Transfer of a direct or indirect interest in such Member to any Person not satisfying the provisions of this Section 10.2(g).

(h)           Binding Effect.  Any person acquiring or claiming an interest in the Company, in any manner whatsoever, shall be subject to and bound by all terms, conditions and obligations hereof to which its predecessor in interest, if any, was subject or bound, without regard to whether such person has executed a counterpart hereof or any other document contemplated hereby.  No person, including the legal representatives, heirs or legatees of a deceased Member, shall have any rights or obligations greater than those set forth herein and no person shall acquire an interest in the Company or become a Member except as permitted hereby.

(i)            Actions Prior to Acceptance of Assignment.  The Company and the Manager shall be entitled to treat the assignor of the assigned interest as the absolute owner thereof in all respects and shall incur no liability for distributions made in good faith to such assignor prior to such time as the documents specified in paragraph (a), above, have been delivered to and accepted by the Manager.

(j)            Costs.  The costs incurred by the Company in processing an assignment (including attorney’s fees) shall be borne by the assignee, and shall be payable prior to and as a condition of admission to the Company.

10.3        Transfers by the Manager Prohibited.  The Manager’s interest in the Company is that of an agent of the Company and is not susceptible of being sold, assigned, pledged, mortgaged or otherwise disposed of or transferred.

10.4        Transfers by Members.

(a)           Continuation of Company Upon Certain Events.  The death, disability, court declaration of incompetence, bankruptcy, dissolution, liquidation or other dissociation of a Member shall not dissolve the Company, but it shall be continued with the successor or legal representative of the Member; such successor or legal representative shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the written consent of the Members.

(b)           Restrictions of Transfer.  In addition to the general restrictions set forth herein, no Member shall sell, exchange, pledge, mortgage, hypothecate or otherwise transfer or encumber its interest in the Company without the prior written consent of the Members. Any such transfer or encumbrance shall be void from inception and of no force or effect whatsoever.

10.5        Option to Sell Interests or Properties.

(a)           Option to Sell.  At any time after (i) the second anniversary of the acquisition of any of the Initial Properties, or (ii) the second anniversary of the acquisition of any Additional Property (collectively, the “Investment Period”), any Member can seek to obtain a bona fide offer to sell to a third party for cash either (a) all (but not less than all) of its interest in the Company, or (b) one or more Properties owned by the Company; provided that the Property to be sold has been held for two years (the “Offered Interest”).  Prior to obtaining such offer, the Member that desires to sell the

Offered Interest (the “Selling Member”) shall furnish the Manager and the other Member (the “Other Member”) with notice setting forth the cash price (subject to adjustment as set forth in Section 10.11(i)) and any other material economic terms at which the Selling Member will agree to sell the Offered Interest (the “Offer Notice”).  The provisions of this Section shall not apply to a transfer described in Section 10.2(e) or (f), above.  If the Offered Interest consists of more than one Property, the Selling Member shall submit a separate Offer Notice with respect to each such Property, and the procedures of this Section 10.5 shall apply separately and independently with respect to each Offer Notice (so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Offered Interest shall refer separately to each Property, rather than to such Properties collectively.  Under no circumstances shall any Member have the right to Transfer its Interest in the Company, pursuant to this Section 10.5, to any “Prohibited Transferee.”  As employed herein, the term Prohibited Transferee shall mean:

(x)           with respect to NYSTRS, Donahue Schriber or Edens & Avant; and

(y)           with respect to Inland, transferees who are not operators of retail properties with an equity capitalization of at least $750,000,000.

(b)           Response Notice.  The Other Member shall have the right and option (the “Option”) to purchase all (but not less than all) of the Offered Interest at the purchase price set forth in the Offer Notice (subject to adjustment as set forth in Section 10.11(i)), said Option being exercised by notice from the Other Member to the Selling Member and the Manager (the “Response Notice”) on or before the 30th day after the Other Member’s receipt of the Offer Notice.  The Response Notice shall be accompanied by written evidence of the deposit by the Other Member with a third-party escrow agent selected by the Other Member (the “Escrow Agent”) in an amount equal to the lesser of 5% of the cash price set forth in the Offer Notice or $1,000,000, as the case may be.

(c)           Closing.  If the Other Member elects to exercise its Option to acquire the entire Offered Interest, the Selling Member shall sell and assign the Offered Interest or shall consent to the Company’s sale of the Offered Interest, as the case may be, to the Other Member, which sale and assignment shall be closed at the Company’s principal office or such other location as the Members may mutually agree, at any time on or before the 60th day following the Other Member’s receipt of the Offer Notice or on such later date as the Members may agree.  At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(d)           Rejection of Option.  If the Selling Member wishes to sell its interest in the Company and the Other Member does not agree to purchase all of the Offered Interest, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired.   If the Selling Member desires to sell more than one Property, and the Other Member does not agree to purchase one or more of the Properties as set forth in the

Response Notice delivered hereunder by the Other Member, the Option provided to the Other Member in this Section shall be deemed to have lapsed and expired as to the Property which the Other Member has not agreed to purchase.  If the Other Member fails to deliver a Response Notice required hereunder, such failure shall mean that the Other Member does not agree to the purchase described herein, and the Option provided to the Other Member shall be deemed to have lapsed and expired.  Thereupon, the Selling Member shall be entitled to sell and assign the its interest in the Company or the Property or Properties which the Other Member did not agree to purchase for an all-cash purchase price, to any bona fide third party and in connection therewith shall have the right to engage brokers, attorneys and other consultants not Affiliated with the Selling Member on behalf of the Company, on terms acceptable to the Selling Member; provided, however, such sale or assignment (i) is consummated for a purchase price which is not less than 100% of the price set forth in the Offer Notice and upon other economic terms that are not more favorable to the buyer than those set forth in the Offer Notice, and (ii) is closed within 12 months of the date the Offer was originally received by the Selling Member. In the event that the Offered Interest is not transferred in accordance with the terms and conditions set forth herein, the Option shall be reinstated, and the Offer Notice shall again be required to be given to the Other Member as set forth herein.  In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4(d), above.

(e)           Two-year Holding Period Requirement.  Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.5, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Pr operties) if there are any Properties owned by the Company which have been held for less than two years.

10.6        Option to Buy Interests or Properties.

(a)           Buy-Sell Notice.  At any time after the Investment Period, any Member (the “Initiating Member”) may give written notice (the “Buy-Sell Notice”) to the other Member (the “Responding Member”) stating the Initiating Member’s determination of either (i) the value of the Company (the “Company Value”) or the value of one or more Properties of the Company (the “Selling Properties”) that the Initiating Member desires that the Company sell (the “Property Value”).  In the case of the Property Value, the Property Value shall be the gross fair market value of the Property or Properties.  In the case of the Company Value, the Company Value shall be the gross fair market value of all of the Properties and other tangible Company assets.  The Buy-Sell Notice shall state that the Initiating Member is willing to (a) in the case of the interests in the Company, buy all of the Responding Member’s interests in the Company or (b) in the case of the Selling Properties, purchase from the Company the Selling Properties for the Property Value (subject to adjustment as set forth in Section 10.11(i)). If the Buy-Sell Notice would relate to the purchase of more than one Property, the Selling Member shall submit separate Buy-Sell Notices with respect to each such Property, and the procedures of this Section 10.6 shall apply separately and independently with respect to each Offer Notice

(so that, for example, the Other Member may deliver a separate Response Notice with respect to each Property), and the term Selling Properties shall refer separately to each Property, rather than to such Properties collectively.

(b)           Response Notice.  On or before the 60th day after the receipt by the Responding Member of the Buy-Sell Notice, the Responding Member may give written notice (the “Response Notice”) either (i) accepting the Initiating Member’s offer to purchase all of the Responding Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, or (ii) agreeing to purchase all of the Initiating Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be, in either case subject to adjustment as set forth in Section 10.11(i).  If the Response Notice provides that the Responding Member is agreeing to purchase all of the Initiating Member’s interests in the Company or the Selling Properties, the Response Notice shall be accompanied by the tender to a third-party escrow agent selected by the Initiating Member (the “Escrow Agent”) in an amount equal to the lesser of 5% of (i) the Company Value or the Property Value, or (ii) $1,000,000, as the case may be (the “Buy-Sell Deposit”).  If the Response Notice accepts the Initiating Member’s offer to purchase, then within five (5) business days after its receipt of the Response Notice, the Initiating Member shall tender to the Escrow Agent an amount equal to the Buy-Sell Deposit with respect to the Selling Property or the selling Member’s Interest, as the case may be.  If the Responding Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), the Response Notice shall be deemed defective, with the same consequences as through the Response Notice had not been delivered.  If the Initiating Member fails to deposit the Buy-Sell Deposit as and when required pursuant to this paragraph (b), and such failure is not cured within 5 business days after written notice from the other Member, the Initiating Member shall be in default of this Agreement, and shall be deemed to be a “Defaulted Member,” with the consequences set forth in Section 10.11(k) below.

(c)           Purchase Price.  Upon the sale of any Member’s interest in the Company pursuant to this Section or the sale of the Selling Properties for the Property Value, the buying Member shall pay to the selling Member cash in the amount that the selling Member would have received had the Company received the Company Value or the Property Value, as the case may be, and the same was distributed by the Company to the Members as provided in Section 7.4(c) and, if applicable, Section 7.4 (d) above.  The Company Value or the Property Value, as the case may be, shall be adjusted for any outstanding indebtedness, and any transaction costs, expenses and prorations in accordance with Section 10.11.

(d)           Failure to Respond.  If the Responding Member does not deliver the Response Notice to the Initiating Member as set forth herein, then the Responding Member shall be deemed to have accepted the offer of the Initiating Member to purchase all of the Responding Member’s interests in the Company or purchase the Selling Properties for the Property Value, as the case may be.

(e)           Closing.  The closing of any purchase made under this Section shall be held at the principal place of business of the Company or such other location as the Members may mutually agree, on a date designated by the Member who is purchasing the interests in the Company, but in no event later than 30 days after the date when all existing options to purchase have been exercised or have expired.  At the closing, payment of the purchase price for the interests in the Company or the Selling Properties, as the case may be, purchased pursuant to the exercise of any rights or option arising under this Section shall be paid in full by wire transfer of immediately available funds.

(f)            Two-year Holding Period Requirement.  Except to the extent provided in Section 10.7, and notwithstanding anything to the contrary contained in this Section 10.6, no Member can seek to sell all of its interest in the Company (as opposed to an interest in one or more of the Properties) if there are any Properties owned by the Company which have been held for less than two years.

10.7        Early Exercise of Sale Procedures.

(a)           Events Triggering Sale of Interests or Properties.  Upon the occurrence of any of the events described in Section 10.7(b) (a “Buy-Out Event”), the provisions of Section 10.5 and 10.6 may be exercised at any time from and after the date of this Agreement by the Members as follows:

(i)            Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(i), the procedures described in Sections 10.5 or 10.6 may be initiated by any Member; and

(ii)           Upon the occurrence of a Buy-Out Event described in Section 10.7(b)(ii) through and including (xiv), the procedures described in Sections 10.5 or 10.6 may only be initiated by the Member who has not given rise to the Buy-Out Event.

(b)           Buy-Out Events.  For purposes of this Agreement, each of the following shall be considered a “Buy-Out Event”:

(i)            The Executive Committee is unable to reach unanimous agreement as to a Major Decision, and such impasse is not resolved by unanimous vote of the Members, acting individually, and not through the Executive Committee, within a 60-day period.

(ii)           A Member becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or the Member applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Member, or makes a general assignment for the benefit of creditors; or in the absence of such an application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Member or for a substantial part of the property of the Member, and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Member, and, if instituted against the Member, is consented to or acquiesced in by the Member or remains for thirty (30) days undismissed; or any warrant or attachment or similar legal process is issued against any Member or any substantial part of its property which is not released within thirty (30) days of service.

(iii)          The failure of a Member (or, if said Member has an Affiliate serving as the Manager of the Company, the failure of said Member’s Affiliate) to perform any material term, condition or obligations under this Agreement or any other agreement governing the Company or its interest in any Property, and such failure continues beyond any applicable notice and/or cure period, or if none is provided, if such failure is not cured within 30 days after written notice specifying such failure from the other Member, which cure period shall be extended for such longer period as is necessary if the default is by its nature not capable of being cured within 30 days and the notified Member (or its Affiliate) has promptly commenced and is diligently proceeding to cure such failure.

(iv)          Any attempted sale, transfer or assignment or hypothecation of any Member’s interest in the Company, or any part thereof, that is not permitted in accordance with the terms of this Agreement, including, but not limited to, a Transfer hereunder which is not permitted under Section 10.2 or Section 10.5 hereof.

(v)           Upon any termination, dissolution or liquidation of any Member.

(vi)          The entry of any final judgment or decree of a court or governmental agency having proper jurisdiction, declaring any Member guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity.

(vii)         Misapplication by any Member or any affiliate or subsidiary thereof of any funds of the Company or any affiliate or subsidiary of the Company, which funds are not properly reapplied within 15 days after written notice thereof from the Company.

(viii)        Fraud or intentional misrepresentation by any Member or any affiliate or subsidiary thereof of a material fact to another Member or any affiliate or subsidiary of such other Member, whether or not with respect to the business or affairs of the Company, which affects the business, operations, assets or reputation of the Company.

(ix)          Willful or intentional misconduct by the Member or any affiliate or subsidiary thereof with respect to the business, operations or assets of the Company.

(x)           An attempt by the Member to partition the property of the Company in violation of this Agreement.

(xi)          An attempt by the Member to withdraw from the Company in violation of this Agreement.

(xii)         A failure by a Member to contribute capital to the Company which such Member has agreed to contribute pursuant to Section 5.2 of this Agreement.

(xiii)        If two or more of Mark Zalatoris, Scott Carr, Bill Anderson or Brett Brown cease to be full-time employees of Inland at any time within the Acquisition Period, and such persons are not replaced by Inland with executives with similar experience within 120 day of the cessation of their employment subject to the approval of NYSTRS in its sole discretion.

(xiv)        The termination of the REIT Agreement described in Section 13.5 hereof.

10.8        Inland Stock as Consideration.  In the event that Inland is the acquirer of any Property or NYSTRS Interests pursuant to the exercise of the procedures described in Sections 10.5 or 10.6, NYSTRS, at its sole option, may elect to require that some or all of the cash consideration that would otherwise be due to NYSTRS be paid in the common stock of Inland (the “Stock”); provided, however, that the portion of the consideration to be paid in Stock shall be no more than 8.5% of the aggregate equity capitalization of Inland for the Calendar Year ended immediately prior to the issuance of the Stock.  The Stock shall be issued at a price based upon the trailing 30 calendar day average price as of the date of issuance, less a 2.5% discount with respect to the typical costs which would otherwise have been incurred by Inland in connection with the offering of the Stock, and shall be subject to the terms of a lock-up agreement between Inland and NYSTRS pursuant to which NYSTRS shall agree not to sell or otherwise transfer the Stock for 18 months after issuance by Inland, and such other reasonable terms and conditions as may be required by Inland which shall not unreasonably restrict transfer of the Stock.  NYSTRS agrees to make such other covenants, agreements, representations and warranties and execute and deliver such other documents as shall be determined by Inland and its counsel as necessary and appropriate in connection with the issuance of its Stock.

10.9        Procedure Upon Winding-Up.

(a)           Dissolution Notice.  If on the Termination Date, as may be extended by agreement of the Members hereunder, the disposition of all of the remaining Properties and other non-cash assets of the Company (collectively, the “Assets”) has not been completed, then Inland shall give written notice (the “Dissolution Notice”) to NYSTRS stating Inland’s determination of the value of such Assets, which shall be itemized for each of the Assets  (the “Stated Price”).

(b)           NYSTRS Response Notice.  On or before the sixtieth (60th) day after the receipt by NYSTRS of the Dissolution Notice, NYSTRS shall give written notice (the “NYSTRS Response Notice”) either (i) agreeing to sell its interests in the Company; or (ii) agreeing to sell some or all of the individual Assets (the “Identified Assets”) to Inland at the purchase price described in Section 10.9(c), and requiring that the Company sell all of the other Assets not being sold to Inland, if any (the “Remaining Assets”) to a buyer that is not an Affiliate of Inland and that is not acting as a nominee for Inland (a “Third Party Buyer”) in open market transactions for not less than 100% of the Stated Price.

(c)           Sale of NYSTRS Interests.  If NYSTRS elects to sell its interests in the Company or the Identified Assets to Inland, then within 30 days of the receipt of the Response Notice, Inland shall pay to NYSTRS, in cash, such amount as would be due to NYSTRS if the Company (i) had sold the Identified Assets at the Stated Price, (ii) satisfied all of its obligations, and (iii) made liquidating distributions to the Members in accordance with Article 12, except that no deduction shall be made for transfer taxes, prepayment premiums, yield maintenance charges or other like charges except to the extent actually payable in connection with the transaction.  Simultaneously with the payment to NYSTRS, the Company shall transfer and convey its interests in the Identified Assets to Inland or NYSTRS shall transfer and convey its interests in the Company to Inland.

(d)           Sale of Assets.  Manager shall cause the Remaining Assets to be sold by such means as the Manager determines would be appropriate to cause the Remaining Assets to be sold for all-cash to a Third Party Buyer no less than 180 days from the Termination Date; provided, however, if the third party offers which the Manager receives during the sale period for any of the Assets (the “Offer Prices”), are less than 100% of the Stated Price for said Asset, then Inland shall be entitled to acquire the said Asset at the Offer Price which have been received by the Manager, provided, that such Offer Price is at least 97% of the Stated Price.  If, however, the Offer Prices for any Remaining Asset is less than 97% of the Stated Price, or if the Manager gets no offers with respect to any Remaining Asset, or if the Offer Price for any Remaining Asset is between 97% and 100% and Inland does not elect to buy said Remaining Assets, then the Members must agree to either (i) sell the Remaining Assets with Offer Prices to Inland at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which shall be agreed to by the Members in their sole discretion, or (ii) sell the applicable Remaining Assets to the third parties at the Offer Prices, and sell the other Remaining Assets to Inland for amounts which may be agreed to by the Members in their sole discretion, or

(iii) extend the term of the Company for one year and repeat the process described herein at the end of the one-year extension, provided, however, that at such time the then Remaining Assets shall be sold at market to third parties for the best offers received by the Company and no Member shall have any further rights to acquire the Remaining Assets.

(e)           Failure to Respond.  If NYSTRS does not deliver the NYSTRS Response Notice to Inland as set forth herein, then NYSTRS shall be deemed to have accepted the offer of Inland to acquire the interests of NYSTRS as provided in this Section.

10.10      Priority of Purchase Rights.  Notwithstanding any other provisions of this Article 10, a Member may not initiate the procedures under any of Sections 10.5, 10.6, 10.7 or 10.9 (the “Buy-Sell Options”, or a “Buy-Sell Option”) during any period after which the provisions of any such Section have been initiated and the purchase of a Member’s Interest or one or more Properties is pending, until either such pending transaction has been consummated or it has been conclusively determined that such pending transaction shall not be consummated either by reason of the expiration of any specified time periods or otherwise.  Notwithstanding the foregoing, if a Member has initiated the procedures in Section 10.5, 10.6 or 10.7 with respect to certain Properties, the other Member shall have the right to initiate the procedures in Section 10.5, 10.6 or 10.7 with respect to one or more of the other Properties.  The order of the initiation of the procedures under the Buy-Sell Options shall be determined by the date of deemed delivery of the applicable notices, as provided in Article 15.

10.11      Procedures for Closing of Purchase and Sale Transactions.  The provisions of this Section 10.11 shall apply to any purchase by one Member of another Member’s Interest pursuant to any provision of this Article 10, or one Member’s purchase of a Property from the Company, except to the extent otherwise specified in the applicable Section within this Article 10.

(a)           Liabilities; Indemnity.  The purchasing Member (and the Company, if it continues in existence) shall indemnify, defend and hold the selling Member, its directors, officers, shareholders, partners, members, managers, employees and agents, or any of them harmless from any and all claims, demands, actions, losses, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising out of or in connection with all obligations or liabilities of the Company, incurred or accrued after the date of consummation of the purchase and sale of the selling Member’s Interest or the Property. Thereupon, except as limited by the preceding sentence and except to the extent that the Member continues to have an Interest in the Company, this Agreement shall terminate as to the transferring Member but shall remain in effect as to the other Member.

(b)           Releases.  In connection with a purchase by a Member of another Member’s Interest or the purchase by a Member of any Property from the Company under any provision of this Article 10, if the non-selling Member or any Affiliate thereof is a guarantor or an indemnitor, in the case of the purchase of a Member’s Interest, with respect to any obligations of the Company for or in connection with borrowed money or is otherwise liable thereon, or in the case of a Property being purchased, with respect to any obligations of the Company for or in connection with borrowed money or liabilities with respect to the Property, then at or prior to the closing of such transaction and as a condition precedent to such closing, the purchasing Member shall obtain a release of such guarantee or liability (excluding only any environmental indemnity to any lender to the Company to the extent that such indemnity relates to the period preceding the closing); or if such a release is not obtainable without the payment of any money by any Member, with the consent of the Member whose guarantee or other obligation is to be released  (which may be granted or withheld in its sole discretion), the purchasing Member shall fully indemnify the Member whose obligation is to be released and its Affiliates with respect to any such obligations arising from and after the date of the applicable Transfer, in form and substance reasonably satisfactory to both Members.  Any such indemnity by the purchasing Member shall be secured by its right to all distributions under Article 7 by the Company (both with respect to the purchased Interest and with respect to all other Interests of the purchasing Member and its Affiliates).  If the releases described above are not obtainable without the payment of money by any Member and the Member to be released does not consent to the indemnification described above, then the Members shall have no further rights or obligations under this Article 10 to purchase or sell the applicable Interest with respect to the particular event or election giving rise to such rights, except that any deposit given in connection with the purchase shall be promptly returned to the purchasing Member.  Notwithstanding the immediately preceding sentence, the right of a Member to purchase the other Member’s Interest under this Agreement may subsequently arise as a result of similar or other circumstances, subject in each case to this Section 10.11.

(c)           Form of Payment of Purchase Price.  The purchase price for a Member’s Interest or any Property shall be paid by wire transfer of immediately available funds as directed by the selling Member or the Company, as the case may be.

(d)           Location and Time Periods.  The closing of any purchase and sale of an Interest between Members or of any Property under this Article 10 shall be held at the principal office of the Company or such other location as the Members may mutually agree upon, within the time period prescribed for said closing under the applicable section of this Article 10.

(e)           Closing Documents.  Each Member or the Company, as the case may be, shall deposit such documents and instruments, duly executed, and acknowledged where required, as may be necessary to consummate the purchase and sale of a Member’s Interest or the purchase of a Property hereunder.  Without limiting the foregoing, the selling Member or the Company, as the case may be, shall execute and deliver at the closing an assignment, instrument of conveyance or other instrument appropriate to convey the entire Interest of the selling Member to the purchasing Member, or the Property to the purchasing Member, and shall deliver to the purchasing Member such evidence as the purchasing Member may reasonably request showing that the Interest or the Property being sold is owned or will be owned by the purchasing Member free and clear of any and all claims, liens and encumbrances of any kind or nature, except to the extent expressly assumed by the purchasing Member.  Such conveyance instrument (or a separate document that survives closing) shall contain the representations and warranties set forth on EXHIBIT 10-A hereto.

(f)            Lender’s Consents.  In addition, as a condition precedent to the closing, the parties to the transaction shall obtain the written consents of any lenders to the Company (to the extent such consents are required under the applicable loan documents) to the transactions to be consummated at the closing.  The purchasing and selling Members shall each use their reasonable best efforts and cooperate in good faith to obtain such lenders’ consents.  If any such consent cannot be obtained, then, at the election of the purchasing Member, either (i) the purchasing Member may, in its sole discretion, waive the requirement of such consents; or (ii) the rights and obligations of the Members to purchase and sell resulting from the applicable election shall terminate and no Member shall have any further right or obligation arising from such election to purchase or sell.

(g)           Payment of Loans.  If the selling Member has any outstanding debts to the Company or the purchasing Member that were not taken into consideration in determining the purchase price, all proceeds of the purchase price will be paid to the Company or the purchasing Member (pro rata in accordance with the amounts owed by the selling Member to each) for and on behalf of the selling Member until all such debts, including accrued and unpaid interest, will have been paid and discharged in full. If there are any outstanding loans owed by the Company or the purchasing Member to the selling Member or its Affiliates, such loans, including accrued and unpaid interest, shall be purchased without discount by the purchasing Member as a condition precedent to the closing, except to the extent that said obligations were taken into consideration in determining the purchase price.  The purchase price for such loans shall be paid in full at the closing in the same manner as the purchase price for the Interest is paid.  At the closing, the selling Member shall deliver to the purchasing Member each note or other instrument evidencing such loans, all documents securing such loans and an assignment or satisfaction, which assignment or satisfaction shall be at the election of the purchasing Member.

(h)           Operations in Pre-Closing Period.  From the date of an Offer Notice or a Buy-Sell Notice or an Election Notice until the date on which the closing occurs under said section, or, if earlier, the date on which the Members agree not to proceed with such closing, the Company will continue to be operated in the ordinary course, as if the closing were not going to occur, the Members and the Manager will continue to have all power and authority granted in this Agreement (including the power to make distributions), and the Members and the Manager will exercise their power and authority in good faith and without regard to the fact that such closing may occur, and the Company shall not enter into any contracts or agreements, or otherwise agree, to sell or otherwise dispose of the Property; except that the Company shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

(i)            Closing Costs and Prorations.  On the date of the closing of the purchase of a Member’s Interest by another Member, or the purchase of a Property by a Member,

closing adjustments and prorations of items of income and expense of the Company and transaction costs and expenses shall be made between the Members, such that the closing adjustments and prorations shall reflect those that would have been incurred, paid or received had the Property or Properties been sold either (i) with respect to the Initial Properties, pursuant to the form of Proration Agreement attached to and made a part of the Contribution Agreement, or (ii) with respect to any Additional Property, using the same methodology by which the closing adjustments and prorations were determined by the Company and the third party seller in connection with the acquisition of the Property by the Company.  In addition, the parties shall take into account, without limitation of customary practice and procedure, the following additional items: Financings which shall continue to encumber the Property after the closing, any accrued interest on such Financings, and any cash reserves or other assets held for the benefit of the Property by the Company, the Property Manager, any lender, agent or other person.  The Members shall, in good faith, use their reasonable best efforts to resolve any dispute or questions relating to the amount of transaction costs, expenses and net proration credits.  If the Members are unable to promptly resolve the same in good faith, either may apply to the American Arbitration Association (AAA), in Chicago, Illinois for the appointment of an independent attorney, certified public accountant or real estate professional familiar with customary commercial real estate practices and procedures for adjudication pursuant to the Commercial Arbitration Rules utilizing expedited procedures to settle any dispute or resolve any questions concerning transaction costs, expenses and net prorations.  The pendancy of any dispute or questions concerning transaction costs, expenses and net prorations shall not postpone closing as provided in this Article, but closing (based on the purchasing Member’s good faith estimate) shall not prejudice the entitlements of any party should the dispute or question be resolved in its favor.  All such adjustments and prorations shall be either charged or debited to the selling or purchasing Member, as may be appropriate.  One hundred twenty (120) days after the date of the closing, any such prorations shall be adjusted to the extent necessary to reflect actual events, subject to the resolution of any pending dispute or open questions regarding same.  The purchase price to be paid for a selling Member’s Interest shall also be (i) increased by the aggregate amount of all Capital Contributions made by the selling Member pursuant to Article 5, as between the date on which the purchase price for such Member’s Interest was established pursuant hereto and the date of closing, (ii) reduced by the aggregate amount of all distributions of Net Extraordinary Cash Flow received by the selling Member between the date on which the purchase price was established and the date of closing, and (iii) in the case of a closing under the Buy-Sell Option, adjusted to reflect interest accrued and unpaid with respect to Company Loans, Member Loans or other Indebtedness, to the extent not otherwise taken into consideration in determining the amount distributed under the Buy-Sell Option.  Furthermore, in the case of the sale of a Member’s Interest, the purchasing Member shall have the right to offset any sums owed by the selling Member to the purchasing Member or the Company against the purchase price payable for the Interest acquired, and in the case of the sale of a Property, the purchasing Member shall have the right to offset any sums owed by the Company to the purchasing Member against the purchase price payable for the Property acquired, to the extent that said obligations were not otherwise taken into consideration in determining the purchase price. Each Member shall bear the costs and expenses of the attorneys, consultants and other professionals engaged by it.  Any transfer and transaction taxes, stamp taxes or recording taxes in connection with said Transfer shall be paid by the buyer or seller, as the case may be, in keeping with local custom in the jurisdiction in which the taxes are levied.

(j)            Specific Performance.  It is the intent of the Members that the requirements or obligations, if any, of any Member to sell its Interest and of any Member to purchase another Member’s Interest or a Property from the Company in accordance with the provisions of this Article 10 shall be enforceable by an action for specific performance, with the same force and effect and at least to the same extent as is permitted at law or in equity for the specific performance of a contract relating to the purchase of real property or an interest therein.

(k)           Failure to Close.  If the Member electing to buy the other Member’s Interests in the Company or the Selling Properties fails to consummate the acquisition as contemplated under the Buy-Sell Option, except to the extent that such failure is caused by the other Member or the Company (the “Defaulted Member”), the Defaulted Member may not initiate the purchase and sale procedures under the Buy-Sell Options for a period of 12 months after the date on which the acquisition was otherwise required to close hereunder and any Buy-Sell Deposit made to the Escrow Agent shall be tendered to the other Member as liquidated damages, and not as penalty, for the failure of the Defaulting Member to close.  The other Member may, at its sole option, thereafter sell to a third party the Company interests or the Properties which were to be sold pursuant to the Buy-Sell Option at the price which was to be paid by the Defaulted Member. Such sale shall be consummated during the 12-month period described herein without further obligation to obtain the consent of the Defaulted Member, provided, however, if the other Member consummates such sale to a third party, the other Member shall reimburse the Defaulted Member for any Buy-Sell Deposit.  The Defaulted Member shall cooperate with the selling Member and shall take such actions as shall be necessary to complete such sale.  In the event of a sale of a Member’s interest in the Company, the purchaser of the interest shall, to the extent of the interest acquired, be entitled only to the predecessor Member’s rights, if any, in the capital, profits and losses and distributions of the Company, and no such person shall have any right to participate in the management of the affairs of the Company or vote on any Company matter without the consent of the Members.  In the event of a sale of one or more of the Properties owned by the Company, the purchase price shall be distributed by the Company to the Members as provided in Section 7.4(c) and (d) above.

(l)            Assignees.  For purposes of this Article 10, the Interest of each Member shall include all Company Interests owned by such Member and any Interest that is owned by any Affiliate of such Member or that has been assigned by such Member to an Affiliate of such Member or to any other Person (other than to another Member or an Affiliate thereof).  Any elections made by any Member, and any obligations of any Member to sell its Interest under this Article 10 shall bind any Affiliate and any other such assignee of such Member.  All references in this Article 10 to a Member shall include all Affiliates of such Member and, except as provided above, all Persons to which any such Member has assigned any portion of its Interest.

(m)          Termination on Sale.  Upon consummation of the purchase and sale of a Member’s Interest to another Member under this Article10, (i) the selling Member’s Interest in the Company shall be fully and completely settled and terminated, and (ii) the selling Member’s rights and obligations under this Agreement shall terminate, except (x) as to items incurred or accrued as of such date and not subject to indemnification hereunder, and (y) as to any indemnity obligations of such selling Member attributable to acts or events occurring prior to such date or otherwise specified in this Article 10.

(n)           Obligations Arising Prior to Transfer.  No Transfer permitted under this Article 10 (whether or not to another Member) shall relieve the transferor of any of its obligations prior to such Transfer; except that the non-acquiring Member will be released from any further obligation to make Capital Contributions to the Company, whether or not approved prior to the date of transfer.

10.12      Offset.  The purchasing Member will be entitled to deduct from the amounts otherwise payable to the selling Member any and all amounts owed by the selling Member to the purchasing Member, including damages owed by the selling Member by reason of any default, to the extent agreed by the parties or to the extent such damages have been reduced to an arbitration award or a final nonappealable judgment, as applicable, and to the extent not otherwise taken into consideration in determining the purchase price.

10.13      In-Kind Distribution Election.

(a)           Determination of Net FMV. If NYSTRS makes an election (an “In-kind Distribution Election”), pursuant to Section 6.6(a) hereof, to cause the Randall Square Property, the Cobbler Crossing Property or both to be distributed in kind to Inland (“In-kind Distribution”), the net fair market value of the Property (the “Net FMV”) shall be determined by taking (x) the Net Operating Income of the Property (as defined herein) for the forward looking twelve-month period beginning on the last day of the Calendar Year ending immediately prior to the date of repurchase, divided by the “Cap Rate” for the Property as set forth on EXHIBIT 6-A, less (y) the principal amount of any indebtedness encumbering the Property. As used herein, the term “Net Operating Income” shall mean gross revenues with respect to the Property, less total operating expenses, but not including any capital expenditures, principal and interest with respect to any Financings, income taxes or any depreciation or amortization.

(b)           Closing.  The closing of each In-kind Distribution shall be completed within sixty (60) days after the applicable In-kind Election is made. The mechanics of closing shall be in accordance with Sections 10.11 (a) through (f) and (h) hereof, with the proration mechanism in Section 10.11 (i) being used to adjust the Net FMV as of the closing date.  Concurrently with the distribution of the Property in question to Inland, the Company shall distribute to NYSTRS, as a return of capital, an amount (the “NYSTRS Special Distribution”) equal to the sum of (i) the amount of NYSTRS’ Initial Capital

Contribution with respect to said Property, plus (ii) the amount of any Additional Capital Contributions made by NYSTRS with respect to said Property (reduced by the amount of any distributions of Net Extraordinary Cash Flow previously received by NYSTRS with respect to said Property), plus (iii) NYSTRS’ Percentage Interest of the amount, if any, by which the Net FMV exceeds the sum of the amounts in clauses (i) and (ii).  Upon the making of the In-kind Distribution, Inland’s Unreturned Capital shall be reduced by an amount equal to the sum of (x) the Agreed Net Value of the Property as set forth on EXHIBIT 6-A, plus (y) the amount of any Additional Capital Contributions made by Inland with respect to the Property (reduced by the amount of any distributions of Net Extraordinary Cash Flow previously received by Inland with respect to said Property), plus (z) Inland’s Percentage Interest of the amount, if any, by which the Net FMV exceeds the sum of the amounts in clause (x) and (y).  The NYSTRS Special Distribution shall be paid from, and in reduction of the balance of, the NIC Funds, and if for any reason the NIC Funds are insufficient for such purpose, Inland shall make a capital contribution to the Company in the amount of the difference, which amount shall thereupon be distributed to NYSTRS.

ARTICLE 11.

Resignations, Withdrawals, and Priorities

11.1        Resignations and Withdrawals.  No Member shall be entitled to withdraw or resign from the Company, except pursuant to the terms of this Agreement.  The Manager shall not have the right to resign or withdraw as Manager of the Company, except that the Manager shall be entitled to resign and appoint as Manager an Affiliate of the Manager, provided, however, that such appointee is also an affiliate of a Member; the consent to which replacement shall not be unreasonably withheld by the Members in accordance with Section 8.1(c) hereof.  No Member shall be entitled to receive any money or property from the Company except (a) by way of distributions upon the winding up of the Company pursuant to Article 12, (b) by way of distributions of Net Ordinary Cash Flow and Net Extraordinary Cash Flow as provided pursuant to Section 7.4, (c) in respect of any bona fide loans to the Company then due and owing and (d) as expressly provided elsewhere in this Agreement.

11.2        Priorities.  Except as expressly provided in this Agreement to the contrary, no Members shall have a priority right as to withdrawals, distributions or the return of contributions.

11.3        Interest on Capital Contributions.  No interest shall be allowed to any Member upon the amount of its Capital Contributions or Capital Account.

ARTICLE 12.

Winding Up

12.1        Liquidation Procedures.  Upon termination of the Company pursuant to Article 5, the affairs of the Company shall be wound up and the Company shall be dissolved.  As part of the winding up of the Company, a proper accounting shall be made of the net profit or net loss of the Company from the date of the last previous accounting to the date of termination.

12.2        Liquidating Trustee.  Upon the winding up of the Company business for any reason, the Manager shall act as “Liquidating Trustee” or shall elect a Liquidating Trustee.  If the Manager has been removed, has withdrawn or is unwilling or unable to act as or elect a Liquidating Trustee, Members holding a majority of the Percentage Interests shall act as or elect a Liquidating Trustee.  The Liquidating Trustee shall have full power to sell, assign and encumber Company assets for all-cash in transactions with Persons that are not Affiliates of either Member and are not acting as nominees for either Member.  All certificates or notices required by law shall be filed on behalf of the Company by the Liquidating Trustee.

12.3        Distribution on Winding Up.  In the event of the winding up of the Company for any reason, the proceeds of liquidation shall be applied by the end of the Calendar Year in which the liquidation occurs or, if later, within 90 days after the date of such liquidation, in the following rank and order:

(a)           Creditors.  To the creditors of the Company, including Members who are creditors, in satisfaction of liabilities of the Company, all in the order of priority and to the extent provided by law.

(b)           Expenses.  To the payment of costs and expenses incurred in the dissolution and termination of the Company.

(c)           Priority Loans.  To the repayment of any unpaid Company Loans made by Members to the Company.

(d)           Members.  Among the Members in accordance with Section 5.1 of EXHIBIT 7-D provided that NIC Funds shall be distributed solely to Inland.

12.4        Liquidating Trust.  In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 12.3 may be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

12.5        Distributions In Kind.  No distributions in kind shall be made to any Member, unless expressly approved in advance by both Members or as otherwise provided in this Agreement.

12.6        Partition.  No Member shall have the right to partition any property of the Company during the term of this Agreement, or while such assets are held in trust pursuant to Section 12.4, nor shall any Member make application to any court of authority having jurisdiction in the matter or commence or prosecute any action or proceeding for such partition and the sale thereof, and upon any breach of the provisions of this Section by any Member, the other Members, in addition to all of the rights and remedies in law and in equity that they may have, shall be entitled to a decree or order restraining and enjoining such application, action or proceeding.

ARTICLE 13.

Conflicts and Covenants

13.1        Manager Time Commitment.  The Manager shall cause so much time to be devoted to the business of the Company as, in its judgment, the conduct of the Company’s business shall reasonably require.

13.2        Related Business Partners.  Without the prior written approval of the other Member (the “Non-Affiliated Member”) the Company may not employ, contract for services with, acquire or sell goods, property and materials from or to and otherwise deal with any Member or Manager or any Affiliate of any Member or Manager, on any basis, with the exception of (a) the Management Agreement and the Leasing Agreement between the Property Manager and/or the Leasing Agent and the Company attached hereto as EXHIBIT 8-C and EXHIBIT 8-D, respectively, (b) any other agreement between the Company and any other Inland Affiliates which Affiliates are set forth on Exhibit 13-A on terms which are customary and competitive and otherwise fair and reasonably, or (c) agreements which are approved by the Executive Committee as a Major Decision pursuant to Section 8.2(c) or in the Annual Plan.  The Non-Affiliated Member shall have the sole right to enforce, compromise or settle, and exercise any and all rights of the Company with respect to, any contract between the Company and any Affiliate of the other Member in accordance with the terms of such agreements.  The Management Agreement and the Leasing Agreement set forth those provisions of such agreements which cannot be amended or modified without the consent of the Non-Affiliated Member. No other contracts between the Company and any Affiliate of a Member or Manager may be amended or modified in any way without the prior written approval of the Non-Affiliated Member.

13.3        Competitive Undertakings.  Except as otherwise provided in Sections 13.4, 13.5 and 13.7 of this Agreement, any Member and the Manager may engage in business ventures of any nature and description independently or with others, including, but not limited to, business of the character described in Article 3 (or any part thereof), and neither the Company nor any of the Members shall have any rights in or to such independent ventures or the income or profits derived therefrom.

13.4        Exclusivity Covenant of NYSTRS.

(a)           Exclusivity Covenant.  For so long as NYSTRS continues to be a Member of the Company, NYSTRS agrees, for and on behalf of itself, and each NYSTRS Affiliate  (which for purposes of Article 13 is referred to herein collectively as “NYSTRS”), that the Company will be the NYSTRS’ exclusive vehicle for future acquisition and ownership of retail properties within the Investment Area until the earlier to occur of (i) the termination of the Company pursuant to the terms of this Agreement, including any period during which the term of the Company is extended; (ii) Additional Capital Contributions of $100,000,000 having been funded by NYSTRS, (iii) 2 years after the date of this Agreement or (iv) the termination of the restriction contained herein pursuant to Section 13.4(b) (collectively, the “Restriction Period”).  During the Restriction Period, without Inland’s consent, NYSTRS will not directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) acquire retail properties within the Investment Area. This exclusivity shall not apply to:  (a) NYSTRS’ existing portfolio; (b) properties that are not consistent with the Investment Guidelines; (c) properties presented to the Company for approval pursuant to Section 6.2 in which Inland or its representatives on the Executive Committee decline to invest (provided that the property was offered to the Company on materially equivalent terms); or (D) entities in which NYSTRS is an investor, but does not exercise majority voting control.

(b)           Termination of NYSTRS Exclusivity Covenant.  In the event that within any period of 12 consecutive months during the Acquisition Period as defined in Section 6.2, the Manager does not present to the Executive Committee for evaluation pursuant to Section 6.2 hereof either (i) 4 properties, or (ii) transactions that represent at least $100 million in equity value, which are consistent with the Investment Guidelines, regardless of whether NYSTRS thereafter approves or disapproves of investment in such properties, the exclusivity provisions set forth in Section 13.4(a) will terminate and be of no further force or affect.  The Manager may, from time to time in its discretion, provide the Company with investment properties that do not meet the Investment Guidelines during the Investment Period; provided, however, presentation of such properties for investment by the Company shall not be included in the calculation of the number and equity value of properties which have been presented to the Executive Committee for purposes of this Section, unless, with the approval of the Members, the Company shall have acquired such investment property notwithstanding the fact that it does not meet the Investment Guidelines.

13.5        Exclusivity Covenant of Inland.

(a)           Exclusivity Covenant.  For so long as Inland continues to be a Member of the Company, and until the termination of the restriction contained herein pursuant to Section 13.5(b), Inland agrees, on behalf of itself and its Affiliates, which for purposes of this provision shall not include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. or Inland American Real Estate Trust, Inc. (collectively, the “REITs”), that the Company will be the exclusive vehicle for future acquisition, ownership and/or incentive management activities of retail assets, with the exception of any third-party property management or leasing that does not have incentive based compensation, within the Investment Area during the Restriction Period.  During the

Investment Period, Inland will not, directly or indirectly, whether individually, or as a shareholder, partner, member, owner, manager, employee, agent, consultant or creditor of any business (which includes owning, managing, operating, controlling, being employed by, acting as a consultant to, giving financial assistance to, participating in or being connected in any material way with any business or person so engaged) enter into any other partnership or joint venture agreement or any incentive management agreement, with the exception of any third-party property management or leasing that does not have incentive based compensation, with another investor that would compete with the Company for the acquisition of retail properties consistent with the Investment Guidelines within the Investment Area. This exclusivity shall not apply to:  (a) any existing joint ventures of Inland that will not serve as a vehicle for future acquisitions; (b) properties that are not consistent with the Investment Guidelines, (c) properties presented to the Company for approval pursuant to Section 6.2 which NYSTRS or its representatives on the Executive Committee decline (provided that the Property was offered to the Company on materially equivalent terms); or (d) Inland’s existing portfolio.  As used in this Agreement, the term “incentive management agreement” shall mean any arrangement pursuant to which Inland or any affiliate of Inland is paid an amount that is materially in excess of the usual and customary fees charged in the relevant market with respect to its services in connection with management of any property and such fee is dependent upon the overall success of such property.

(b)           Termination of Inland Exclusivity Covenant.  In the event that within any period of 12 consecutive months during the Restriction Period as defined in Section 6.2, the NYSTRS Executive Committee Members or NYSTRS disapprove investment by the Company pursuant to Section 6.2 hereof in either (i) 4 Properties, or (ii) transactions that represent at least $100 million in equity value, provided that said investment opportunities were consistent with the Investment Guidelines, and that the Manager complied in all material respects with the procedures of Section 6.2 in presenting each such proposed investment to the Company, the exclusivity provisions limiting Inland set forth in Section 13.5(a) shall terminate.  Notwithstanding the foregoing, for purposes of this provision, if NYSTRS shall disapprove an investment by the Company pursuant to Section 6.2 because (i) the time period given to NYSTRS for review of the acquisition was less than 30 days, and (ii) NYSTRS did not have sufficient time to adequately review the acquisition within such time period, provided, however, that NYSTRS, in good faith, had not yet determined, based upon the materials presented for review, that it would be reasonably likely to disapprove the investment in any event, then such disapproval will not be included in the determination of the number and equity value of properties which have been disapproved for purposes of this Section 13.5(b), provided that NYSTRS shall recite the foregoing as the cause for its disapproval in a written notice to the Manager.  The Manager may, in its discretion, provide NYSTRS with investment opportunities for property that does not meet the Investment Guidelines during the Investment Period; provided, however, the decision by NYSTRS to disapprove of the investment by the Company in any such property shall not be included in the calculation of the number or equity value of properties which NYSTRS has disapproved for purposes of this Section.

(c)           Agreement with Inland related REITs.  Inland represents and warrants to NYSTRS that Inland Real Estate Acquisition Corporation is or will be party to agreements with the REITs pursuant to which the REITs have or will have each agreed not to pursue acquisitions within the Investment Area (collectively, the “REIT Agreements”).  Copies of the REIT Agreements will be provided to NYSTRS on or prior to the contribution of any of the Initial Properties to the Company.  Inland agrees that it will provide NYSTRS with written notice in the event that any of the REITs terminate a REIT Agreement, in which event, such termination shall be considered a Buy-Out Event in accordance with Section 10.7 hereof.

13.6        Confidentiality Covenant.

(a)           Restriction on Disclosure.  Each Member, on behalf of itself and its Executive Committee Members and advisors, agrees that it shall not at any time or in any manner, either directly or indirectly, publish, communicate, divulge, disclose, disseminate or otherwise reveal to any person or entity other than said Member’s board members, trustees, officers and employees, prospective lenders to the Company or its Properties, prospective investors or purchasers of the Company or its Properties or any Member’s interest in the Company (which investors or purchasers are themselves subject to confidentiality agreements reasonably approved by the Manager), any attorneys, agents, advisors, consultants or professionals engaged by said Member in connection with said Member’s investment in the Company or the exercise (or potential exercise) of said Member’s rights under this Agreement, or use for any purpose whatsoever any Confidential Information, except as may be necessary in the course of performing authorized services for the Company or as may be required by applicable order of court or any governmental authority, any law, statute or regulation, the rules of any stock exchange on which said Member’s shares are traded, any applicable federal or state Freedom of Information Act, other similar legislation, or any requirements of the Service regarding disclosure or reporting of the tax aspects of this Agreement.  Before disclosing any Confidential Information under compulsion of law, the Members shall use their best efforts to notify the Company to the extent practicable and permitted by law.

(b)           Definitions.  For the purposes of this Agreement, the term “Confidential Information” shall mean all information or data relating to (x) the terms of this Agreement or (y) the business and affairs of the Company or Inland not generally known outside of the Company or Inland, including, without limitation, any information related to the Properties, as well as any information related to any potential investments in properties, whether or not investment in such properties is thereafter accepted or rejected by the Members, or any of the Company’s or Inland’s processes, data, designs, compilations of information, apparatus, computer programs, information of or relating to suppliers or customers, customer requirements, cost or price data, research data, business plans, marketing or sales plans or information, financial data, salary information, policies and procedures, sales know-how or any other information that may be considered to be proprietary to or a trade secret of the Company or Inland, whether or not such information is considered a trade secret within the meaning of applicable law.

Information shall not be considered “Confidential Information” if any of the following apply:

(i)            It is already in or enters into the public domain otherwise than as a consequence of a breach of the terms of this Agreement.

(ii)           It is already properly and lawfully in the possession of the receiving party and is not subject to any obligation of secrecy on the receiving party’s part.

(iii)          It becomes available to a party on a non-confidential basis from a source other than the Company, provided that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

13.7        Remedies.

(a)           Remedies of Company.  The Members and the Executive Committee Members agree that the scope and time periods contained in this Article have been carefully considered and specifically agreed to as being reasonable and necessary.  If any Member or Executive Committee Member or any Member’s advisors shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article, the Company shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article.  In any such proceeding the Members and the Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  The Members further agree to reimburse the Company for any cost of enforcing the provisions of this Article, including reasonable attorney’s fees.

(b)           Remedies by Inland. If NYSTRS or any NYSTRS Executive Committee Member or any NYSTRS advisor shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, Inland shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which Inland may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article.  In any such proceeding NYSTRS and the NYSTRS Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  NYSTRS further agree to reimburse Inland for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney’s fees.

(c)           Remedies by NYSTRS. If Inland or any Inland Executive Committee Member shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of Section 13.7 of this Article, NYSTRS shall be entitled to equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which NYSTRS may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of Section 13.7 of this Article.  In any such proceeding Inland and the Inland Executive Committee Members agree not to raise as a defense in any such proceeding any allegation that any of the provisions of Section 13.7 of this Article are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.  Inland further agree to reimburse NYSTRS for any cost of enforcing the provisions of Section 13.7 of this Article, including reasonable attorney’s fees.

(d)           Modification by Court.  If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article are unenforceable, in whole or in part, due to the duration or scope of the restrictions or limitations imposed therein or for any other reason, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.

13.8         Activities of Inland.  NYSTRS expressly acknowledges and agree that Inland and its affiliates and subsidiaries are engaged in all aspects of real property ownership, management, leasing, acquisition and disposition, including, but not limited to, each of the activities to be undertaken by the Company pursuant to the terms of this Agreement.  Inland intends, in its capacity as Manager and as a Member of the Company, to use its best efforts to take all actions in the usual and customary course of its business to cause the Properties owned by the Company to be operated, managed, leased, acquired and disposed of in the best interests of the Company and each of its Members. Notwithstanding the forgoing, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate their businesses in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the owners or the tenants of any of the retail properties which are now or hereafter owned or managed by Inland, or any of its Affiliates, including the Properties.  NYSTRS, acknowledges and agree that Inland owes no fiduciary or other duty to NYSTRS to cause the Properties to be treated any differently than any other property which may be owned, managed or leased by Inland or any of its affiliates or subsidiaries.  Notwithstanding the forgoing sentence, and except as expressly agreed to by Inland in Section 13.5 hereof, nothing set forth in this Agreement is intended to require that Inland or any of its Affiliates operate the Properties in a manner which shall cause Inland or any of its Affiliates to take any actions which are not in the best interests of the Company and each of its Member.  Inland on behalf of itself and its Affiliates and subsidiaries, agrees that, subject to the limitations of the Annual Plan, and subject to obtaining the approval of the other Member in the case of Major Decisions, for as long as Manager is an Affiliate of Inland, the Manager shall operate the Company and its Subsidiaries and Properties in a manner consistent with the customary standards for similar equity investments and properties owned by Inland and its Affiliates taking into consideration the specific characteristics of the Properties.  NYSTRS releases and holds Inland harmless from any claims, losses, costs, damages or expenses which might be asserted by NYSTRS as a result of any action or omission taken by

Inland or any Affiliate thereof which is or could be construed, interpreted or asserted to be to be discriminatory, damaging or in any way adverse to any of the Properties or to the Company.

ARTICLE 14.

Counsel; Amendments

14.1         Counsel to the Company.  The Manager shall select attorneys for the Company from a list of attorneys approved for various specified purposes, which shall be attached to, and shall form a part of, each Annual Plan.  The fees and disbursements of attorneys so selected shall be paid by the Company.  The Members agree that neither shall assert the fact that a law firm has represented (or is representing) the other Member in connection with the negotiation of this Agreement or in connection with other matters unrelated to the Company to be a basis for disqualifying said law firm from representing the Company and that the future representation of the Company by any such law firm shall not disqualify said firm from representing the respective Members in any dispute with each other; provided that said firm shall thereupon cease to represent the Company.

14.2         Amendments.  The terms and provisions of this Agreement may not be modified or amended at any time and from time to time without the unanimous written consent of the Members.

ARTICLE 15.

Representations and Warranties

15.1         Representations of Inland.  Inland represents and warrants to NYSTRS, as an inducement to NYSTRS to execute this Agreement and perform its covenants and agreements contained herein, as follows:

(a)           Inland Capital Contribution.  Inland has the capability to provide $100 million of Capital Contributions to the Company.

(b)           Condition of Initial Properties.  Inland has no knowledge of any material environmental or physical issues pertaining to the Initial Properties other than as disclosed in the reports with respect to the Initial Properties provided by Inland to NYSTRS and Morgan Stanley or in the Contribution Agreement.

15.2         Representations of NYSTRS.  NYSTRS represents and warrants to Inland, as an inducement to Inland to execute this Agreement and perform its covenants and agreements contained herein as follows:

(a)           NYSTRS Capital Contributions.  NYSTRS has the capability and will, if required under the terms of this Agreement, contribute to the Company the Initial Capital Contributions necessary for the Company to acquire the Initial Properties and $100 million of Additional Capital Contributions to acquire Additional Properties;

(b)           Board Approval.  NYSTRS has received the appropriate approvals from its Board of Trustees and Morgan Stanley’s Investment Committee to enter into this Agreement and make such Capital Contributions as shall be necessary to complete the acquisitions of the Initial Properties; and

(c)           Due Diligence. NYSTRS has completed to its satisfaction all due diligence with respect to the Company and the Initial Properties.

15.3         Securities Representations.  Each of the Members hereby represents and warrants to the other Members as follows:

(a)           No Registration Statement.  It has been advised no registration statement relating to interests in the Company or otherwise has been or shall be filed with the United States Securities and Exchange Commission under the Federal Securities Act of 1933, as amended, or the securities laws of any state.

(b)           Representations and Warranties.  Each Member represents and warrants to the Manager and to the Company that:

(i)            This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Members, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditor’s rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing.

(ii)           Such Member’s interest in the Company has been or will be acquired solely by and for the account of such Member for investment purposes only and is not being purchased for subdivision, fractionalization, resale or distribution; such Member has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else such Member’s interest (or any portion thereof); and such Member has no present plans or intentions to enter into any such contract, undertaking or arrangement.

(iii)          Such Member’s interest in the Company has not and will not be registered under the Federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Securities Act of 1933, as amended, and the applicable state securities laws, or compliance with exemptions, if any, available thereunder.  Such Member understands that neither the Company nor the Manager have any obligation or intention to register the interests under any Federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

(iv)          Such Member expressly represents that (a) it has such knowledge and experience in financial and business matters in general, and in sophisticated real estate transactions of the type to be made by the Company in particular; (b) it is capable of evaluating the merits and risks of an investment in the Company; (c) its financial condition is such that it has no need for liquidity with respect to its investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (D) it is able to bear the economic risk of its investment in the Company for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect it; and (E) it has either secured independent tax advice with respect to the investment in the Company, upon which it is solely relying, or it is sufficiently familiar with the income taxation of partnerships that it has deemed such independent advice unnecessary.

(v)           Such Member acknowledges that the Manager has made all documents pertaining to the transaction available and has allowed it an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.  Such Member is aware of the provisions of this Agreement providing for Additional Capital Contributions and dilution of its interest in the Company.

(vi)          Such Member has relied solely upon the documents submitted to it and independent investigations made by it in making the decision to purchase its interest in the Company.

(vii)         Such Member expressly acknowledges that (a) no Federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Member or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Company; (b) there are restrictions on the transferability of such Member’s interest in the Company; (c) there will be no public market for the interest, and, accordingly, it may not be possible for such Member to liquidate its investment in the Company; and (D) any anticipated Federal or state income tax benefits applicable to such Member’s interest may be lost through changes in, or adverse interpretations of, existing laws and regulations.

(viii)        If the Member is a corporation, partnership or limited liability company, that its bona fide principal place of business is at the address set forth on the signature pages hereof and that it was not formed for the purpose of making an investment in the Company.  If the Member is a trust, the aforesaid representations shall be made by the trustee.

ARTICLE 16.

General Provisions

16.1         Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given:

(a)           Upon personal delivery;

(b)           On the fifth business day following mailing from within the United States by first class United States mail, postage prepaid, certified mail; or

(c)           On the next business day following delivery via a recognized overnight delivery service such as Federal Express or DHL, and shall be addressed as follows:

If to Inland, the Manager or the	Inland Real Estate Corporation
Inland Executive Committee Members:	2901 Butterfield Road
Oak Brook, IL 60523
	Attn:	Mark Zalatoris
	PH:	630-218-8000
	Fax:	630-218-7357

with a copy to:	Levenfeld Pearlstein, LLC
2 North LaSalle Street
Suite 1300
Chicago, IL 60602
	Attn:	Marc Joseph, Esq.
	PH:	(312) 476-7571
	Fax:	(312) 346-8434

If to NYSTRS or the NYSTRS Executive	New York State Teachers’ Retirement
Committee Members:	System
10 Corporate Woods Drive
Albany, NY 12211
	Attn:	John Virtanen
	PH:	(518) 447-2751
	Fax:	(518) 447-2766

with a copy to:	Piper Rudnick LLP
203 North LaSalle Street
Chicago, IL 60601
	Attn:	Ross Green, Esq.
	PH:	(312) 368-2132
	Fax:	(312) 630-5307

If to Morgan Stanley:	Morgan Stanley Real Estate Advisor, Inc.
440 South LaSalle Street
One Financial Place
Floor 37
Chicago, IL 60605
	Attn:	Mark Bratt and Brian Lantz
	PH:	(312) 706-4420
	Fax:	(312) 706-4699

with a copy to:	Piper Rudnick LLP
203 North LaSalle Street
Chicago, IL 60601
	Attn:	Ross Green, Esq.
	PH:	(312) 368-2132
	Fax:	(312) 630-5307

Any Member or Manager may change its address for all future notices, offers or other communications by giving notice to the Manager and all Members stating its new address.

16.2         Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Members and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

16.3         Governing Law.  This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

16.4         Personal Jurisdiction.  Except as otherwise set forth herein, the Company, the Manager and each Member hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation among or between the Company, the Manager and any Member concerning the Company or this Agreement or any other litigation to which the Company, the Manager or any Member is a party under the Contribution Agreement or the Property Agreements.  In any such proceeding, the Company and each Member shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

16.5         Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

16.6         Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.7         Members Not Agents.  Nothing contained herein shall be construed to constitute any Member the agent of another Member, except as specifically provided herein.

16.8         No Third Party Beneficiaries.  Without limiting any of the provisions of this Agreement, including any obligations of Members to make capital contributions or to return money or other property to the Company, the provisions of this Agreement are intended solely to benefit the Company and the parties hereto and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and the Members shall have no duty or obligation to any creditor of the Company to make any contributions or return any money or other property to the Company.

16.9         Entire Understanding.  This Agreement constitutes the entire understanding among the Members and supersedes any prior understanding and/or written or oral agreements among them with respect to the Company.

16.10       Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other then those to which it is held invalid by such court, shall not be affected thereby.

16.11       Further Assurances.  Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.  Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees or the like, the then-current status of performance hereunder, each Member agrees, upon the written request of another Member (including the Manager, for and on behalf of the Company), from time to time, to furnish promptly a written statement of the status of any matter pertaining to this Agreement or the Company to the best of the knowledge and belief of the Member making such statements.

16.12       Set-Off Rights.  The Company shall be entitled to set off against any amounts which may be or become due to a Member from the Company any obligations, fees, expenses or other amounts which may be payable to the Company by such Member.

16.13       Affiliate.  As used herein, the term “Affiliate” shall mean and include any Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with, a Member; or any person in which such Member has a direct, or indirect through one or more intermediaries, controlling interest as a partner, member, manager, principal, shareholder, beneficiary or otherwise as an owner.

16.14       Prevailing Party.  If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.15       Press Releases.  No press releases shall be issued by any party with respect to the matters which are the subject of this Agreement without the prior approval of the other party.

16.16       Offset Right.  The parties agree that the Company may deduct from the amounts otherwise payable by the Company to any Member (the “Debtor Member”) any and all amounts which may be payable by the Debtor Member to the other Member pursuant to a judgment received by the other Member with respect to any matter set forth in this Agreement; provided, however, if the judgment is not final and nonappealable and the Debtor Member appeals the judgment, then the Manager shall cause such amounts to be deposited into an escrow with Chicago Title and Trust Company or such comparable trust company to be held in a joint order escrow between the Members pending the resolution of the judgment on appeal.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date above written.

(Signatures begin on next page)

MANAGER:

IN RETAIL MANAGER, L.L.C.
By: INLAND REAL ESTATE CORPORATION,
Manager
By:	/s/ Mark Zalatoris
Its:	Executive Vice President

MEMBERS:

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark Zalatoris
Its:	Executive Vice President

THE NEW YORK STATE TEACHERS’
RETIREMENT SYSTEM

By:	/s/ Terri A. Pandolfi
Its:	Assistant Real Estate Officer

By:	/s/ Rosemarie C. Hewig
Its:	Assistant General Counsel

EXECUTIVE COMMITTEE MEMBERS:

NYSTRS EXECUTIVE COMMITTEE
MEMBERS:

/s/ Brian Lantz
Brian Lantz

/s/ Mark Bratt
Mark Bratt

INLAND EXECUTIVE COMMITTEE
MEMBERS:

/s/ Scott Carr
Scott Carr
/s/ Mark Zalatoris
Mark Zalatoris

DEFINED TERMS INDEX

Note: further review and cross-checking required

Term	Reference
Accountants	Section 7.1(c)
Acquisition Budget	Section 8.3(b)
Acquisition Expenses	Section 5.2(c)
Acquisition Period	Section 6.2(a)
Act	First “Whereas” Clause
Additional Capital Contributions	Section 5.2(a)
Additional Properties	Section 6.2(a)
Additional Property	Section 6.2(a)
Additional Property Senior Financing	Section 6.4(b)
Affiliate	Section 16.13
Aggrieved Member	Section 8.1(c)
Agreed Net Value	Section 6.1(a)
Agreement	Preamble
Annual Plan	Section 8.3(a)
Assets	Section 10.9(a)
Buy-Sell Deposit	Section 10.6(b)
Buy-Sell Notice	Section 10.6(a)
Buy-Sell Option	Section 10.10
Buy-Sell Options	Section 10.10
Buy-Out Event	Section 10.7(b)
Capital Budget	Section 8.3(a)
Calendar Year	Section 7.1(c)
Capital Call	Section 5.2(g)
Capital Contributions	Section 5.2(a)
Cap Rate	Section 10.13
Catch-Up Balance	Section 5.2(h)(i)
Certificate	Section 1.2
Change of Control	Section 10.2(a)
Code	Section 6.5
Committee Approval Period	Section 6.2(c)
Company	First “Whereas” Clause
Company Loan	Section 5.3(c)
Company Loan Yield	Section 5.3(c)
Company Value	Section 10.6(a)
Confidential Information	Section 13.6(b)
Contribution Agreement	Section 6.1(a)
Conversion Election	Section 5.3(e)
Default Contribution	Section 5.3(a)(x)
Default Rate	Section 5.3(c)
Defaulted Member	Section 10.6(b)

Defaulting Member	Section 5.3(a)
Deficiency Amount	Section 5.3(a)(x)
Deficit Contributions	Section 5.2(i)
Dilution Fraction	Section 5.3(b)
Disapproved Elements	Section 8.3(d)
Dissolution Notice	Section 10.9(a)
Due Date	Section 5.3(d)
ERISA	Section 10.2(c)(iii)
Escrow Agent	Section 10.5(b), 10.6(b)
Evaluation Materials	Section 6.2(b)
Exchange Act	Section 10.2(a)
Executive Committee	Section 9.3(a)
Existing Indebtedness	Section 6.4(a)
Expenses	Section 7.4(a)
Financings	Section 6.4(c)(i)
Fines	Section 8.7(j)
GAAP	Section 7.1(a)
Guarantor	Section 7.6
Identified Assets	Section 10.9(b)
IL EPA	Section 6.6(a)
IN Retail Fund, L.L.C.	Article 2
Incentive Distribution	Section 7.4(d)(i)
Incentive Distribution Percentage	Section 7.4(d)(i)
incentive management agreement	Section 13.5(a)
Indemnified Party	Section 8.7(a)
Indemnitor	Section 8.7(b)
Initial Annual Plan	Section 8.3(a)
Initial Capital Contributions	Section 5.1(a)
Initial Properties	Section 6.1(a)
Initial Property Senior Financing	Section 6.4(a)
Inland	Preamble
Inland Executive Committee Member	Section 9.3(c)
Inland Executive Committee Members	Section 9.3(c)
Interest	Section 10.2(a)
In-Kind Distribution	Section 10.13
Initiating Member	Section 10.6(a)
Investment Area	Article 3
Investment Guidelines	Article 3
Investment Period	Section 10.5(a)
IRR	Section 7.4(d)(i)
Leasing Agreement	Section 8.2(d)
Leasing Guidelines	Section 8.3(a)
Liquidating Trustee	Section 12.2
Major Capital Event	Section 7.4(a)

2

Major Decision	Section 8.2(c)
Management Agreement	Section 8.2(d)
Manager	Preamble
Manager	Section 8.1(a)
Member	Preamble
Member Loan	Section 5.3(d)
Members	Preamble
Metropolitan Statistical Areas	Article 3
Morgan Stanley	Preamble
Net Extraordinary Cash Flow	Section 7.4(a)
Net FMV	Section 10.13
Net Operating Income	Section 10.13
Net Ordinary Cash Flow	Section 7.4(a)
NFR Letters	Section 6.6(a)
NIC Funds	Section 5.1(d)
Non-Affiliated Member	Section 13.2
Non-Defaulting Member	Section 5.3(a)
Nondiscretionary Items	Section 8.3(e)
NYSTRS	Preamble
NYSTRS	Section 13.4(a)
NYSTRS Executive Committee Member	Section 9.3(c)
NYSTRS Executive Committee Members	Section 9.3(c)
NYSTRS Response Notice	Section 10.9(b)
NYSTRS Special Distribution	Section 10.13
Offer Notice	Section 10.5(a)
Offer Prices	Section 10.9(d)
Offered Interest	Section 10.5(a)
Operating Budget	Section 8.3(a)
Option	Section 10.5(b)
Other Enterprises	Section 8.7(j)
Other Member	Section 10.5(a)
Person	Preamble
Preliminary Member Approval Period	Section 6.2(d)
Prohibited Transferee	Section 10.5(a)
Properties	Article 3
Property	Article 3
Property Agreements	Section 8.2(d)
Property Manager	Section 8.2(d)
Property Value	Section 10.6(a)
Proposed Annual Plan	Section 8.3(a)
Protective Expenditures	Section 5.2(e)
Ratios	Section 8.4(c)
Receipts	Section 7.4(a)
Refinancing	Section 6.4(b)

3

Refinancing Shortfall	Section 5.2(d)
REIT	Section 6.5
REITs	Section 13.5(a)
REIT Requirements	Section 6.5
Remaining Assets	Section 10.9(b)
Remedy Provisions	Section 5.3(i)
Rent	Section 6.7
Replacement Notice	Section 8.1(c)
Reserves	Section 7.4(a)
Responding Member	Section 10.6(a)
Response Notice	Section 10.5(b)
Response Notice	Section 10.6(b)
Restriction Period	Section 13.4(a)
Section 5.2 Amount	Section 5.2(g)
Secured Lender	Section 7.4(a)
Selling Member	Section 10.5(a)
Selling Properties	Section 10.6(a)
Service	Section 8.8
State	First “Whereas” Clause
Stated Price	Section 10.9(a)
Statements	Section 7.1(b)
Stock	Section 10.8
Subsidiary	Article 3
Termination Date	Section 4.5(c)
Third Party Buyer	Section 10.9(b)
TMP	Section 8.8
Transfer	Section 10.2(a)
Transfer Affiliate	Section 10.2(a)
Unreturned Capital	Section 7.4(a)

4

EXHIBIT 3-A

INVESTMENT AREA

(Metropolitan Statistical Areas of Chicago-Gary-Kenosha, Minneapolis/St. Paul, and Milwaukee-Racine)

EXHIBIT 3-A-1

ILLINOIS –Metropolitan Areas, Counties, Independent City, and Central Cities

93°
92°
91°
90°
89°
88°
87°
42°
41°
40°
39°
38°
37°
WISCONSIN
IOWA
MISSOURI
INDIANA
KENTUCKY
N
Scale 1:2,900,000
1 in. = 45 mi.
1 cm = 29 km
DAVENPORT-MOLINE-ROCK ISLAND
ROCKFORD
Chicago
CHICAGO-GARY-KENOSHA (PART)
Kankakee
PEORIA-PEKIN
BLOOMINGTON-NORMAL
CHAMPAIGN-URBANA
SPRINGFIELD
DECATUR
ST. LOUIS
JO DAVIESS
STEPHENSON
WINNEBAGO
Rockford
BOONE
McHENRY
LAKE
North Chicago
CARROLL
OGLE
DeKalb
DEKALB
Elgin
KANE
Aurora
Evanston
Chicago
DUPAGE
COOK
WHITESIDE
LEE
SCOTT
Davenport
Moline
Rock Island
ROCK ISLAND
HENRY
BUREAU
LA SALLE
KENDALL
Joliet
WILL
GRUNDY
KANKAKEE
Kankakee
MERCER
PUTNAM
STARK
MARSHALL
KNOX
WARREN
HENDERSON
PEORIA
Peoria
WOODFORD
LIVINGSTON
IROQUOIS
McLEAN
Normal
Bloomington
FORD
Pekin
TAZEWELL
HANCOCK
McDONOUGH
FULTON
MASON
LOGAN
DE WITT
CHAMPAIGN
Champaign
Urbana
VERMILION
SCHUYLER
ADAMS
BROWN
CASS
MENARD
Decatur
MACON
PIATT
Springfield
SANGAMON
MORGAN
SCOTT
PIKE
DOUGLAS
EDGAR
MOULTRIE
CHRISTIAN
COLES
CALHOUN
GREENE
MACOUPIN
MONTGOMERY
SHELBY
CUMBERLAND
CLARK
JERSEY
LINCOLN
FAYETTE
EFFINGHAM
JASPER
CRAWFORD
Alton
MADISON
BOND
Granite City
WARREN
St. Charles
ST. CHARLES
ST. LOUIS
St. Louis
ST. LOUIS*
East St. Louis
Belleville
CLINTON
MARION
CLAY
RICHLAND
LAWRENCE
FRANKLIN
ST. CLAIR
WASHINGTON
WAYNE
EDWARDS
WABASH
JEFFERSON
MONROE
JEFFERSON
RANDOLPH
PERRY
FRANKLIN
HAMILTON
WHITE
JACKSON
WILLIAMSON
SALINE
GALLATIN
UNION
JOHNSON
POPE
HARDIN
ALEXANDER
PULASKI
MASSAC
LEGEND
JACKSON Metropolitan Statistical Area (MSA)
PORTLAND-SALEM Consolidated Metropolitan Statistical Area (CMSA)
New York Primary Metropolitan Statistical Area (PMSA)
MAINE State
ADAMS County
BALTIMORE* Independent City
Newark Central City
State capital underlined
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1998. All other boundaries and names are as of June 30, 1996.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-2

MINNESOTA –Metropolitan Areas, Counties, and Central Cities

CANADA
Scale 1:3,350,000
1 in. = 52 mi.
1 cm = 33 km
KITTSON
ROSEAU
LAKE OF THE WOODS
MARSHALL
GRAND FORKS (PART)
GRAND FORKS (PART)
Grand Forks
PENNINGTON
RED LAKE
POLK
BELTRAMI
KOOCHICHING
DULUTH-SUPERIOR
ST. LOUIS
LAKE
COOK
CLEARWATER
ITASCA
NORTH DAKOTA
NORMAN
MAHNOMEN
HUBBARD
CASS (PART)
Fargo
CLAY
Moorhead
BECKER
FARGO-MOORHEAD (PART)
CASS
Duluth
Superior
WADENA
CROW WING
AITKIN
CARLTON
DOUGLAS
WILKIN
OTTER TAIL
TODD
MORRISON
MILLE LACS
KANABEC
PINE
GRANT
DOUGLAS
TRAVERSE
STEVENS
POPE
ST. CLOUD
STEARNS
St. Cloud (part)
BENTON
ISANTI
CHISAGO
BIG STONE
SHERBURNE
MINNEAPOLIS-ST. PAUL
SWIFT
KANDIYOHI
MEEKER
WRIGHT
ANOKA
WASHINGTON
CHIPPEWA
HENNEPIN
Minneapolis
St. Paul
RAMSEY
ST. CROIX
LAC QUI PARLE
RENVILLE
McLEOD
CARVER
YELLOW MEDICINE
SOUTH DAKOTA
SIBLEY
SCOTT
DAKOTA
PIERCE
LINCOLN
LYON
REDWOOD
NICOLLET
LE SUEUR
RICE
GOODHUE
WABASHA
WISCONSIN
BROWN
ROCHESTER
PIPESTONE
MURRAY
COTTONWOOD
WATONWAN
BLUE EARTH
WASECA
STEELE
DODGE
Rochester
OLMSTED
WINONA
LA CROSSE
LA CROSSE
La Crosse
ROCK
NOBLES
JACKSON
MARTIN
FARIBAULT
FREEBORN
MOWER
FILLMORE
HOUSTON
IOWA
LEGEND
JACKSON Metropolitan Statistical Area (MSA)
CANADA International
MAINE State
ADAMS County
Newark Central City
State capital underlined
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1999. All other boundaries and names are as of June 30, 1999.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-3

WISCONSIN –Metropolitan Areas, Counties, and Central Cities

LEGEND
JACKSON Metropolitan Statistical Area (MSA)
PORTLAND-SALEM Consolidated Metropolitan Statistical Area (CMSA)
New York Primary Metropolitan Statistical Area (PMSA)
CANADA International
MAINE State
ADAMS County
Newark Central City
State capital underlined
CANADA
MINNESOTA
MICHIGAN
IOWA
ILLINOIS
ST. LOUIS
DULUTH-SUPERIOR
Duluth
Superior
DOUGLAS
BAYFIELD
ASHLAND
IRON
VILAS
FLORENCE
BURNETT
WASHBURN
SAWYER
PRICE
ONEIDA
FOREST
MARINETTE
MINNEAPOLIS-ST. PAUL
SHERBURNE
ISANTI
ANOKA
CHISAGO
WRIGHT
HENNEPIN
Minneapolis
RAMSEY
WASHINGTON
St. Paul
CARVER
SCOTT
DAKOTA
POLK
BARRON
RUSK
TAYLOR
LINCOLN
LANGLADE
ST. CROIX
PIERCE
DUNN
EAU CLAIRE
CHIPPEWA
Eau Claire
PEPIN
CLARK
WAUSAU
Wausau
MARATHON
MENOMINEE
OCONTO
SHAWANO
GREEN BAY
Green Bay
BROWN
DOOR
KEWAUNEE
BUFFALO
TREMPEALEAU
JACKSON
WOOD
PORTAGE
WAUPACA
APPLETON-OSHKOSH-NEENAH
OUTAGAMIE
Appleton
Neenah
WINNEBAGO
Oshkosh
CALUMET
MANITOWOC
WAUSHARA
LA CROSSE
La Crosse
MONROE
JUNEAU
ADAMS
MARQUETTE
GREEN LAKE
FOND DU LAC
SHEBOYGAN
Sheboygan
HOUSTON
VERNON
CRAWFORD
RICHLAND
SAUK
COLUMBIA
DODGE
WASHINGTON
OZAUKEE
Milwaukee-Waukesha
Milwaukee
WAUKESHA
Waukesha
MILWAUKEE
MILWAUKEE-RACINE
DANE
Madison
MADISON
JEFFERSON
IOWA
GRANT
LAFAYETTE
JANESVILLE-BELOIT
GREEN
Janesville
ROCK
Beloit
WALWORTH
RACINE
Racine
Kenosha
KENOSHA
CHICAGO-GARY-KENOSHA (PART)
N
Scale 1:3,600,000
1 in. = 56 mi.
1 cm = 36 km
94° 93° 92° 91° 90° 89° 88° 87° 86°
49° 48° 47° 46° 45° 44° 43° 42°
Metropolitan area boundaries are those defined by the Federal Office of Management and Budget on June 30, 1999. All other boundaries and names are as of June 30, 1999.

U.S. DEPARTMENT OF COMMERCE Economics and Statistics Administration Bureau of the Census

EXHIBIT 3-A-4

EXHIBIT 3-B

INVESTMENT GUIDELINES

Property Type:                                                               Well-leased high quality neighborhood, community and powers centers in in-fill supply constrained locations with good current cash flow in good physical condition with no known environmental conditions.

Location:                                                                                           The 400-mile radius surrounding Oakbrook, Illinois, primarily, but not exclusively, at locations in or around the metropolitan areas of Chicago, Illinois, Minneapolis/St. Paul, Minnesota, and Milwaukee, Wisconsin.

Deal Size:                                                                                          $15 million to $40 million per Property gross deal size.

Holding Period:                                                            Will vary by Property, but expected typically to be six to eight years.

Financing:                                                                                       Properties will be financed at market terms at the closing, or soon after closing.  Loan to value ratios of up to 50% of value will be permitted on acquisition and refinancing.  Assumption of Existing Indebtedness will be subject to such financing being attractive to the Company based on current market rates and terms.

Return Targets:                                                            Based on the underwriting assumptions, not less than (i) 9% unlevered IRR and (ii) 12% levered IRR (50% LTV).

EXHIBIT 3-B-1

EXHIBIT 5-A

SECTION 5.2 ILLUSTRATIONS

Sections 5.2(h)(vi) and (vii) Illustrations

Illustration 1:
Required Cash	$100
Funded from NIC Funds	$40
Funded by NYSTRS	$40
Remaining Requirement	$20

Inland 50% contribution	$10
NYSTRS 50% contribution	$10
Total Cash contributed	$100

Beginning Catch-up Balance	$40
NYSTRS match of NIC Funds used	$40
Ending Catch-up Balance	-0-

Illustration 2:
Required Cash	$30
Funded from NIC Funds	$15
Funded by NYSTRS	$15
Remaining Requirement	$—

Beginning Catch-up Balance	$40
NYSTRS match of NIC Funds used	$15
Ending Catch-up Balance	$25

EXHIBIT 5-A-1

EXHIBIT 6-A

INITIAL PROPERTIES

Existing Property Portfolio

Property	Location	Year Built	Size (SF)	Occupancy	Major Tenants	Agreed Net Value
Randall Square	Geneva, IL	1998	216,201	97.10%	Bed, Bath & Beyond, Marshall’s	$19,470,000
Woodfield Commons	Schaumburg, IL	1973/ 1997	207,583	99.50%	Toys R Us, Comp USA	$17,500,000
Thatcher Woods	River Grove, IL	1965	188,213	97.3%	Dominick’s, Walgreens	$11,800,000
Chatham Ridge	Chicago, IL	1989	175,774	100.00%	Cub Foods, Marshall’s	$19,512,380
Marketplace at Six Corners	Chicago, IL	1997	117,000	100.00%	Jewel/Osco, Marshall’s	$8,700,000
Cobblers Crossing	Elgin, IL	1993	102,643	94.90%	Jewel/Osco	$6,773,500
Shoppes at Mill Creek	Palos Park, IL	1988	102,422	100.00%	Jewel/Osco	$8,340,000
Forest Lake	Forest Lake, MN	2002	93,853	100.00%	Cub Foods	$5,411,000
Total Net Agreed Value			1,203,693	98.6%		$97,506,880
Gross Agreed Value						$174,000,000

Randall Square Cap Rate = 8.3%

Cobbler Crossing Cap Rate = 7.7%

EXHIBIT 6-A-1

EXHIBIT 6-B

FORM OF CONTRIBUTION AGREEMENT

EXHIBIT 6-B-1

EXHIBIT 6-C

EXISTING INDEBTEDNESS AS OF DECEMBER 31, 2003

Property	Lender	Current Debt Amount	Interest Rate 1)	Maturity Date	Secondary Financing Availability
Cobbler Crossing	Allstate	$5,476,500	7%	2/18/2005	Possible
Mill Creek	Allstate	$5,660,000	7.375%	2/1/2006	Possible
Woodfield Commons	LaSalle	$13,500,000	2.9%	12/18/2007	Yes
Marketplace	Allstate	$11,800,000	4.84%	1/2/2010	No
Randall Square	Bear Stearns	$13,530,000	6.5%	9/1/2006	No
Thatcher Woods	Principal	$10,200,000	5.57%	10/1/2007	No
Chatham Ridge	LaSalle	$9,737,620	7.26%	1/31/2005	Yes
Forest Lake	Archon	$6,589,000	4.35%	12/1/2007	No, conduit loan
Total		$76,493,120

1) Note:  All interest rates are fixed, with the exception of Woodfield Commons

EXHIBIT 6-C-1

EXHIBIT 7-B

SECTION 7.4(d) Illustration

Section 7.4(d)(ii)

Net Extraordinary Cash Flow after final Property Sale	$200
Distribution of Unreturned Capital to Members	$70
Distribution to Members according to Percentage Interests until both have achieved a 13% IRR	$30
Remaining Proceeds to be distributed	$100

Distributed to Inland as Incentive Distribution (20%)	$20
Remaining after Incentive Distribution	$80

Distribute to Inland 50%	$40
Distribute to NYSTRS 50%	$40
Remaining Net Extraordinary Cash Flow	$—

EXHIBIT 7-B-1

EXHIBIT 7-C

DEFINITION OF IRR

This EXHIBIT 7-C  provides certain definitions and assumptions to be applied in the internal rate of return calculation contemplated by the limited liability company agreement of the Company (the “Agreement”) to which this EXHIBIT 7-C  is attached and of which this EXHIBIT 7-C  forms a part.  Unless otherwise defined in this EXHIBIT 7-C , each initially capitalized term used in the EXHIBIT 7-C  shall have the meaning ascribed to such term elsewhere in the Agreement to which this EXHIBIT 7-C  is attached.  The calculation described herein shall be determined through the use of the IRR functions available in either Microsoft Excel or Lotus software.

1)                                     CERTAIN DEFINITIONS.

i.                                          “Contributions” of a Member means the sum of all contributions made or deemed made under the Agreement by such Member to the Company as described in Article 5 of the Agreement.

ii.                                       “Distributions” to a Member means all distributions made or deemed made to such Member under Section 7.4 or Article 12 of the Agreement on or after Time 0.

iii.                                    “IRR Rate” means the applicable rate indicated in Section 7.4(d); the monthly rate shall be the IRR Rate divided by twelve (12).

iv.                                   “IRR Distribution Amount” means, as of any determination date, the additional amount required to be paid to a Member so that such Member achieves an internal rate of return equal to the IRR Rate.

v.                                      “Time 0” means the date of the Agreement.

2)                                     ASSUMPTIONS.

i.                                          Periods.  All calculations shall be based on calendar month periods (each, a “Calendar Month”), the first of which shall be the calendar quarter in which Time 0 occurs.

ii.                                       Distributions.  All Distributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Distributions made during the Calendar Month in which Time 0 occurs, which Distributions will be considered to have been made on the date they were actually made.

EXHIBIT 7-C-1

iii.                               Contributions.  All Contributions will be considered to have been made at the end of the Calendar Month in which they were actually made, except for any Contributions made during the Calendar Month in which Time 0 occurs, which Contributions will be considered to have been made on the date they were actually made.

3)                                     CALCULATION.

As of any determination date, the IRR Distribution Amount shall equal the amount necessary to repay all accrued and unpaid interest and outstanding principal of a hypothetical loan as hereafter described in this definition.  Solely for the purposes of computing the IRR Distribution Amount, (i) the Member’s Contributions shall be characterized as a loan to the Company in the amount credited to the Member’s capital account, (ii) interest shall be deemed to accrue monthly on the outstanding principal balance of such loan at the IRR Rate, compounded monthly as contemplated by clause (iv) below, (iii) any Distributions made by the Company to the Member at any time on or before such relevant date shall be deemed to be applied first to the payment of accrued and unpaid interest on the hypothetical loan, and second, any remaining balance shall be deemed to be applied to repayment of principal, and (iv) any amount of interest which shall have accrued during any calendar month and not deemed pursuant to this definition to have been paid by the end of such calendar month shall be added to principal as of the first day of the immediately following calendar month.  Use of loan, principal, and interest terminology is made in this definition solely for the purpose of providing a statement of the manner in which IRR Distribution Amounts are to be calculated and shall have no relevance to the characterization of any Contributions to the company or distributions from the Company.  An example of this calculation is attached hereto as Schedule 1.

Only for the Calendar Month in which Time 0 occurs, simple interest shall accrue on the daily outstanding principal balance at a daily rate equal to the IRR Rate divided by 365.

EXHIBIT 7-C-2

Schedule 1

Hypothetical IRR Hurdle Amount

Calculation

Incentive Hurdle Is

Not Reached

Hypothetical Investment Results:

	Quarter 0		Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12
Equity	-$	170,000,000

Net Ordinary Cash Flow			$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Net Extraordinary Cash Flow (1)														$200,000,000

Total	-$	170,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$2,000,000	$202,000,000

IRR	10.20%

Incentive IRR Hurdle of 13% has not been reached

Distribution of Proceeds-

To Inland	-$	85,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$101,000,000
To NYSTRS	-$	85,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$101,000,000

Sale proceeds split based on 50%/ 50% ownership since incentive IRR hurdle was not reached

(1) Net of debt and sales costs

SCHEDULE 1-1

Schedule 2

Hypothetical IRR Hurdle Amount Calculation

Incentive Hurdle Is Reached

Hypothetical Investment Results:

	Quarter 0		Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5	Quarter 6	Quarter 7	Quarter 8	Quarter 9	Quarter 10	Quarter 11	Quarter 12
Equity	-$	170,000,000

Net Ordinary Cash Flow	$2,000,000	$2,200,000	$2,420,000	$2,662,000	$2,928,200	$3,221,020	$3,543,122	$3,897,434	$4,287,178	$4,715,895	$5,187,485	$5,706,233
Net Extraordinary Cash Flow (1)												$200,000,000

Total	-$	170,000,000	$2,000,000	$2,200,000	$2,420,000	$2,662,000	$2,928,200	$3,221,020	$3,543,122	$3,897,434	$4,287,178	$4,715,895	$5,187,485	$205,706,233

IRR	13.6%

Incentive IRR Hurdle of 13% has been reached

Distribution of Sale Proceeds to a 13% IRR:

To Inland	-$	85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$101,000,000
IRR	13.0%
To NYSTRS	-$	85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$101,000,000
IRR	13.0%

Proceeds distributed 50%/ 50% based on ownership until a 13% IRR is achieved

Remaining Sales Proceeds to be Distributed Before Incentive Payment:	$3,706,233
20% Incentive Distribution to Inland	$741,247

Remaining Proceeds after Incentive Payment:	$2,964,987

Remainder to be split 50%/ 50% based on ownership percentage

Ending Distribution/ IRRs:

Inland	-$	85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$103,223,740
IRR	13.8%
NYSTRS	-$	85,000,000	$1,000,000	$1,100,000	$1,210,000	$1,331,000	$1,464,100	$1,610,510	$1,771,561	$1,948,717	$2,143,589	$2,357,948	$2,593,742	$102,482,493
IRR	13.5%

(1) Net of debt and sales costs

SCHEDULE 1-2

EXHIBIT 7-D

TAX EXHIBIT

ARTICLE I

DEFINITIONS

Capitalized terms used in this Exhibit shall have the meanings set forth below, except as otherwise expressly indicated or limited by the context in which they appear in this Exhibit.  All terms defined in this Article I in the singular have the same meanings when used in the plural and vice versa.  Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles.  References to Sections and Articles refer to sections and articles of this Exhibit, unless the context requires otherwise.  Capitalized terms that are not defined in this Exhibit shall have the meaning given to them in the Limited Liability Agreement to which this Exhibit is attached (the “Agreement”).

Section 1.1                                    “Adjusted Capital Account” means, with respect to any Member, the Capital Account of such Member, reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations.

Section 1.2                                    “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Calendar Year, after giving effect to the following adjustments:

(a)                                 credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)                                 debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

Section 1.3                                    “Book Value” means an amount reflected in the books of the Company as the book value of an item of Company property, as determined by the Members and maintained in accordance with the capital account rules contained in Regulations Section 1.704-1(b)(2)(iv).

Section 1.4                                    “Capital Account” means the capital account established and maintained for each Member pursuant to Section 2.1.

EXHIBIT 7-D-1

Section 1.5                                    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Regulations promulgated thereunder.

Section 1.6                                    “Depreciation” means an amount for each Calendar Year or other period equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Calendar Year or other period for federal income tax purposes; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Members.

Section 1.7                                    “Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Section 1.8                                    “Member Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

Section 1.9                                    “Member Nonrecourse Deductions” means, for each Calendar Year, items of Company loss and deduction that are attributable to Member Nonrecourse Debt and are characterized as “partner nonrecourse deductions” under Regulations Section 1.704-2(i)(2).

Section 1.10                             “Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2) with respect to the term “partnership minimum gain”, and the amount of Minimum Gain, as well as any net increase or decrease in Minimum Gain for a Company Calendar Year, shall be determined in accordance with the rules of such Regulations.

Section 1.11                             “Modified Adjusted Capital Account” means, with respect to any Member, an amount equal to such Member’s Adjusted Capital Account, increased by the sum of such Member’s share of Minimum Gain and such Member’s share of Member Minimum Gain.

Section 1.12                             “Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.13                             “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

Section 1.14                             “Profit” and “Loss” means for each Calendar Year or other period for which allocations to Members are made, an amount equal to the Company’s taxable income or loss, respectively, as calculated in accordance with Code Section 703(a), but excluding in such calculation items specially allocated under Section 3.2, computed with the following adjustments:

EXHIBIT 7-D-2

(a)                                 any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

(b)                                 any expenditure of the Company described in Section 705(a)(2)(b) of the Code or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(c)                                  in the event the Book Value of any Company property is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(g), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and shall be allocated in accordance with the provisions of Article 3;

(d)                                 Gain or Loss from the sale or other disposition of any Company property shall be taken into account by reference to the Book Value of such property in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition;

(e)                                  in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Calendar Year or other period; and

(f)                                   to the extent there is an adjustment to the Book Value of any Company property, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the Company property) or loss (if the adjustment decreases the Book Value of the Company property) from the disposition of the Company property and shall be taken into account for purposes of computing Profit or Loss.

If the Company’s taxable income or loss for such Calendar Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profit for such Calendar Year or other period; and if a negative amount, such amount shall be the Company’s Loss for such Calendar Year or other period.

Section 1.15                             “Regulations” means the Income Tax Regulations, including any temporary regulations, promulgated under the Code, as such Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations).

Section 1.16                             “Target Capital Account” means an amount, determined with respect to each Member for any Calendar Year, equal to the hypothetical distribution such Member would receive if each Company asset (other than cash or cash equivalents) were sold for an amount of cash equal to such asset’s Book Value as of the end of such Calendar Year, each liability of the Company were satisfied in cash in accordance with its terms (limited, with respect to each Nonrecourse Liability, to the Book Value of the asset or assets securing such Nonrecourse Liability and with the cash proceeds from the hypothetical sale of Company Properties), and all remaining cash of the Company (including the net proceeds of such hypothetical transactions and

EXHIBIT 7-D-3

all cash otherwise available after the hypothetical satisfaction of all Company liabilities) were distributed in full to the Members pursuant to Article 4 of the Agreement (such cash to maintain its character as either Net Ordinary Cash Flow or Net Extraordinary Cash Flow distributable to the Members pursuant to Section 7.4); provided that if upon such hypothetical liquidation instead of receiving a distribution such Member would be obligated to make a capital contribution to the Company, such Member’s Target Capital Account shall be a negative amount equal to such contribution obligation.

ARTICLE II

CAPITAL ACCOUNTS

Section 2.1                                    General.  A separate Capital Account shall be established and maintained for each Member in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), and this Section 2.1 shall be interpreted and applied in a manner consistent with Regulations Section 1.704-1(b)(2)(iv).  The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise.  The amounts of all distributions to Members shall be determined pursuant to Article IV of the Agreement.

Section 2.2                                    Adjustments to Capital Accounts.  The Company may adjust the Capital Accounts of its Members to reflect revaluations of Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f).  In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code.  In the event that Code Section 704(c) applies to any Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

Section 2.3                                    Transfer of Capital Accounts.  Upon the transfer of all or a part of an interest in the Company, the transferee shall succeed to that portion of the Capital Account of the transferor that is attributable to the transferred interest.

EXHIBIT 7-D-4

ARTICLE III

ALLOCATION OF PROFIT AND LOSS

Section 3.1                                    Allocations of Profit and Loss.

A.                                    Standard Allocations.  Except as otherwise provided in this Article III, Profit or Loss of the Company for each Calendar Year shall be allocated to the Members as necessary to cause each Member’s Modified Adjusted Capital Account balance as of the end of such Calendar Year to equal as nearly as possible such Member’s Target Capital Account.

B.                                    Incentive Distributions.  In any Calendar Year in which an Incentive Distribution is paid to Inland, there shall be allocated to Inland, net profits equal to the amount of Incentive Distribution that was paid to Inland. If the amount of net profits for the Calendar Year is less than the amount of Incentive Distribution paid to Inland in that Calendar Year, or if there is a net loss for the Calendar Year, there shall instead be allocated to Inland with respect to the Incentive Distribution being paid items of gross income to the extent necessary so that there shall be allocated to Inland so far as possible (and to the extent not so possible, in succeeding Calendar Years) an aggregate of net profits or items of gross income equal to the Incentive Distribution paid to Inland for the Calendar Year. Any amounts specially allocated hereunder to Inland in respect of an Incentive Distribution paid to Inland shall reduce the net profit or increase the net loss to be allocated among the Members in accordance with paragraph (a), above.

C.                                    NIC Funds.  Interest earnings on the NIC Funds shall be allocated 95% to Inland and 5% to NYSTRS.

Section 3.2                                    Allocations Required by Treasury Regulations.

A.                                    Except to the extent provided in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if for any Calendar Year of the Company there is a net decrease in Minimum Gain, there shall be allocated to each Member items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in Minimum Gain.  A Member’s share of the net decrease in Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).  This Section 3.2A is intended to comply with the “minimum gain chargeback” requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

B.                                    Except to the extent provided in Regulations Section 1.704-2(i)(4), if for any Calendar Year of the Company there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt, there shall be allocated to each Member that has a share of such Member Minimum Gain at the beginning of such Calendar Year items of income and gain for such Calendar Year (and, if necessary, for subsequent Calendar Years) equal to such Member’s share of the net decrease in such Member Minimum Gain.  The determination of a Member’s share of the net decrease in Member Minimum Gain shall be made in a manner consistent with the principles contained in Regulations Section 1.704-2(i)(5).  This Section 3.2B is intended to comply with the “partner nonrecourse debt minimum gain chargeback” requirement in Regulations Section 1.704-2(1)(4) and shall be interpreted consistently therewith.

C.                                    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section 1.704-1(b)(2)(ii)(d)(5), or Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient

EXHIBIT 7-D-5

to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.2C shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2C were not in this Exhibit.  This Section 3.2C is intended to comply with the “qualified income offset” requirement in Regulations Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

D.                                    All Member Nonrecourse Deductions for each Calendar Year shall be allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with the ratio in which the Members bear such economic risk of loss and Regulations Section 1.704-2(i)(1).

E.                                     No Member shall be allocated Company loss or deduction to the extent such allocation would cause such Member to have or to increase an Adjusted Capital Account Deficit.  If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be allocated between or among the Members in accordance with the Members’ respective interests in the Company within the meaning of Regulations Section 1.704-1(b)(3).

F.                                      For purposes of applying Code Section 704(c) to the Initial Properties or any other assets contributed by a Member to the Company, the Company shall utilize the traditional method of eliminating any book-tax differences.  If the Service shall determine that the Company has sold all or any part of the Initial Properties to NYSTRS, all income, gain or loss resulting therefrom shall be allocated solely to Inland.

Section 3.3                                    Allocations of Individual Tax Items.  Except as otherwise required under Code Section 704(c) or Regulations Section 1.704-3(a)(6), and except with respect to interest earnings on NIC Funds, each item of Company income, gain, loss, deduction or credit for each Calendar Year shall be allocated among the Members in the same proportions as each other such item.

Section 3.4                                    Fractions Rule Compliance.  The Members acknowledge and agree that the Company shall endeavor to cause the allocations of Profit and Loss of the Company for each Calendar Year to satisfy the requirements of Code Section 514(c)(9)(E). Notwithstanding anything contained in this Agreement to the contrary, NYSTERS, in its sole discretion, shall have the right to request that the Company alter the manner in which Profit or Loss of the Company for any Calendar Year is allocated among the Members as necessary to satisfy the requirements of Code Section 514(c)(9)(E); provided, however, that in no case shall the Company make any alteration in the allocations of such Profit or Loss of the Company for any Calendar Year if such allocation would result in a material adverse change in the distributions due to be paid Inland under this Agreement (determined without regard to this Section).

EXHIBIT 7-D-6

ARTICLE IV

TAX AND ACCOUNTING MATTERS

Section 4.1                                    Method of Accounting.  Unless otherwise determined by the Members or required by law, the Company shall use the accrual method of accounting for both tax and financial reporting purposes.

Section 4.2                                    Fiscal Year.  Unless otherwise determined by the Members or required by law, the fiscal and taxable year of the Company shall be the calendar year (the “Calendar Year”).

Section 4.3                                    Tax Returns.  The Managing Member shall use reasonable efforts to (i) cause the Company’s accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense, (ii) to deliver all tax and information returns to the Members for their review, comment and reasonable approval within 60 days after the end of each Calendar Year, and (iii) to furnish the Members with a projection of the Company’s taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense.  No tax or information return shall be filed unless approved by Investor.

ARTICLE V

LIQUIDATING DISTRIBUTIONS; NO DEFICIT RESTORATION

Section 5.1                                    Liquidating Distributions.  Notwithstanding anything to the contrary contained in the LLC Agreement or in this Exhibit, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made, in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), to the Members in accordance with their respective positive Capital Account balances.  It is intended that such distributions will result in the Members receiving aggregate distributions in the order of and equal to the amount of distributions that would have been received if the liquidating distributions were made in accordance with Section 7.4 (c) and (d).  However, and notwithstanding anything to the contrary contained in this Agreement or this Exhibit if the balances in the Capital Accounts do not result in such intention being satisfied, items of Profit and Loss will be reallocated among the Members for the Calendar Year of the liquidation (and, if necessary, prior Calendar Years for which the federal income tax return has not been filed) so as to cause the balances in the Capital Accounts to be in the amounts necessary to assure that such result is achieved.  Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), liquidating distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation.  Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

Section 5.2                                    No Deficit Restoration Obligation.  Notwithstanding anything to the contrary contained in this Exhibit or in the Agreement, no Member shall have any obligation to

EXHIBIT 7-D-7

the Company or to any other Member to restore any deficit balance in its Capital Account to the Company except as may be required by the Act.

ARTICLE VI

TRANSFER OF MEMBER’S INTEREST

Upon the transfer of all or a part of an interest in the Company, items of Company income, gain, loss, deduction and credit for the Company Calendar Year in which such transfer occurs shall, except as otherwise agreed between the transferor, transferee and the Company, generally be allocated between the transferor and the transferee on a pro rata basis in proportion to the number of days in the year for which each held the interest.

ARTICLE VII

WITHHOLDING MATTERS

The Manager shall comply with the requirements contained in the Code and comparable tax laws of any State in which the Company is engaged in business regarding tax withholding on income that is allocated to, or distributions made to, Members who are non-U.S. persons and/or nonresidents of a particular state or jurisdiction (the “Member Withholding Law”).  The Manager is hereby authorized and directed by each Member to withhold from the distributions or other amounts payable to such Member under the Agreement such amount or amounts (“Required Member Withholding”) as it reasonably determines is required by the Member Withholding Law, and to remit the Required Member Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority.  If the Manager determines at any time that the Required Member Withholding with respect to a particular Member exceeds the amount of distributions or other amounts payable to such Member at such time (a “Cash Shortfall”), the Member in question shall immediately make a cash contribution to the Company equal to the amount of such Cash Shortfall, which the Manager shall use to effectuate the Required Member Withholding.  The amount so contributed shall not be treated as a capital contribution for purposes of the Agreement.  When remitting the Required Member Withholding, the Manager shall inform the relevant taxing authority of the name and tax identification number of the Member for whose account such Required Member Withholding is being made.

EXHIBIT 7-D-8

EXHIBIT 8-A

MAJOR DECISIONS

For purposes of this Agreement, the term “Major Decisions” means each of the following, regardless of whether the same is proposed by the Manager or by any Member, except to the extent such items have previously been approved in the Annual Plan (both as to the Company, as to any Subsidiary and as to each individual Property), including any annual Operating Budgets or Capital Budgets.

1.                                      Any Initial Property Senior Financing, Additional Property Senior Financing or Refinancing, or borrow any money or incur any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business) in excess of $100,000 in any twelve month period;

2.                                      Issue any additional interests in the Company or other equity securities or equity-like interests in the Company or its revenues or profits;

3.                                      The admission of any additional Members;

4.                                      Sell, transfer, pledge, mortgage, encumber, convey or otherwise dispose of, or grant options, warrants, or other rights with respect to, any Properties, any Subsidiary, or any other material assets of the Company;

5.                                      Approve and modify the Budgets;

6.                                      Establish any Reserves in excess of $100,000;

7.                                      Any lease entered into with respect to any Property in excess of 5,000 rentable square feet which is not approved in the Budgets; provided, however, that any lease with respect to Property which is for 5,000 rentable square feet or less shall be approved or disapproved by the Manager; in its sole discretion, in accordance with the Leasing Agreement;

8.                                      Except as set forth in the Management Agreement, any plan to make, purchase, or otherwise acquire, any fixed asset, any capital improvement or any planned redevelopment to a Property if, after giving effect to such purchase, acquisition, improvement or development, the aggregate cost of all fixed assets purchased or otherwise acquired and improvements or developments constructed by the Company exceeds the greater of $100,000 or ten percent (10%) of any budgeted item in any calendar year;

9.                                      Accelerate or defer any monthly distributions of Net Ordinary Cash Flow or Net Extraordinary Cash Flow;

10.                               Hire or fire any employee of the Company or enter into or terminate any agreement for the management of the Property;

EXHIBIT 8-A-1

11.                               Enter into any agreement with an Affiliate of the Manager or any Member, except as otherwise contemplated by the Agreement;

12.                               Appointment or removal of Inland Commercial Property Management, Inc. or any other affiliate of Inland as Property Manager or Leasing Agent, except as otherwise provided in the Agreement or in the Property Agreements;

13.                               Approval of the independent certified accountants retained to prepare the audited financial statements for the Company;

14.                               Take any action which would make it impossible to carry on the business of the Company;

15.                               Take any action that would subject any Member to liability for the obligations of the Company in any jurisdiction;

16.                               Confess a judgment against the Company;

17.                               Possess property, or assign its rights in specific property, for other than a purpose of the Company;

18.                               Take any action in contravention of this Agreement or the Act;

19.                               File a voluntary petition of bankruptcy, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they mature, or otherwise invoke general laws for the protection for debtors;

20.                               The restructuring, renegotiation, work-out or settlement of any of the Company’s rights and obligations under any Lease, Agreement or loan documents whose execution constituted a Major Decision, unless otherwise provided in the Agreement;

21.                               The redemption, purchase or other acquisition by the Company of all or any portion of any Interest;

22.                               The taking of any action by the Company that would constitute a material deviation from the business purpose of the Company described in Article 3;

23.                               The institution of any legal proceedings in the name of the Company or the adjustment, settlement or compromise of any claim, obligation, debt, or demand by or against the Company or any legal proceedings by or against the Company and confession of any judgment against the Company or any property of the Company, except for those matters which are tendered for coverage under an insurance policy obtained by the Company, provided, however, that, with respect to any of the foregoing of a material nature, including, without limitation, the institution or defense of any material legal proceeding on behalf of the Company or its property, the Manager shall use its best efforts to advise the Executive Committee of all material developments and shall advise all Members of the status of such matter at the request of the Members;

EXHIBIT 8-A-2

24.                               Dissolve and wind-up the affairs of the Company except as otherwise provided in this Agreement or as required by the Act.

25.                               Take any action to modify, waive, amend or otherwise change the format or frequency of the financial statements and other reports required to be delivered hereunder and under the Management Agreement or the Leasing Agreement, or to modify or waive the insurance requirements or any requirements regarding cash management contained in the Management Agreement.

EXHIBIT 8-A-3

EXHIBIT 8-B

INLAND COMMERCIAL PROPERTY MANAGEMENT FEES AND SERVICES

Inland, through its affiliate, Inland Commercial Property Management, Inc. will provide acquisition, disposition and property management services to the Company.  Inland will be entitled solely to the following fees for the performance of such services:

(i)            an acquisition fee of 0.35% of the gross purchase price, for each Additional Property acquired, and excluding the Initial Properties;

(ii)           a property management fee of 4.5% of actual gross income monthly on the Properties, provided if a lease for a tenant on an Additional Property does not allow for full recovery of the 4.5% management fee, then a property management fee of 3.5% will be due on the actual gross income monthly with respect to such lease.   The services provided for the property management fee shall include, but not be limited to, all legal expenses for leases with any national tenants, the cost of insurance placement, any legal costs for the preparation of the purchase and sale documents for acquisition and dispositions, tax appeals, construction supervision of all tenant’s tenant improvement build out, all in-house design work for marketing brochures, all accounting and reporting costs and expenses. There will be no additional fees for the administration of the Properties or the Company.

(iii)          leasing commissions per the following schedule (when an outside broker is involved, the payout is 150%, and on a renewal, the payout is 50%):

a.             <= 2,500 square feet = $4.00 per square foot

b.             2,501 – 5,000 SF = $3.50 per square foot

c.             5,001 – 10,000 SF = $3.00 per square foot

d.             10,001 – 20,000 SF = $2.50 per square foot

e.             >= 20,001 SF = $2.00 per square foot

In no event, shall Inland be paid a leasing fee for a Property that it no longer manages and leases.

(iv)          a disposition fee of $30,000 per property on the sale of Additional Properties, but only in those instances where the property management fee pursuant to paragraph (ii) above is 3.5% or less. In the aggregate, such disposition fees shall not exceed $1,000,000.

(v)           In the event that Inland Real Estate Sales, Inc. is engaged by the Executive Committee to sell a Property, the Company or the Members’ interests in the Company to a third party on behalf of the Company, the sales commission will be negotiated at that time based upon then-prevailing market rates.

EXHIBIT 8-B-1

EXHIBIT 8-C

INLAND MANAGEMENT AGREEMENT

EXHIBIT 8-C-1

EXHIBIT 8-D

INLAND LEASING AGREEMENT

EXHIBIT 8-D-1

EXHIBIT 8-E

INLAND FINANCIAL HEALTH RATIOS

Inland Real Estate Corporation

Financial Health Ratios

EBITDA/Interest	=	Greater than 2.0x

Net Debt/Total Capital	=	Less than 75.0%

Net Worth	=	Greater than $750 million

Definitions

EBITDA: earnings before interest, taxes, depreciation,  amortization and non-recurring expenses

Net Debt: Total Debt outstanding less cash

Total Capital: Total Debt outstanding plus shareholders’ equity plus preferred stock

EXHIBIT 8-E-1

EXHIBIT 10-A

CONVEYANCE REPRESENTATIONS AND WARRANTIES

1.             Organization and Authority.  The Seller is a                          duly established and validly existing under the laws of the state where it was established and possesses all requisite legal authority to transfer the Interest.  The person signing on behalf of the Seller possesses all requisite authority and is duly and validly empowered to execute this Agreement and to carry out all the transactions contemplated hereby.

2.             Ownership of the Interest.  The Seller is the owner of, and has good and marketable title to, the Interest.  The Seller is not in breach or violation of any terms or obligations under any contract or agreement affecting or relating to the Interest.  The Seller has full and clear right to assign the Interest, and no other person, firm, corporation or governmental body has or will have any lien, right, title or interest whatsoever against, in, under or to all or any part of the Interest.  There are no commitments, options or contracts under which the Seller is or may be obligated to transfer the Interest, except as set forth in the Operating Agreement dated                     , 2004 between Inland Real Estate Corporation and the New York State Teachers’ Retirement System (the “Operating Agreement”).

3.             Absence of Undisclosed Liabilities or Encumbrances.  There are no encumbrances, restrictions, liens, claims or liabilities, present or future, of any nature whatsoever that exist or may be asserted against the Interest.  There are no judgments, actions, suits, proceedings, investigations or claims outstanding, pending or threatened, against the Seller which relate to, or which can be enforced against, the Interest being purchased hereunder in any court or before any governmental or administrative agency, department, commission, board, bureau or instrumentality, which can have a material effect upon the Interest, which could interfere with the execution and delivery of this Assignment or the consummation of the transactions contemplated hereby.

4.             No Default Effected.  The execution and delivery of this Assignment and the fulfillment of the terms and conditions and compliance with the provisions hereof will not conflict with nor result in a breach of, or a default or acceleration under, or the creation of any lien or security interest under (or in an occurrence which with the lapse of time or action by a third party or both could result in a default or acceleration of the creation of such a lien or security interest) any of the terms, conditions or provisions of any applicable order, judgment, writ or decree of any court or of any arbitral body or of any governmental department, commission, board, bureau, agency or instrumentality, or of any indenture, contract, mortgage, lien, loan, agreement, lease or other instrument to which the Seller is a party or is subject or by which Seller or any of its properties or assets is or may be bound, or any applicable law, rule or regulation or consent requirement.

5.             No Approval Required.  No approval, consent, waiver or filing of or with any third party including, without limitation, any governmental bodies, agencies or instrumentalities,

EXHIBIT 10-A-1

is required for the execution of this Assignment by the Seller or the consummation of the transactions contemplated hereby by the Seller.

EXHIBIT 10-A-2

EXHIBIT 13-A

INLAND AFFILIATES

Inland Commercial Mortgage Corporation

Inland Mortgage Corporation

Inland Mortgage Servicing Corporation

Inland Office Management, Inc.

Inland Payroll Services, Inc.

Inland Real Estate Acquisitions

Inland Risk and Insurance Management Services, Inc.

TIREG Law

Investors Property Tax Services, Inc.

Inland Computer Services, Inc.

Metropolitan Construction Service

Inland Communications, Inc.

(NOTE: A SEPARATE AGREEMENT WILL BE PREPARED FOR EACH PROPERTY)

PROPERTY MANAGEMENT AGREEMENT

BETWEEN

[PARTY ONE]

(“Owner”)

AND

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.

(“Property Manager”)

TABLE OF CONTENTS

ARTICLE				PAGE

ARTICLE XVII		ARTICLE 1 APPOINTMENT, TERM AND AUTHORITY		1
17.1	1.1	Appointment		1
17.2	1.2	Term		1
17.3	1.3	Authority		1
17.4	1.4	Relationship		1
17.5	1.5	Representation of Expertise		2
17.6	1.6	Corporate Authority		2
17.7	1.7	Advisor		2

ARTICLE XVIII		ARTICLE 2	TERMINATION	2
18.1	2.1	Termination by Owner Without Cause		2
18.2	2.2	Termination by Owner for Cause		3
18.3	2.3	Duties Upon Termination or Expiration		4
18.4	2.4	Remedies and Survival		5
18.5	2.5	Limitation of Owner’s Liability		5
18.6	2.6	Limitation of Property Manager’s Liability		5

ARTICLE XIX		ARTICLE 3 COMPENSATION OF PROPERTY MANAGER		6
19.1	3.1	Management Fee		6
19.2	3.2	Expenses/Costs		6
19.3	3.3	Construction Management Fee		7

ARTICLE XX		ARTICLE 4 RESPONSIBILITIES OF PROPERTY MANAGER		8
20.1	4.1	Performance of Duties		8
20.2	4.2	Specific Duties of Property Manager		8
20.3	4.3	Computer Software		18
20.4	4.4	General Operating Policy		18
20.5	4.5	Duties of Property Manager Generally		18
20.6	4.6	Emergency Expenditures		19
20.7	4.7	Property Internal Control Review Function		20

ARTICLE XXI		ARTICLE 5 PERSONNEL		20
21.1	5.1	Employment of Personnel		20
21.2	5.2	Management Team		20
21.3	5.3	Bonding		20

ARTICLE XXII		ARTICLE 6 COMPLIANCE WITH LAWS		21
22.1	6.1	Compliance		21
22.2	6.2	Contests		21

ARTICLE XXIII		ARTICLE 7 ACCOUNTING AND FINANCIAL MATTERS		22
23.1	7.1	Books and Records		22
23.2	7.2	Charts of Accounts		22

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ARTICLE			PAGE

23.3	7.3	Financial Statements	22
23.4	7.4	Fixed Asset Accounting	23
23.5	7.5	Collection of Funds	23
23.6	7.6	Periodic Meetings	23
23.7	7.7	Owner’s Right to Conduct Audit	23
23.8	7.8	Other Reports and Statements	24
23.9	7.9	Financial Accounting	24
23.10	7.10	Tax Returns	24
23.11	7.11	Certification	24

ARTICLE XXIV		ARTICLE 8 BANK ACCOUNTS	24
24.1	8.1	Opening Bank Accounts	24
24.2	8.2	Maintaining Bank Accounts	25
24.3	8.3	Closing Bank Accounts	25
24.4	8.4	Bank Account Statements & Reconciliation	25
24.5	8.5	Accounts Payable	26
24.6	8.6	Cash Management	26

ARTICLE XXV		ARTICLE 9 COOPERATION WITH LEASING PERSONNEL	27
25.1	9.1	Leasing Generally	27

ARTICLE XXVI		ARTICLE 10 BUDGETS	27
26.1	10.1	Annual Budget	27
26.2	10.2	Annual Capital Improvements Budget	28
26.3	10.3	Marketing Plan	28
26.4	10.4	Approval	29
26.5	10.5	Miscellaneous	29
26.6	10.6	Annual Review of Service Contracts	29
26.7	10.7	Payment Procedure for Capital Improvements	29
26.8	10.8	Limitations	30

ARTICLE XXVII		ARTICLE 11 CONTRACTS AND OTHER AGREEMENTS	30
27.1	11.1	Limitation on Property Manager’s Contractual Power	30
27.2	11.2	Limitation on Equipment Leases	31
27.3	11.3	Limitation on Vending Contracts	31

ARTICLE XXVIII		ARTICLE 12 INDEMNIFICATION AND INSURANCE	31
28.1	12.1	Indemnification.	31
28.2	12.2	Owner’s Insurance	32
28.3	12.3	Property Manager’s Insurance.	33
28.4	12.4	Employee Indemnification	33
28.5	12.5	Survival	34
28.6	12.6	Evidence of Insurance	34
28.7	12.7	General Insurance Provisions	34
28.8	12.8	Property Manager’s Duties in Case of Loss	34
28.9	12.9	Property Manager’s Duties in Case of Lease or Purchase	34

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ARTICLE			PAGE

ARTICLE XXIX		ARTICLE 13 NOTICES	35
29.1	13.1	Notices	35

ARTICLE XXX		ARTICLE 14 LIMITATIONS	36
30.1	14.1	Assignment by Property Manager	36
30.2	14.2	Limitation of Authority	36

ARTICLE XXXI		ARTICLE 15 CONFIDENTIALITY	37
31.1	15.1	Confidentiality	37

ARTICLE XXXII		ARTICLE 16 LEGAL PROCEEDINGS	37
32.1	16.1	Applicable Law	37
32.2	16.2	Notice of Commencement of Proceedings	37
32.3	16.3	Cooperation by Property Manager	38
32.4	16.4	Cooperation by Owner	38
32.5	16.5	Prevailing Party	38
32.6	16.6	Personal Jurisdiction	38

ARTICLE XXXIII		ARTICLE 17 MISCELLANEOUS	38
33.1	17.1	Entire Agreement	38
33.2	17.2	Headings	39
33.3	17.3	Successors and Assigns	39
33.4	17.4	No Waiver	39
33.5	17.5	Severability	39
33.6	17.6	No Third Party Beneficiary	39
33.7	17.7	Amendments	39
33.8	17.8	Unavoidable Delays	39
33.9	17.9	Joint and Several	40
33.10	17.10	Exhibits	40
33.11	17.11	Consents and Approvals	40
33.12	17.12	Tax Information	40

EXHIBITS

EXHIBIT A:	Legal Description
EXHIBIT B:	Management Fee, Construction Management Fee
EXHIBIT C:	Engineering and Environmental, Health and Safety Requirements
EXHIBIT D:	Management Team
EXHIBIT E:	Monthly Standard Reporting Package
EXHIBIT F:	Real Estate Accounting Policies
EXHIBIT G:	Property Manager’s Certification
EXHIBIT H	Form of Annual Budget

iii

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the                day of                                20    , by and between                                                                                  (“Owner”), and INLAND COMMERCIAL PROPERTY MANAGEMENT, INC., an Illinois corporation, (“Property Manager”), with reference to the following facts and intentions of the parties:

A.                                                            Owner is the wholly-owned subsidiary of IN Retail Fund, L.L.C. (the “Fund”), whose members consist of Inland Real Estate Corporation (“Inland”) [which contributed property to the Owner in connection with the formation of the Fund], and the New York State Teachers’ Retirement System (“NYSTRS”).

B.                                                            Owner is the owner of the retail building(s) and related improvements, certain personal property and related rights, commonly known as                                                        located in                                 ,                                            and legally located on the land described in Exhibit A attached hereto (collectively, the “Property”).

C.                                                            Property Manager is in the business of managing and operating properties similar to the Property, and Property Manager possesses the personnel, skills and experience necessary for the effective and efficient first-class management and operation of the Property.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Owner and Property Manager agree as follows:

ARTICLE 1

APPOINTMENT, TERM AND AUTHORITY

1.1          Appointment.  Owner hereby appoints Property Manager, and Property Manager hereby accepts the appointment, as the sole and exclusive manager for the Property, subject to and upon the terms and conditions set forth in this Agreement.

1.2          Term.  The term (“Term”) of this Agreement shall commence on the date hereof (the “Commencement Date”) and shall expire on the date on which the Fund ceases to exist (the “Expiration Date”) unless earlier terminated as provided herein or at law.  If neither party has elected, pursuant to Section 2.1 or 2.2 to terminate this Agreement, then this Agreement shall continue in effect on a month to month basis beyond the Expiration Date until terminated by either Party as provided in Section 2.1 or 2.2.  The word “Term” shall include any such time period from the Expiration Date until the date of termination.

1.3          Authority.  Property Manager shall have the authority to enter upon the Property and to do such acts as are reasonably necessary to perform its duties and services pursuant to this Agreement and the approved Annual Budget (as hereinafter defined).

1.4          Relationship.  Except as otherwise expressly provided herein to the contrary, Property Manager shall be an independent contractor and shall not be an agent, employee, partner or joint venturer of Owner or Advisor.  If Property Manager owns any interest in, or provides other services to, Owner or Advisor, nothing contained herein shall be deemed to modify, amend or diminish the agreements contained herein and Property Manager’s responsibilities and duties hereunder shall be considered entirely separate from any interest of Property Manager in, or other relationship with, Owner or Advisor.

1.5          Representation of Expertise.  Property Manager represents that it is a professional in the field of management of commercial real estate in the area where the Property is located and possesses the skills and experience necessary for the effective and efficient first class management and operation of the Property, and acknowledges that Owner is relying upon this representation in entering into this Agreement.  Owner acknowledges that Property Manager’s management of a comparable property shall not be deemed a conflict of interest hereunder, provided that Property Manager complies with its obligations hereunder.  The terms of this Section 1.5 shall survive the expiration or earlier termination of this Agreement, by twelve months.

1.6          Corporate Authority.  Property Manager represents and warrants that (i) Property Manager is an entity duly authorized, validly existing and in good standing under the laws of the state in which Property Manager is formed and is qualified to do business in the state in which the Property is located and all other states where Property Manager is required to be qualified to do business, (ii) Property Manager has full power, authority and legal right to execute, deliver and perform this Agreement and to perform all of its obligations hereunder and (iii) said execution, delivery and performance of all or any portion of its obligations under this Agreement does not require any consent or approval of any governmental authority, does not violate any provisions of law or any governmental order, and does not conflict with, result in a breach of, or constitute a default under the operating agreements of Property Manager or any instrument to which Property Manager is a party or by which it or any of its Affiliates is bound.

1.7          Advisor.  Owner and Property Manager acknowledge and agree that NYSTRS has retained Morgan Stanley to act as Advisor for NYSTRS with respect to the Property (the “Advisor”).  Unless and until NYSTRS or the Advisor notifies Owner and Property Manager in writing to the contrary, Owner, Inland and Property Manager shall be entitled to rely upon all approvals, disapprovals and other instructions of Advisor as being authorized by and binding upon NYSTRS.

ARTICLE 2

TERMINATION

2.1          Termination by Owner Without Cause.  This Agreement in its entirety may be terminated by Owner at any time during the Term hereof without cause (i) upon the sale of the property, (ii) if NYSTRS acquires all the ownership interests of Inland in the Fund, (iii) if NYSTRS acquires from the Owner either the Property or all the ownership interests of the Owner, or (iv) if Property Manager ceases to be an Affiliate of Inland or of any Person owning, directly or indirectly, 50% of the legal and beneficial ownership interests presently owned by Inland in the Fund, except as a result of a merger, sale or reorganization of Inland which is permitted under the terms of the Operating Agreement.  Termination, upon written notice to Property Manager, is effective on the date specified in such notice, not less than ten (10) days

2

after the date of such notice.  In the event of termination pursuant to this Section 2.1, Property Manager shall effect an immediate and orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner or to the new owner of the Property, as the case may be, prior to the effective date of such termination.  Property Manager shall be entitled to receive the Management Fee (as hereinafter defined) earned to the effective date of termination as set forth in Section 3.1 hereof, but no other compensation, consideration, payment or damages.

2.2          Termination by Owner for Cause.  This Agreement in its entirety may be terminated by Owner at any time during the Term hereof upon sixty (60) days prior written notice to Property Manager for any of the following causes:

(a)           If Property Manager fails to cooperate with Owner or any brokers which are a party to a proposed transaction in connection with the leasing of space in the Property or the sale of the Property or in the granting of a mortgage secured by the Property; or

(b)           If Property Manager fails to operate and maintain the Property on behalf of Owner in good working order and repair and in a condition consistent with similar quality properties in the metropolitan area of the Property, subject to Unavoidable Delays (as hereinafter defined), the availability of funds and the obligations of tenants under Leases (as hereinafter defined) provided Property Manager shall enforce or cause such tenants to perform such obligations; or

(c)           If a court having jurisdiction over Property Manager shall (i) enter a decree or order for relief in respect of Property Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Property Manager or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which continues to be in effect ninety (90) days after the entry of such decree or order or the making of such appointment; or

(d)           If Property Manager shall (i) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate (or other similar official) of Property Manager or for any substantial part of its property, or (iii) make any assignment for the benefit of creditors, or (iv) fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or

(e)           If Property Manager shall fail to observe or perform any of its obligations under this Agreement and said failure is not cured within thirty (30) days after written notice by the Owner to the Property Manager specifying the nature of the failure; provided, however, if the Property Manager has commenced to cure the failure, but is not completed within such thirty (30) day period, Property Manager shall have such

3

additional period of time as shall be reasonably necessary for such cure to be completed; or

(f)            If any fraud, crime, malfeasance or misfeasance is perpetrated by Property Manager or any employee, officer or agent of Property Manager in connection with the performance of the Management Services provided that, in the case of any such action by an employee or agent of Property Manager (but not by an officer of Property Manager), Property Manager shall have the right to cure said default by compensating Owner in full for all consequences of said fraud, crime, malfeasance or misfeasance within thirty (30) days after any officer of Property Manager becomes aware of said occurrence; provided, however, if the Property Manager has commenced to cure the failure, but is not completed within such thirty (30) day period, Property Manager shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(g)           If Property Manager shall fail to timely pay Owner any sum due hereunder; or

(h)           In the event of a casualty which damages all or a material portion of the Property; or

(i)            In the event of a condemnation affecting all or a material portion of the Property.

In the event of a termination of this Agreement pursuant to this Section 2.2, Property Manager shall be entitled to receive only the Management Fee earned to the effective date of termination as set forth in Section 3.1 and 3.3 hereof, but no other consideration, compensation, payment or damages.

2.3          Duties Upon Termination or Expiration.  In the event of the termination or expiration of this Agreement, Property Manager, shall effect an orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner prior to the effective date of such termination. On the effective date of a termination or expiration of this Agreement, Property Manager shall deliver to Owner promptly, upon Property Manager’s calculation of the gross monthly income for the calendar year for which the Property is operated (the “Calendar Year”) in which the termination or the expiration occurs, any and all of Owner’s funds held by Property Manager with respect to the Property, including, without limitation, Owner’s share of the amounts held in the Master Account (as hereinafter defined), less (i) any unpaid portion of On Site Expenses (as hereinafter defined) payable to Property Manager or for which Property Manager is obligated to any third party through the date of termination or expiration and (ii) any other fees or commissions which may be due to Property Manager hereunder, including, without limitation, the Management Fee earned with respect to the portion of the Calendar Year elapsed to the date of such termination plus any other amounts that may be due to Property Manager as expressly provided in this Agreement.  Property Manager shall also deliver to Owner any funds received by Property Manager after the date of termination or expiration which relate to the operation of the Property.  All materials, supplies, keys, Leases, contracts, other documents, insurance policies, plans, specifications, permits, licenses, promotional materials and such other papers and records (including general correspondence) as

4

pertain to this Agreement, the operations of the Property or the performance of Property Manager’s duties hereunder shall be delivered to Owner or the new manager, as directed by Owner, promptly after the effective date of a termination or expiration of this Agreement.  Property Manager shall assign any rights Property Manager may have in and to any existing contracts relating to the operation and maintenance of the Property as Owner shall desire or require.  Property Manager shall deliver to Owner a final accounting (prepared in accordance with the provisions of this Agreement) of the Property up to and including the effective date of the termination or expiration within sixty (60) days after such effective date of termination or expiration.  No further services shall be performed by Property Manager under this Agreement after the effective date of a termination or expiration, except that Property Manager shall reasonably cooperate to accomplish an orderly transfer of the operation and management of the Property to Owner or to any entity designated by Owner.  The terms of this Section 2.3 shall survive the expiration or earlier termination of this Agreement.

2.4          Remedies and Survival.  If either party terminates this Agreement pursuant to an event of default by the other party, the party so terminating may exercise any and all remedies available at law or in equity for breach of contract, unless and to the extent expressly limited herein.  Upon expiration or termination, both parties shall remain liable for all obligations under this Agreement accrued and not fully performed.  Without limitation of the foregoing, in the event of a termination by either party under this Article 2, the parties shall have no further rights or liabilities under this Agreement from and after the termination of this Agreement, except those which expressly survive. The terms of this Section 2.4 shall survive the expiration or earlier termination of this Agreement.

2.5          Limitation of Owner’s Liability.  Owner’s liability to Property Manager hereunder shall be limited to Owner’s interest in the Property and the proceeds thereof and Property Manager shall not look to any other property or assets of Owner or the property or assets of any of the Owner Parties (as hereinafter defined) in seeking either to enforce Owner’s obligations under this Agreement or to satisfy a judgment for Owner’s failure to perform such obligations.  Neither the direct or indirect shareholders, partners, or members comprising Owner or Advisor nor the shareholders, partners, members, directors or officers of any of the foregoing (the “Owner Parties”) shall be liable for the performance of Owner’s obligations under this Agreement. The terms of this Section 2.5 shall survive the expiration or earlier termination of this Agreement.

2.6          Limitation of Property Manager’s Liability.  Property Manager’s liability to Owner hereunder shall be limited to all Management Fees paid to Property Manager hereunder, and Owner shall not look to any other property or assets of Property Manager or to the property or assets of any of the Property Manager Parties (as hereinafter defined) in seeking either to enforce Property Manager’s obligations under this Agreement or to satisfy a judgment for Property Manager’s failure to perform such obligations.  Neither the direct or indirect shareholders, partners or members comprising Property Manager nor the shareholders, partners, members, directors, managers or officers of any of the foregoing (the “Property Manager Parties”) shall be liable for the performance of Property Manager’s obligations under this Agreement.  The terms of this Section 2.6 shall survive the expiration or earlier termination of this Agreement.

5

ARTICLE 3

COMPENSATION OF MANAGER

3.1          Management Fee.  In consideration of the services performed pursuant to this Agreement, Owner agrees to pay Property Manager at the rate specified in Exhibit B attached hereto and made a part hereof (the “Management Fee”).  During the Term hereof, said Management Fee shall be payable monthly in arrears, on the last day of each calendar month.  Property Manager may withdraw said Management Fee from the Master Account (as such term is defined in Section 8.1) for the Property and shall account for same.  In the event that the Master Account does not have sufficient funds to satisfy the monthly Management Fee in full, Property Manager shall be entitled to withdraw such funds as shall be available in the Master Account, and any unpaid Management Fee shall accrue until funds are available to be paid from the Master Account for such Management Fee.  Property Manager shall not be entitled to any fees, or to reimbursement for any costs or expenses, except as expressly set forth in this Agreement.

3.2          Expenses/Costs.  Owner agrees to reimburse Property Manager for all expenses incurred by Property Manager in operating the Property, so long as all such expenses are of a type set forth on a single exhibit attached to the Annual Budget (as hereinafter defined) as approved by Owner or otherwise approved in the Annual Budget.  The following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the Property shall be at the sole cost and expense of Property Manager and shall not be reimbursable by Owner except as otherwise expressly set forth in the Annual Budget:

(a)           Cost of gross salary and wages, payroll taxes, insurance, worker’s compensation, pension benefits and any other benefits or compensation of Property Manager’s personnel;

(b)           General accounting and reporting services, as such services are considered to be within the reasonable scope of Property Manager’s responsibility to Owner;

(c)           Cost of forms, paper, stationery, ledgers and other supplies and equipment used in any other office of Property Manager;

(d)           Cost or pro-rata cost of telephone and general office expenses incurred in the Property by Property Manager for the operation and management of properties not owned by Owner;

(e)           Cost or pro-rata cost of electronic data processing equipment, whether located at the Property or at any other office of Property Manager;

(f)            Cost or pro-rata cost of electronic data processing, for data processing provided by computer service companies;

(g)           Cost of all bonuses, profit sharing, or any pay advances by Property Manager to Property Manager’s agents or employees, except as individually approved in writing by Owner for on-site personnel;

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(h)           Cost of automobile purchase, lease and/or rental, except if directly furnished by Owner;

(i)            Cost attributable to losses arising from criminal acts or from negligence, willful misconduct or fraud on the part of Property Manager or its agents, employees, officers or independent contractors;

(j)            Cost of comprehensive crime insurance or fidelity bond purchased by Property Manager for its own account;

(k)           Costs for meals, travel or hotel accommodations;

(l)            Costs of Property Manager’s employee training or continuing education or licensing fees or costs;

(m)          Cost of listing systems or other electronic marketing efforts;

(n)           Costs or regional allocations for support for the personnel engaged or employed by Property Manager with respect to the operation of the Property;

(o)           Costs of Property Manager’s membership in trade organizations;

(p)           Miscellaneous educational costs of Property Manager or Property Manager’s agents, employees, officers or independent contractors;

(q)           Political or charitable contributions by Property Manager, Property Manager’s employees or agents;

(r)            Costs incurred as a result of Property Manager’s breach of this Agreement, or the negligence, willful misconduct or fraud of Property Manager, any one or more of the Affiliates or its officers, directors, employees, independent contractors, agents or other representatives;

(s)            Employment fees unless approved in advance by Owner in writing; and

(t)            Overhead and administrative expenses.

3.3          Construction Management Fee.  In consideration of the services performed pursuant to this Agreement, Owner and Property Manager agree that all management and supervision of Additional Work, as more particularly described in Section 4.2(e) hereof, shall be included in the Management Fee.  No separate construction management fee(s) are included as part of this agreement.

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ARTICLE 4

RESPONSIBILITIES OF MANAGER

4.1          Performance of Duties.  During the term of this Agreement, and subject to Owner making available sufficient funds, Property Manager agrees, for and in consideration of the compensation set forth below, to supervise and direct the management and operation of the Property on behalf of Owner, in an efficient and satisfactory manner consistent with like quality properties and at all times maintain systems and personnel sufficient to enable it to carry out all of its duties, obligations and functions under this Agreement.  Property Manager shall institute and supervise all operational activities for the Property including, but not limited to, cleaning, landscaping, window washing, maintenance and operation of central plant and other HVAC equipment, and all necessary maintenance of and repairs to the Property to the extent funds are made available within a reasonable period of time after Owner has received written notice of the need for such funds from Property Manager.  Property Manager shall be responsible for all aspects of access to and security for the Property as determined by Owner from time to time.  Such responsibilities shall include, without limitation, the hiring of security guards, proper lighting and security measures for all portions of the Property, including parking areas, loading docks and stairwells, access control to the Property, fire prevention, and proper evacuation signage and security and safety programs for all tenants.  Property Manager represents and warrants that it will perform its duties under this Agreement in accordance with the highest professional standards and all applicable laws, codes and regulations.  It is agreed that all employees are employees of Property Manager and not of Owner, Advisor or the Property.

4.2          Specific Duties of Property Manager.  Without limiting the generality of Section 4.1 above, Property Manager shall have the following duties and shall perform the following services (the “Management Services”):

(a)           Employment of Personnel and Bonding Requirements.

(i)            Property Manager agrees to hire, pay, supervise and discharge, as appropriate, all employees necessary for the performance of its obligations under this Agreement.  All such personnel shall be the employees or independent contractors of Property Manager and not of Owner or Advisor.  All matters pertaining to the employment of such employees or independent contractors shall be the sole responsibility of Property Manager, and Owner and Advisor shall bear absolutely no responsibility or liability therefor.  Property Manager shall fully comply with all applicable laws and regulations concerning worker’s compensation, social security, unemployment, tax withholding and reporting, hours of labor, wages, working conditions and all other laws affecting or respecting the employment of such employees or independent contractors.  Property Manager shall have no authority to enter into any employment contract which purports to be on behalf of Owner, or which otherwise obligates Owner in any respect.  Owner reserves the right from time to time and at any time to require that prospective employees who would be performing any aspect of the Management Services hereunder be subject to a satisfactory security check performed by or on behalf of Property Manager. Property Manager shall hold

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Owner and Advisor harmless from all claims for penalties, costs and damages that may be assessed under any law or any rule or regulation thereunder with respect to its failure to comply with the foregoing responsibilities.  Property Manager represents that it is, and will continue to be, an equal opportunity employer and will advertise as such.  This Agreement is not one of agency by Property Manager for Owner but one pursuant to which Property Manager is engaged in the business of managing properties on its own behalf as an independent contractor.  All employment arrangements are therefore solely Property Manager’s concern and Owner and Advisor shall have no liability or obligation with respect thereto.

(ii)           Property Manager shall pay all costs, including, without limitation, salaries, wages and other compensation and fringe benefits, of all personnel involved directly or indirectly in providing any or all of the Management Services, except as expressly set forth in the Annual Budget or otherwise approved by Owner.

(b)           Collection of Revenues and Lease Enforcement.  Property Manager shall use diligent efforts to demand, collect and receive (i) all rents, utility charges, common area charges, insurance charges, and real estate and personal property tax and assessment charges, (ii) all other pass-through or bill-back charges, sums, costs or expenses of any nature whatsoever payable by tenants under the terms of any or all of the Leases and any other agreements relating to all or any portion of the Property, and (iii) all other revenues, issues and profits accruing from the Property (including, without limitation, any and all license, service or other agreements affecting the Property. Property Manager may not, without the prior approval of Owner, terminate any lease, lock out a tenant, institute suit for rent or relating to use and occupancy, or proceedings for recovery of possession, or take any other material legal action in connection with the Property.  All legal expenses incurred in bringing any approved suit or proceeding shall be submitted to Owner for its approval and shall be for Owner’s account.  Property Manager shall maintain detailed records of all security deposits relating to the Property, and such records will be open for inspection by Owner’s employees or agents. Property Manager shall obtain approval of Owner prior to the return of such deposits to any particular tenant when the amount of such return, in any single instance, exceeds one month’s rent. Property Manager shall not collect any such rents, charges, or revenues more than one month in advance of when the same shall be due and payable under any Lease (except to the extent such advance payment is otherwise approved by Owner in writing).  Without limitation of the foregoing, Property Manager may, only with the prior written approval of Owner, in the name of and at the expense of Owner, retain legal counsel to assist with the foregoing and/or to institute legal proceedings for:

(i)            the collection of rent and other sums payable by tenants or other parties under the terms of any of the Leases or other agreements affecting the Property;

(ii)           the ouster, eviction or ejectment of tenants or other persons from the Property (which action shall only be pursued with Owner’s approval); and

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(iii)          the enforcement of any other right, privilege, benefit, or remedy available to Owner pursuant to any of the Leases, the Basic Documents (as hereinafter defined), or applicable law.

The calculation and collection of expense reimbursements shall be the responsibility of Property Manager.

(c)           Contracts; Authority to Sign; Contractor Requirements.

(i)            Property Manager agrees to negotiate and thereafter supervise the performance of all trade, service and supply contracts which shall be executed by Property Manager, as agent for Owner (notwithstanding the provisions of Section 1.4 above), at Owner’s direction that are required in the prudent conduct of the reasonable and ordinary operation of the Property, including, without limitation, contracts for electricity, gas, telephone, cleaning, groundskeeping, snow removal, security, pest control and other services as set forth in the operating and capital expense budget most recently submitted to and approved in writing by Owner (collectively, the “Contracts”). Property Manager shall arrange for the purchase by Owner, in an economical and efficient manner of all inventories, supplies and equipment which, in the ordinary course of business, are necessary and appropriate to maintain and operate the Property in a first-class, high-quality manner.  Property Manager shall exercise reasonable efforts to qualify for early payment, cash and trade discounts, refunds, rebates, credits and concessions, and Owner shall be credited with the full amount of any such discount, commission or compensation obtained or received by Property Manager, directly or indirectly, in connection with any such purchase.  No Contracts shall exceed 105% of the costs set forth in the Annual Budget.  Property Manager shall maintain original counterparts of all Contracts at Property Manager’s office.

(ii)           Except as expressly provided herein, Property Manager shall have no authority to execute Contracts or Leases on Owner’s behalf.

(iii)          Property Manager shall not, without prior written notice to Owner, enter into any Contract whatsoever unless the Contract shall:

(A)          require that the contractor provide evidence of insurance satisfying the requirements of Section 4.1(c)(iv)below;

(B)          provide for, with or without cause, the right to cancel the Contract which may be exercised by either Owner or Property Manager, without cost, payment or penalty, upon not more than thirty (30) days’ notice;

(C)          be assignable to a new owner of the Property upon the sale or transfer of the Property without the contractor’s consent, or, if not so assignable, then be terminable immediately by Owner without cost,

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payment or penalty upon a sale or transfer of Owner’s interest in the Property;

(D)          be at an arm’s-length basis (1) with a person or an entity that is not an Affiliate and (2) pursuant to which Property Manager or any Affiliate is not receiving any compensation, refund or preferential treatment not fully transferred and assigned to Owner; and

(E)           be in the name of Owner, but be executed by Property Manager on behalf of Owner.

As used herein, the term “Affiliate” shall mean (w) any entity or person directly or indirectly controlling, controlled by, or under common control with, Property Manager, (x) any entity or person owning or controlling ten (10%) percent or more of the outstanding voting rights, equity, ownership or profits of Property Manager; (y) any entity which Property Manager or Property Manager’s officers, directors, partners or employees own or control; and (z) any employee, officer, director, partner or family member of Property Manager or of any Affiliate.  At all times Property Manager shall disclose all Affiliates and Property Manager’s relationship therewith.

(iv)          Property Manager agrees to use its best efforts to hire only qualified, reputable, licensed and insured contractors to work at the Property, and shall, unless otherwise consented to by Owner, to require each contractor, at such contractor’s sole cost and expense, to:

(A)          have in force, prior to commencement of any work, Worker’s Compensation Insurance in compliance with statutory requirements, Employer’s Liability Insurance in a minimum amount of Five Hundred Thousand Dollars ($500,000) per accident or occurrence, General Liability, Product and Completed Operations Liability and Contractual Liability Insurance, with a minimum single limit amount of One Million Dollars ($1,000,000) per accident or occurrence, Auto Liability Insurance in a minimum single limit amount of One Million Dollars ($1,000,000) and an Umbrella or Excess Liability in a minimum amount of Five Million Dollars ($5,000,000).

(B)          add Owner, Advisor and Property Manager (and such other party or parties as Owner or Property Manager may designate, including, without limitation, any mortgagee or superior lessor) as additional insureds under the contractor’s aforementioned liability coverages; and

(C)          provide to Property Manager insurance certificates evidencing and confirming the contractor’s compliance with the above requirements prior to commencing work under the relevant contract.

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(v)           Property Manager acknowledges that Owner will have the right, from time to time, upon reasonable notice to Property Manager, to change the insurance requirements set forth above.

(d)           Repairs and Maintenance; Competitive Bidding.

(i)            Subject to the conditions set forth in clause (ii) below, Property Manager agrees to keep the Property in good order and repair and in a condition in accordance with standards customary in the market area for properties of similar quality to the Property reasonably acceptable to Owner, and to make all repairs and replacements that Owner is obligated to make under the Leases.  Property Manager agrees to obtain competitive bids for services required for the Property by using Property Manager’s usual and customary methods.  Except to the extent that such repairs, maintenance, replacements, substitutions, improvements or additions have been provided for in the Annual Budget or are undertaken in the ordinary course of business, will not cost in excess of Five Thousand Dollars ($5,000), or are Emergency Expenditures as provided in Section 4.6 of this Agreement, all repairs, maintenance, replacements, substitutions, improvements and additions to the Property shall be undertaken or made by Property Manager only after securing Owner’s prior written approval. Property Manager agrees to give prompt notice to Owner of any emergency repairs and to make reasonable efforts to secure Owner’s prior written approval of such emergency repairs in accordance with Section 4.6 hereof.

(e)           Supervision of Construction.  Property Manager will supervise and oversee ordinary repairs, maintenance, replacements, substitutions, improvements, additions and alterations, including, without limitation, tenant improvements (“Ordinary Work”).  Property Manager shall use commercially reasonable efforts to ensure that all contractors, subcontractors, engineers and people performing Ordinary Work minimize the disturbance to tenants and protect the security of the building without any additional fee or compensation as set forth in the Annual Documents (as hereinafter defined). In addition to the foregoing, at Owner’s request and within the guidelines set forth by Owner, Property Manager will represent Owner in connection with any architectural renovation, asbestos abatement and life safety/operating system alterations to the Property. Property Manager shall confirm that any and all necessary permits and approvals for Ordinary Work shall have been obtained and are in effect.  As part of its services hereunder Property Manager shall ensure that all appropriate insurance has been obtained and is in effect and shall oversee the administration of the applicable construction contracts.  Property Manager’s responsibilities in performing the construction management services shall include, without limitation: analyzing plans and specifications and suggesting revisions thereof; suggesting contractors and supervising construction; coordinating, when appropriate, with Owner, tenants, architects, engineers, contractors and other consultants to prepare and finalize construction plans; identifying and contracting on behalf of Owner appropriate professional services when required; negotiating all contracts; monitoring the construction schedule and the quality of workmanship (without liability for latent or patent defects); obtaining or causing to be obtained all necessary governmental permits and approvals; obtaining tenants’ written

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approval of construction documents; coordinating and directing pre-bid conferences with contractors; establishing or causing to be established a project time schedule; administering and coordinating job site construction meetings as necessary to ensure the timely flow of information between tenants, space planners and contractors; coordinating labor and material suppliers; managing the change order process, including providing for the payment of any requested change as set forth in any Lease; obtaining and reviewing all necessary lien waivers and releases; reviewing all payment requests pursuant to the contract documents; inspecting the Ordinary Work; assisting contractors in obtaining notices of completion, certificates of occupancy, or equivalent documents; conducting final walk-through with tenants, space planners and contractors; obtaining tenant’s written acceptance and acknowledgment of the substantial completion date of the Ordinary Work, as the case may be; assisting in the preparation of a final punch list which itemizes all work which must be completed or requiring repair or adjustment, and representing Owner during the final inspection of the completed Ordinary Work; obtaining from contractors, subcontractors, material suppliers or other consultants all reasonably available guarantees, instructions, equipment manuals, warranties and all other pertinent documents relating to the Ordinary Work, and, at Owner’s option, any or all other duties.  Property Manager shall use best efforts to (i) ensure that relations between all tenants in the Property and Owner during any period of construction in the Property are as good as is possible under the circumstances, and (ii) settle any labor disputes which may arise during any period of construction.  Any and all contracts entered into pursuant to this Section 4.2(e) shall be subject to the requirements set forth in Section 4.2(c) above (and to Owner’s right to impose, with respect to any given project, more stringent insurance requirements than those set forth in Section 4.2(c)(iv)), and all such contracts shall be signed only by Owner and shall be subject to the competitive bidding requirements set forth in Section 4.2(d) above.

Owner acknowledges that Property Manager shall have no responsibility for the actual design and/or performance of Ordinary Work, and that all liability for the actual performance of such services in accordance with the requirements of the Contracts shall be borne by the third party service providers pursuant to such Contracts with Owner, except to the extent of Property Manager’s negligence or willful misconduct.

(f)            Hours.  Property Manager agrees to be available, or cause a representative of Property Manager to be available, to tenants of the Property at all times during the normal business hours of operation of the Property’s tenants.  Property Manager shall be available at all times in the event of an emergency.

(g)           Certifications.  When requested by Owner, Property Manager will provide all information relating to the Property in the form of a certification to Owner by Property Manager in order to enable Owner to certify to a lender, a title insurance company, a prospective purchaser of the Property, and/or any other party which Owner may designate that:

(i)            the most recent rent roll prepared by Property Manager (including a listing of security deposits, if any) is true, correct and complete;

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(ii)           all contractors, material, men and mechanics who have performed work at the Property within the period during which mechanics’ liens could be filed have been paid in full;

(iii)          Property Manager has not received any notices about and has no knowledge of any violations of law at the Property, including, without limitation, violations of any building codes or environmental law (or if there is specifying the nature and extent of such violations);

(iv)          Property Manager has not received any notices about and has no knowledge of any threatened or pending condemnation or litigation affecting the Property (or if there is specifying the nature and extent of such condemnation or litigation);

(v)           to Property Manager’s knowledge, no default by Owner exists under this Agreement or any Lease;

(vi)          Property Manager has not received any notices about and has no knowledge of any violations of any provision in any Lease, including, without limitation, any violation of any provision relating to compliance with environmental laws or any violation which with the giving of notice or passage of time, or both, could result in a default under such Lease (or if Property Manager has received any such notices or has any such knowledge, specifying the nature and extent of the violation);

(vii)         there are no commissions owing, or claimed to be owed, by any broker or agent for services rendered or claimed to have been rendered in connection with any sale or of the Property (or if there are specifying to whom and the extent of such commissions); and

(viii)        the financial statements prepared by Property Manager in accordance with Section 7.3 of this Agreement are true, correct and complete in all material respects and fairly present the financial results of the operation of the Property.

(h)           Tenant Issues.  Property Manager shall maintain a highly visible management presence and level of service to tenants.  Property Manager shall develop and administer a tenant relations program with respect to all tenants.  In addition, Property Manager shall be reasonably available for communications with Owner and will keep Owner advised of items affecting the Property, including demands, suits or legal proceedings instituted or threatened against Owner of which Property Manager has knowledge.  Property Manager shall promptly notify Owner of: (i) any request by any tenant of the Property for a lease concession, amendment, extension or termination; (ii) any material default under any Lease; (iii) any bankruptcy filing or threatened bankruptcy filing affecting a tenant at the Property of which Property Manager is aware; (iv) any threatened condemnation or litigation affecting the Property of which Property Manager is aware; and (v) any release or threatened release of hazardous substances in or

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around the Property of which Property Manager is aware.  Property Manager agrees not to grant any lease concession to any tenant, make any modification to any Lease, waive any tenant default, consent to any assignments or subleases, release any guarantors, or terminate any Lease without first obtaining Owner’s written consent.  Property Manager agrees to handle complaints and requests from tenants and to notify Owner of any material complaint by a tenant at the Property (including, without limitation, any complaint, communication or state of facts which could give rise to a rental abatement or a right of setoff, termination or other claim).  Property Manager shall be responsible for administering the Leases.  This responsibility will include, but not be limited to, Property Manager maintaining current leasing plans for the Property as well as coordinating all space planning for the Property.  Property Manager shall use commercially reasonable efforts to ensure the compliance of tenants with the terms, covenants and conditions of their Leases and shall keep tenants informed of, and shall use diligent efforts to cause all tenants to comply with, all rules and regulations affecting the Property.

(i)            Assistance with Sale or Financing.  At Owner’s request and direction, Property Manager agrees to cooperate with and assist Owner in all attempts by Owner to sell, or mortgage or otherwise finance all or any part of Owner’s interest in the Property.  Such cooperation shall not give rise to any claim by Property Manager for a commission or any compensation for such services.  Such cooperation shall include, without limitation (but without including those services typically provided by an advisor rather than a property manager), but only if requested by Owner, answering prospective purchasers’ and lenders’ questions about the Property or the Leases and notifying tenants about the sale of the Property.  When requested by Owner, Property Manager shall:  (i) prepare (and update from time to time) a current rent roll (including security deposits, if any) with respect to the Leases, certified to be true, accurate and complete; (ii) prepare a list of all personal property owned or leased by Owner and used at or in the operation of the Property; (iii) prepare a schedule of all trade, service and utility contracts affecting the Property accompanied by copies of the same; (iv) promptly obtain from tenants (A) subordination, non-disturbance, and attornment agreements, (B) lease estoppel certificates, and (C) such other certificates or agreements as Owner or any prospective purchaser or lender may require, in each case on a form reasonably satisfactory to Owner or any such purchaser or lender; (v) assist with the apportionment of all income, receivables and expenses for the Property; and (vi) review reps and warranties that Owner is asked to provide to third parties in connection with the Property, and notify Owner, in writing, to the best of Property Manager’s knowledge, of any errors or required modifications. Property Manager agrees to provide all accounting and reporting of cash disbursements for sixty (60) calendar days after date of sale.  It is agreed that the above referenced services shall be provided with no additional compensation.

(j)            Taxes and Assessments.  Property Manager shall pay in a timely manner in order to receive all available discounts or reductions of tax liability, before delinquency and prior to the addition thereto of any interest or penalties, all real and personal property taxes and assessments relating to the Property (unless otherwise directed by Owner), and shall make any required filings in conjunction therewith.  Promptly after receipt of any real and personal property tax assessments relating to the Property, Property Manager shall advise and recommend to Owner whether the amount

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of any such taxes or assessments should be challenged as inequitable, excessive or improper. In the event that Owner elects to contest any property tax assessment, Property Manager agrees to conduct such property tax appeal or, as needed, fully cooperate with Owner and with any person or entity designated by Owner to advise, assist or represent Owner in this regard.

(k)           Lease Abstracts.  Property Manager shall promptly prepare and deliver to Owner a complete, accurate and current lease abstract on the form reasonably required by Owner for any or all of the Leases identified by Owner.

(l)            Rules and Regulations.  Subject to the approval of Owner, and if requested by Owner, Property Manager agrees to draft and promulgate reasonable rules and regulations relating to the occupancy, use and operation of the Property (including rules related to signage), and to enforce the same as promulgated as well as such other regulations Owner may require including, but not limited to, tenant insurance requirements. Property Manager shall draft and implement standard operating procedures, an organization chart, and emergency, contingency and security plans for the Property, all of which shall be submitted to Owner for Owner’s review and written approval.

(m)          Personal Property/Inventory.  Within sixty (60) days after the commencement date of this Agreement, Property Manager shall prepare and furnish to Owner an inventory of all furniture, equipment, machinery, vehicles, office equipment, appliances, furnishings, window treatments, supplies and other personal property of Owner currently used in connection with the Property, and Property Manager shall note on such inventory the condition and the quantity of all items listed.  Acquisitions and dispositions of assets and material changes in such inventory shall be reported by Property Manager to Owner periodically, as necessary to keep such inventory reasonably updated, provided that all such acquisitions, dispositions and material changes may be made by Property Manager only in accordance with this Agreement. Further, Owner may require Property Manager to furnish an updated inventory described above from time to time.

(n)           Nondiscrimination.  During the performance of this Agreement, Property Manager shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.  Property Manager shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.  Property Manager shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statutes and all regulations promulgated thereunder.  Property Manager shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by Property Manager to perform work under this Agreement.

(o)           Environmental Duties.  Property Manager shall perform the following duties with respect to environmental laws:

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(i)            inspect the Property, at such intervals as Property Manager or Owner shall reasonably determine to identify and evaluate conditions, which Property Manager or Owner believes may present environmental risks and give notice to Owner of any violations of environmental laws of which it becomes aware.  Owner agrees and understands that the Property Manager in discharging these duties may not have special environmental training and qualifications;

(ii)           use diligent and good faith efforts to monitor compliance by tenants with provisions or covenants of Leases regarding standards of conduct concerning hazardous materials or compliance with environmental laws.  Owner agrees and understands that Property Manager in discharging these duties may not have special environmental training and qualifications;

(iii)          with respect to any matter presenting an environmental risk of which Property Manager has knowledge, make recommendations to Owner regarding the engagement of professionals to evaluate the need for and the performance of, and, upon Owner’s approval and at Owner’s sole cost and expense, use diligent and good faith efforts to engage such professionals to timely perform preventive or remedial actions to minimize such risks; provided however, if any such risk poses in Property Manager’s reasonable judgment an emergency which requires immediate or prompt action, Property Manager shall, at Owner’s expense, use diligent and good faith efforts to cause to be taken such remedial actions as Property Manager deems necessary to minimize and control the damage threatened by such emergency.  Owner’s approval shall not be required for such actions, provided that Property Manager provides immediate notice to Owner describing the emergency and the actions taken in response thereto; and

(iv)          Property Manager may not without Owner’s approval, provide any tenants or any other party with any reports within the possession of Property Manager relating to the environmental status of the Property unless Property Manager is required to do so pursuant to any law, rule, regulation or court order by which Property Manager reasonably believes it is bound.

(p)           Other Owner Initiatives.  Property Manager agrees to respond and comply with, on a timely basis, all other Owner initiatives which might include environmental health and safety issues, delivery of an affirmative emergency management plan or other initiatives that are directed by Owner or Advisor.

(q)           Owner Notification.  Property Manager is required to promptly notify Owner with respect to any of the following:

(i)            loss of life;

(ii)           life threatening situations;

(iii)          legal actions;

(iv)          fire;

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(v)           indoor air quality complaint;

(vi)          significant environmental risk; or

(vii)         receipt of notice from any governmental entity relating to the presence or release of any hazardous materials

(r)            Policies and Procedures.  Without limiting the other duties of Property Manager set forth in this Agreement, Property Manager agrees to comply with the policies and procedures attached hereto as Exhibit C, as the same may be amended by Owner from time to time; provided, however, that Owner may not amended any policies and procedures that relate to financial and operational accounting, reporting or compliance with environmental laws without the prior written approval of NYSTRS, and NYSTRS or Owner may not require that Property Manager comply with any amended Morgan Stanley policies as referred to in Exhibit C without the prior written approval of Property Manager.

4.3          Computer Software.  At Property Manager’s expense, Property Manager shall acquire and utilize such computer software as Owner may require.  Property Manager shall keep such software current and install all upgrades, enhancements and new versions of the software which may be from time to time released by the vendor and/or required by the Owner (collectively, the “Required Software”).  At Property Manager’s expense, the Property Manager shall deliver the required financial and operational data, including the Annual Budget as set forth in Exhibit E, to the Owner as defined in the Property Management Interface specifications (i.e. XML file formats).  The financial and operational data, including the Annual Budget, shall be delivered in accordance with Exhibit E.  Property Manager shall keep such data current with specifications as required by the Owner.

4.4          General Operating Policy.  Property Manager acknowledges that Owner’s objective is that the Property be operated in an efficient businesslike manner and that the Property be an economically viable entity.  Property Manager further acknowledges that Owner owns the Property as a business investment and expects the operation of the Property to generate a reasonable rate of return and to cause the Property to be an attractive business investment.  Property Manager therefore agrees to use its best efforts to operate the Property pursuant to the terms of this Agreement in such a manner as to achieve all of the aforesaid objectives within its authority and direction of Owner.

4.5          Duties of Property Manager Generally.  Property Manager shall perform the Management Services on a day-to-day basis, and shall operate and maintain the Property as a high-quality first-class Property in an efficient, economical and business-like manner consistent with the quality of the Property and with the goal of maximizing both the value of the Property and Owner’s profits from the Property.  During the term and subject to the provisions hereof, Property Manager shall perform Owner’s obligations with respect to the Property, including, without limitation, the following, subject to any limitations imposed by the Annual Budget, instructions by Owner, the availability of funds provided by Owner, and actions or failures to act by third parties which are beyond the reasonable control of Property Manager:

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(a)           compliance with and performance of all of Owner’s obligations:

(i)            as landlord under all present and future leases, subleases, licenses or concessionaire agreements affecting all or any portion of the Property, (collectively, the “Leases”);

(ii)           as a party to, or subject to, any and all present and future easements, restrictions, covenants, conditions, mortgages and agreements affecting the Property, to the extent copies thereof have been delivered to Property Manager (collectively, the “Basic Documents”);

(iii)          as tenant under any ground lease of all or any portion of the Property; and

(iv)          as a party to any and all trade and service contracts affecting the Property.

(b)           Ensuring compliance with the covenants and obligations of:

(i)            tenants under all of the Leases;

(ii)           other parties to, or subject to, the Basic Documents;

(iii)          the lessor under each ground lease of all or any portion of the Property; and

(iv)          trade and service providers under contracts affecting the Property.

(c)           with the prior written approval of Owner, subject to the conditions hereinafter set forth, enforcing all of Owner’s rights and remedies in respect of the foregoing.

Property Manager shall perform and conduct the Management Services diligently, with the highest ethical standards and in accordance with the criteria established in this Agreement, as it may be amended from time to time by Owner and Property Manager.  The Management Services to be performed by Property Manager under this Agreement shall be of a scope and quality equivalent to or exceeding the performance of professional managers of similar commercial properties of comparable class and size in the metropolitan area of the Property.  Property Manager shall make available to Owner the full benefit of the judgment, experience and advice of the members of Property Manager’s entire organization.  Property Manager shall perform such other services as may be reasonably requested by Owner which are consistent with the standard of performance discussed in this Section 4.5 in managing, operating, leasing, supervising and maintaining the Property.

4.6          Emergency Expenditures.  In the event of an imminent present threat:  (a) to the safety of the Project; (b) to the safety of tenants or others; (c) to the necessary services to the Property; or (d) that could lead to exposure to criminal liability (individually and collectively referred to as an “Emergency”), Property Manager is authorized to make repairs to the Property

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for items that are not contained in the Approved Budget without obtaining Owner’s prior written approval, provided that:  (a) reasonable efforts to secure Owner’s prior approval have been made; (b) the repairs are necessary to respond to an Emergency; and (c) prompt notice of the repairs/expenditures is provided to Owner.

4.7          Property Internal Control Review Function. Property Manager shall have in place a property internal control review function as shall be necessary for Property Manager to comply with the requirements to which Property Manager is subject under the securities laws.

ARTICLE 5

PERSONNEL

5.1          Employment of Personnel.  Property Manager will, in the hiring of all employees and in retaining independent contractors, use diligence to select qualified, competent and trustworthy employees and independent contractors.  Subject to the provisions as set forth in this Section 5.1, the selection, terms of employment (including rates of compensation) and termination thereof, and the supervision, training and assignment of duties of all employees of Property Manager engaged in the operation of the Property, shall be the duty and responsibility of and shall be determined solely by Property Manager. All personnel at the Property shall be employees of Property Manager and/or vendors to Property Manager (and not employees of Owner), and payment of their compensation shall be expenses, and the sole responsibility, of Property Manager.  At all times Owner shall have the right to approve of personnel above the level of Assistant Chief Engineer, including the Chief Engineer and all on-site management and administrative personnel, including the Property Manager.

5.2          Management Team.  The on-site manager and the main leasing agent for the Property are set forth on Exhibit D.  Changes in such personnel shall be reflected in the monthly report provided hereunder by Property Manager.

5.3          Bonding.  Property Manager shall provide a fidelity bond, or comprehensive crime insurance in lieu thereof, covering criminal, fraudulent or dishonest acts which result in loss or damage to Owner’s assets in a minimum amount of $1,000,000. All employees and officers of Property Manager who handle, have access to, or are responsible for, the revenues and money of the Property and any other moneys of Owner shall be covered at the sole cost and expense of Property Manager in an amount not less than $1,000,000 by a commercial crime coverage policy issued by a company having an A.M. Best rating of “A-VIII” or better.  Evidence of such coverage, with provisions for certificate cancellation notice to Owner, shall be furnished to Owner prior to executing this Agreement and shall be furnished to Owner at least thirty (30) days prior to the expiration date of such coverage.  Property Manager shall keep such insurance coverage in full force and effect throughout the term of this Agreement.  Owner, in its sole discretion, may withhold or amend its approval of any insurance company, but agrees not to increase the amount of the coverage required hereunder.  Property Manager hereby assigns all proceeds of said bond or insurance as it relates to the Property to Owner and agrees to execute such further assignments and notices thereof as shall be required by Owner.  The Owner shall be furnished with a certificate or other reasonably satisfactory documentation relating to the bond or insurance with each Annual Budget.

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ARTICLE 6

COMPLIANCE WITH LAWS

6.1          Compliance.  Property Manager shall take such actions as may be necessary to cause full compliance with and abide by all federal, state and municipal laws, rules, regulations, requirements, orders, notices, determinations, and ordinances including the Americans With Disabilities Act and all environmental laws, relative to the leasing, use, operation, repair and maintenance of the Property and with the rules, regulation or orders of the local Board of Fire Underwriters or other similar body (the “Requirements”) of any federal, state or municipal authority to the extent applicable from time to time during the term hereof with respect to the Property or the performance of Property Manager’s obligations under this Agreement.  In connection with the foregoing, Owner may provide Property Manager with Asbestos O&M program requirements and Property Manager shall comply with such program.  Property Manager shall take such actions as may be necessary to assure full compliance, by tenants, with all such laws, ordinances, regulations or orders.  Property Manager shall service and maintain in good standing in Owner’s name all licenses and occupancy and operating permits required for the legal operation and occupancy of the Property. Property Manager shall promptly remedy any violation of any such law, ordinance, regulation or order which comes to its attention, including any tenant violations, all at Owner’s expense in accordance with this Agreement.  If the cost of compliance exceeds $2,500 (or such greater amount as may be set forth in the Annual Budget) in any instance, Property Manager shall notify Owner promptly and obtain Owner’s prior written approval prior to making the expenditure.  When more than such amount is required or if the violation is one for which Owner might be subject to penalty, Property Manager shall notify Owner by the end of the next business day so that prompt arrangements may be made or actions taken to remedy the violation.  Property Manager shall immediately with all due diligence eliminate or discontinue such use or condition to the extent any use or condition exists of the Property which violates any Requirements or which void or would void any policy of insurance covering the Property or render any loss incapable of collection thereunder.  Property Manager shall assist in obtaining at Owner’s expense all licenses, permits or other instruments required for the operation of the Property or any portion thereof. Property Manager shall send to Owner a copy of all initial or renewal license applications.  All such licenses, permits and other instruments shall be obtained in Owner’s name whenever possible.  All such licenses, permits or other instruments held in the name of Property Manager shall be held by it on behalf of Owner and upon the termination or expiration of this Agreement, Property Manager shall transfer or assign any such licenses, permits or other instruments to Owner or to such person as Owner may direct.

6.2          Contests.  Property Manager shall promptly notify Owner of any violation or alleged violation of any of the Requirements immediately after becoming aware of same.  Owner shall have the right to contest any such allegation and postpone compliance pending the determination of such contest, if so permitted by law, provided such postponed compliance shall not subject Owner, Advisor, Property Manager, or any partner, member, shareholder, client or employee of Owner, Advisor or Property Manager to criminal liability or subject the Property or any part thereof to being condemned or vacated or have the certificate of occupancy for the Property be suspended or threatened to be suspended by result of such non-compliance or by means of such contest.

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ARTICLE 7

ACCOUNTING AND FINANCIAL MATTERS

7.1          Books and Records.  Property Manager shall cause to be kept for Owner and if requested by Owner, make available for review at the Property upon reasonable prior written notice account books and records of the Property, pursuant to reasonable methods and systems and in a form approved by Owner and Property Manager, showing all receipts, expenditures and all other records necessary or convenient for the recording of the results of operations of the Property.  Such account books and records shall be kept in a secure location at the office where Property Manager normally keeps all of its records and shall be open to inspection by Owner and its representatives at any reasonable time upon reasonable notice.  Upon the effective date of expiration or termination of this Agreement, all such books and records shall be forthwith turned over to Owner so as to ensure the orderly continuance of the operation of the Property. Property Manager shall take necessary measures to ensure such control over accounting and financial transactions as is reasonably required to protect Owner’s assets, from theft, error or fraudulent activity on the part of Property Manager’s employees or other agents.  Property Manager shall indemnify and hold Owner harmless from all such losses, including, but not limited to, the following:

(a)           Theft of assets by Property Manager’s employees or other agents;

(b)           Penalties, interest and loss of vendor discounts due to delay in payment of invoices, bills or other like charges if funds of Owner or funds in the Master Account were available to make said payments and delays were not the result of any action or inaction on the part of the Owner;

(c)           Overpayment or duplicate payment of invoices arising from either fraud or error;

(d)           Overpayment of labor costs arising from either fraud or error;

(e)           A sum equal to the value of any form of payment from purveyors to Property Manager’s employees or associates arising from the purchase of goods or services for the Property; and

(f)            Unauthorized use of facilities by Property Manager’s employees or associates.

7.2          Charts of Accounts.  The format of all financial reports, documents and other statements prepared by Property Manager pursuant to this Agreement shall utilize the NYSTRS Chart of Accounts, as the same may be changed by NYSTRS from time to time, with the prior written consent of NYSTRS.

7.3          Financial Statements.  Not later than the 10th day of each month (or earlier, as agreed to by Owner and Property Manager from time to time hereafter), Property Manager shall cause to be delivered to Owner at least two copies of the Owner’s standard reporting package and the specific financial statements set forth on Exhibit E.  (The transmittal, specific financial

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statements and/ or schedules required by Owner and the format thereof are subject to change from time to time and may vary based on specific portfolio requirements; provided, however, Owner shall not change the foregoing without the prior written consent of NYSTRS.) In addition, Property Manager shall prepare any forms required by Owner to facilitate the input of financial information into Owner’s accounting system.

All source books of account and other source records concerning the Property’s operations shall be the property of the Owner.  These statements shall show the results of the operations of the Property using the accounting basis dictated by the Real Estate Accounting Policies (that fulfills the requirements of GAAP) attached hereto as Exhibit F for the current period and the Calendar Year to date.  Such statements shall present, on a comparative basis, actual to budget (and/or forecast or other projections), a month-to-date, quarter-to-date and year-to-date variance analysis.  Variance explanations will be required for variances exceeding the materiality thresholds stated in the appropriate Real Estate Accounting Policies.  Additionally, variance explanations may be required for certain key ratios and or data relationship checks.  Such statements shall also contain a detailed month-to-date and Calendar Year-to-date description of all receipts and other collectible charges for each tenant or debtor, plus a schedule of all outstanding receivables.

7.4          Fixed Asset Accounting.  For Properties in Portfolios requiring maintenance of fixed asset accounting detail and related depreciation (as specified in Real Estate Accounting Policies), Property Manager will be required to maintain and submit to Owner on a monthly basis, a detailed schedule of all fixed asset additions and the related depreciation/amortization and accumulated depreciation/amortization utilizing the useful lives and various depreciation methods required by the Owner and specified within the Real Estate Accounting Policies.  All such schedules shall agree to the amounts posted within the general ledger.  Property Manager shall not be responsible for any errors in data made prior to Property Manager’s involvement with the data.

7.5          Collection of Funds.  Property Manager shall use good faith efforts, which are consistent with the operating standard set forth in Section 4.4 hereof to collect the rents and all other income from Leases of the Property as and when the same shall become due and payable.

7.6          Periodic Meetings.  After receipt by Owner of the financial statements referred to in Section 7.3, Owner, Property Manager and other personnel engaged or involved in the management and operation of the Property shall meet, as required by Owner, to discuss the results of operations for the preceding month and to consider deviations from the Annual Budget.

7.7          Owner’s Right to Conduct Audit.  Owner shall have the right to conduct an audit of the Property’s operations by using its own internal auditors or by employing independent auditors. Costs associated with conducting such audits of the Property’s operations by internal or independent auditors shall be borne by Owner.  Should Owner’s employees or agents discover either weaknesses in internal control or errors in record keeping, these shall be communicated to the Property Manager in writing.  Property Manager shall correct such discrepancies either upon discovery or within a reasonable period of time after notification by Owner and make such other changes from time to time as the Owner may request.  Property Manager shall inform Owner in writing of the action taken and to be taken to correct such audit discrepancies.  The books of accounts and all other records relating to or reflecting the operations of the Property shall at all

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times be the property of Owner and shall be available to Owner and its auditors at all reasonable times upon reasonable notice for examination, audit, inspection, transcription and reproduction with reasonable notice to Property Manager.  However, if any audit conducted by or on behalf of Owner reveals a discrepancy in excess of five percent (5%), and greater than $10,000, for any material line item (i.e. base rent, operating escalation income, total cleaning, total repairs and maintenance, etc.), Property Manager shall be responsible for the reasonable expenses of such audit.

7.8          Other Reports and Statements.  Property Manager will furnish to Owner, at Property Manager’s expense, as promptly as practicable, such other reports, statements and other information as is described in Exhibit E with respect to the operations of the Property as Owner may reasonably request from time to time request.  Property Manager shall provide in a format satisfactory to Owner a quarterly management report to be submitted on the 20th day of January, April, July and October, which report shall contain, without limitation, such information as the Property Manager anticipates may affect the physical or business nature of the Property.

7.9          Financial Accounting.  Following the expiration or earlier termination of this Agreement, by virtue of the termination of this Agreement by Owner for cause or otherwise, Property Manager shall nonetheless be responsible for preparing a final accounting within sixty (60) days of said expiration or earlier termination.  Such final accounting shall set forth all current income, all current expenses and all other expenses contracted for on Owner’s behalf but not yet incurred in connection with the Property.  The final accounting shall also include all other items reasonably requested by Owner.

7.10        Tax Returns.  Property Manager shall file in a timely manner all tax returns for all sales taxes and state and local property taxes directly related to the Property (other than Owner’s income tax returns). Property Manager shall be solely responsible for the payment of all taxes related to the business of managing and operating the Property, including all Social Security, unemployment and other payroll and withholding taxes on the salaries of its own employees and agents engaged or employed at or in connection with the Property; provided, however, that all such taxes relating to employees and agents working at the Property shall be reimbursed to Property Manager as an operating expense of the Property pursuant to the Annual Budget.

7.11        Certification.  All financial statements prepared by the Property Manager, other than those certified by the Owner’s certified public accounting firm, shall be certified by an officer of Property Manager as true and correct in all respects and fairly presenting the financial results of the operation of the Property.  Property Manager shall also provide the quarterly Management Representation Letter to Owner in the form attached hereto as Exhibit G.

ARTICLE 8

BANK ACCOUNTS

8.1          Opening Bank Accounts.  Property Manager will establish bank accounts and related bank account products and services to deposit funds collected from operation of the Property.  Property Manager shall establish a master account or accounts for the funds collected

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from the Property (collectively, the “Master Account”), including, but not limited to, an account from which the receipts and expenses of the Property will be managed and a lock-box account through which rents and other receipts will be collected.  The Master Account may contain funds collected from other properties which are managed by Property Manager.  Property Manager shall also establish a segregated Owner’s operating account for the Property (the “Operating Account”).  Requests for alternative bank account structures and/or bank account products and services must be documented and approved by Owner and Property Manager.

8.2          Maintaining Bank Accounts.  Property Manager is responsible to contact the banking institution regarding bank account maintenance items and/or questions related to the bank accounts.

8.3          Closing Bank Accounts.  Upon termination of any bank accounts, Property Manager is required to process cash activity in accordance with the termination agreement, wind-down agreement, or purchase and sale agreement.  Property Manager is responsible for final bank account reconciliation at the time of close out or transfer of the account.

8.4          Bank Account Statements & Reconciliation.  Bank account statements will be delivered (via U.S. Mail) unless requested otherwise by Property Manager in order to meet Owner deadlines — to a mailing address stipulated by Property Manager — directly from the banking institution to the property and/or Property Manager accounting offices.  Property Manager should reconcile all bank accounts in a timely manner and include such reconciliation(s) with the monthly reporting package by the package due date.

Any issues relating to timely receipt of the monthly bank account statement (based on the established bank account statement cut-off date) should be directed towards the banking institution.  Recurring problems relating to the timely receipt of statements should be brought to the attention of Owner.

Bank account statement reconciliations are to be documented each month on standard bank account reconciliation templates (provided by Owner) for each bank account in use by Property Manager and forwarded to Owner with the Standard Monthly package.

Unless Owner specifically requires otherwise, bank account service charges/fees will be billed on the monthly bank account statement and shall be charged to the operation of the Property.

Outstanding checks (over 6 months old) should be researched and resolved in accordance with Owner’s escheatment policy.

Property Manager shall provide explanations for any large, unusual or recurring reconciling items along with an indication as to when they will be resolved.

Bank reconciliations must be reviewed, approved, and initialed by at least one accounting supervisor independent from the individual preparing the bank reconciliation.

8.5          Accounts Payable.  All property related invoices are to be paid by Property Manager from the Master Account; provided, however, that funds for such purpose are available from Property receipts or the Owner.  Additionally, Property Manager will be held responsible for all Property 1099 reporting to the IRS.  1099’s must be filed under Property Manager name and Property Manager taxpayer identification number (TIN), listing Property Manager as the

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“payer”.  Owner will request that an annual declaration indicating compliance with 1099 reporting be signed by the Property Manager and returned to Owner with the February Reporting Package.  Penalties for misfilings are not to be charged to the Property, but are payable by Property Manager.

8.6          Cash Management.  All funds collected by or paid to Property Manager from the operation of the Property (“Property Funds”) shall be promptly deposited into the interest bearing Master Account as set up by Property Manager, according to the provisions of Section 8.1 of this Agreement.  All checks drawn to the order of Owner shall be endorsed by Property Manager for deposit only and deposited in the Master Account.  Any interest or other income earned on the assets of the Master Account shall be re-deposited in the Master Account, and shall for federal and state income tax purposes be deemed to be income of the Owner. To the extent funds are available in the Master Account, Property Manager shall pay the operating expenses of the Property (including, without limitation, sums due Property Manager under this Agreement if sufficient amounts remain in the Master Account after paying all other expenses) and any other payments relative to the Property as required by the terms of this Agreement (collectively, “Operating Expenses”).  Property Manager may not under any circumstances write a check on the Master Account payable to or in favor of Property Manager or any Affiliate of Property Manager other than (i) to reimburse itself or such Affiliate for expenditures made on behalf of Owner and approved by Owner, and (ii) to pay itself or such Affiliate the Management Fee payable hereunder, provided that any such expenditure, reimbursement or Management Fee shall be reflected in the monthly operating statement provided to Owner with respect to the month in which such expenditure or reimbursement is paid, and all proper approvals for payment have been received from Owner, or in the case of the Management Fee, in such operating statement for the month with respect to which such Management Fee is paid.  Property Manager shall have no liability to Owner for any amounts in the Master Account which are lost or not covered by insurance if the depository institution at which the Master Account is maintained fails or is otherwise placed in the control of a governmental or quasi-governmental authority and the assets of the Master Account are thereby forfeited in whole or in part, provided such depository institution was selected in accordance with this Section 8.1 or was otherwise previously approved by Owner in writing.

All funds in the Master Account in excess of Operating Expenses then due and payable, including, but not limited to funds designated by Owner as “Reserves,” (collectively, “Excess Cash”) shall be transferred to the Operating Account on a monthly basis (or more frequently if directed by Owner).  Withdrawals from accounts maintained for or on behalf of Owner shall be made only upon the signature of such person or persons as Owner may authorize.  All tenant security deposits that are in the form of cash shall be deposited directly in the Operating Account, rather than the Master Account. Unless the property bank account structure utilizes an automated cash concentration to the Owner (e.g., Zero Balance Account structure), Property Manager shall submit cash in conjunction with the Service Provider Cash Remittance Form provided by the Owner.

Notwithstanding the foregoing, if and for so long as Owner shall so direct, Property Manager shall cause all Property Funds to be deposited directly in, and all Operating Expenses to be paid from, the Operating Account rather than the Property Account.

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Amounts held in reserve should be forecasted for significant expenditures (e.g. real estate tax payments) in accordance with Real Estate Accounting Policies and must be held in interest bearing vehicles of the Owner until the funds are disbursed.

If a property has petty cash, it is the Property Manager’s responsibility to ensure that petty cash is reconciled to general ledger and replenished on a monthly basis.

Property Manager shall not be obligated to make any advance to or for the account of the Owner, or to pay any sum, except out of funds held or provided as set for in this Agreement, nor shall Property Manager be obliged to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge therefor will be provided.

ARTICLE 9

COOPERATION WITH LEASING PERSONNEL

9.1                               Leasing Generally.  Property Manager shall have no responsibility or authority for providing leasing services to Owner in connection with the Property, nor shall Property Manager be entitled to any compensation in connection with any new or renewal or expansion Leases entered into by Owner prior to, during or after expiration of the Term of this Agreement.  Property Manager acknowledges that Owner has retained other personnel pursuant to a separate agreement to provide such leasing services to the Property, and Property Manager agrees to cooperate fully and in a timely manner with such leasing personnel in order that such personnel may discharge their responsibilities to Owner in a timely and successful manner.

ARTICLE 10

BUDGETS

10.1                        Annual Budget.  Not later than forty five (45) days after the date of this Agreement, and thereafter not later than ninety (90) days prior to the commencement of each Calendar Year for the Property, Property Manager shall prepare and submit for Owner’s approval an itemized budget for the management and operation of the Property during such Calendar Year prepared in accordance with GAAP (such budget as approved by Owner the “Annual Budget”); provided that Property Manager shall submit to Owner a preliminary budget not less than one hundred twenty (120) days prior to the commencement of said Calendar Year.  The parties agree that the initial Annual Budget shall include 2004 pro forma budgets and the actual Annual Budget for 2005. The Annual Budget shall be accompanied by supporting, back-up documentation and shall show in detail all projected receipts and expenditures, capital or otherwise for the next calendar year, or for appropriate time periods as specified in the Real Estate Accounting Policies on a month-by-month, or other time period as specified in the Real Estate Accounting Policies, accrual basis.  Each Annual Budget will show Property Manager’s month by month, or other time periods specified in the Real Estate Accounting Policies, estimate of projected revenues, expenses, and net operating cash flow from or for the Property for the upcoming Calendar Year, or for appropriate time periods as specified in the Real Estate Accounting Policies. The budget shall use the same chart of accounts and be in substantially the same format shown in Exhibit H subject to changes from time to time, so as to allow for comparability of actual results to budget.  Property Manager, Owner and such other personnel or representatives as Owner may designate from time to time shall meet to discuss the Annual

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Budget in detail, including the rationale behind income and expense projections.  Any item or amount contained in the budget which is disapproved by Owner will be eliminated or revised, as the case may be, to the extent necessary to obtain Owner’s approval.  Such Annual Budget, including the annual Leasing Plan and the Capital Improvements Budget (as hereinafter defined) which are approved as part of the Annual Budget shall be subject to a quarterly review by Owner.  The Annual Budget shall include the following:

(a)                                 An estimated profit and loss statement in required detail for all periods specified in the Real Estate Accounting Policies including but not limited to a schedule of:  (i) rental rates for space located within the Property; (ii) occupancy rates; (iii) sources and amounts of other income; and (iv) all operating expenses to be incurred in operating the Property, including separate line items for repair and maintenance, expenditures for advertising and business promotion, lease commission, utilities, insurance and taxes.

(b)                                 Detailed estimates for capital expenditures for time periods specified in the Real Estate Accounting Policies on a monthly basis, or other time period specified in the Real Estate Accounting Policies including tenant finish improvements, and expenditures for furnishings, equipment, alteration, renovation and additions.

10.2                        Annual Capital Improvements Budget.  Property Manager shall prepare and submit for Owner’s approval, together with the Annual Budget, a proposed itemized budget covering capital improvements to be made to the Property (as approved, the “Capital Improvements Budget”) which shall contain, without limitation, Property Manager’s estimates, in reasonable detail, of alterations, replacements of furnishings and equipment, and capital improvements on a month-to-month basis, or other time periods specified in the Real Estate Accounting Policies, for the Calendar Year and three (3) subsequent Calendar Years to the extent any such capital improvement shall be made or paid for in subsequent Calendar Years.  The Capital Improvements Budget shall clearly indicate which proposed expenditures are for replacements and which are for proposed improvements to create additional profits as well as estimates of the cost of such capital expenditures, the availability of funds from the Property’s net cash flow and the anticipated schedule of additional capital needs from Owner.  Owner, Property Manager and such other personnel or representative as Owner may designate from time to time shall meet to discuss the Capital Improvements Budget in detail.  Any item or amount contained in the budget which is disapproved by Owner will be eliminated or revised, as the case may be, to the extent necessary to obtain Owner’s approval of such budget.  No capital improvements or replacements shall be undertaken unless set forth in the Capital Improvements Budget or otherwise without Owner’s express written approval.

10.3                        Marketing Plan.  Property Manager shall prepare and submit for Owner’s approval, to be submitted with the Annual Budget, a proposed marketing plan (as approved by Owner, the “Marketing Plan”) setting forth in narrative form the plans for marketing the Property and the projected cost thereof. The Marketing Plan shall include advertising plans and promotional material as and when appropriate as directed and approved by Owner to be used to promote the rental of the Property.  Such plans or material shall only be used if approved in advance by Owner, and in conformance with such approval. Property Manager shall not use Owner’s name in any advertising or promotional material without Owner’s prior approval in

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each instance.  Advertising and promotional materials shall be prepared in full compliance with Federal, State and Municipal laws, ordinances, regulations and orders.

10.4                        Approval.  If Owner approves the Annual Budget, Capital Improvements Budget and Marketing Plan, (collectively, the “Annual Documents”), prior to the commencement of the Calendar Year, then Property Manager shall operate the Property in accordance therewith on the commencement of such Calendar Year; provided, however, that the funds necessary to operate the Property in accordance with the Annual Documents are available to the Property Manager, whether through receipts from operation of the Property or from the Owner.  Notwithstanding anything contained in the Annual Documents to the contrary, Property Manager may exceed any amounts set forth in the Annual Documents by 5% on a line item basis, provided, further, that the Property Manager may exceed the amounts set forth in the Annual Documents by more than 5% on a line item basis for any expenses which exceed budgeted amounts due to factors which are not reasonably within the control of the Owner and the Property Manager, including, but not limited to, utilities, snow removal, insurance, real estate taxes and security.   If Owner has not approved the Annual Documents by the commencement of the Calendar Year, Property Manager shall operate the Property pursuant to the portions of the Annual Documents which have been approved by Owner and pursuant to the prior Calendar Year’s Annual Documents with respect to those portions which have not been approved by Owner. Property Manager shall have the right to exceed the prior year’s Annual Budget by 5% on a line-item basis (i.e. total cleaning, total repairs and maintenance, etc.) to the extent that the Annual Budget for the upcoming Calendar Year is not then approved by Owner. Property Manager shall not, however, have the right to make or incur any capital expenditures with respect to the Property until a Capital Improvements Budget for that Calendar Year has been approved by Owner.

10.5                        Miscellaneous.  Property Manager shall prepare and submit for Owner’s approval, such other information as may be reasonably requested by Owner or as may be reasonably necessary in Property Manager’s reasonable business judgment to evaluate and project the financial and business needs of the Property for the upcoming or then-current Calendar Year.

10.6                        Annual Review of Service Contracts.  Property Manager shall submit for Owner’s approval, together with Property Manager’s submission of the Annual Budget, a current summary of service contracts affecting the Property along with recommendations in connection therewith for the coming Calendar Year, except multi-year contracts which shall continue during the coming Calendar Year.

10.7                        Payment Procedure for Capital Improvements.  Property Manager shall obtain at least three written estimates for all capital improvements contained in the Capital Improvements Budget if the cost of such improvement is reasonably expected to exceed $5,000. Property Manager shall provide Owner with copies of all such estimates and the related background information.  The performance of such capital improvements and the responsibilities of Property Manager in connection therewith shall be governed by the provisions of Section 4.2 hereof and performed in accordance with the Capital Improvements Budget, all Requirements and the applicable plans and specifications with respect to such capital improvements. Upon completion of such capital improvements, Property Manager shall submit to Owner a statement which indicates the net cost to the Owner for this capital improvement.

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10.8                        Limitations.  Property Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Annual Budget in total or in any one accounting category both on a monthly, quarterly and Calendar Year-to-date basis, except as otherwise set forth in this Agreement.  All expenses must be charged to the proper account as specified in the Annual Budget and no expense may be classified or reclassified for the purposes of avoiding an excess in the annual budgeted amount of an accounting category.  No expenditures pertaining to any capital improvements to the Property shall be made by Property Manager in any Calendar Year unless (i) such expenditure is specifically authorized under any of the other provisions of this Agreement or in the Annual Documents, or (ii) Property Manager first obtains Owner’s written approval of such expenditure, or (iii) such expenditure is required to address an Emergency and Property Manager complies with the provisions of Section 4.6 hereof.  All capital improvements requiring expenditures in excess of $2,500 shall at Owner’s election be planned and supervised by an architect or designer or general contractor selected by Owner, as Owner may deem appropriate, except in the event of an Emergency.  Except as otherwise set forth in this Agreement, and except in the case of emergency expenditures authorized by Section 4.6 of this Agreement, no non-capital expenditure pertaining to the Property shall exceed (i) the amount budgeted therefor by more than $1,000 or (ii) an amount which, when added to the cost of all of the other non-capital expenditures pertaining to the Property for the then current Calendar Year, shall exceed or may be reasonably expected to exceed the cost of all of the non-capital expenditures listed in the Annual Budget, without the prior written consent of Owner. Except as otherwise set forth in this Agreement, and except in the case of emergency expenditures authorized by Section 4.6 of this Agreement, any expenditure made by Property Manager which exceeds the limitations set forth in this Section 10.8 without obtaining Owner’s prior written approval shall be at the sole cost and expense of Property Manager and shall not be paid from the Master Account and shall not be reimbursed by Owner.  During the calendar year, Property Manager shall promptly inform Owner of any significant increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in the Annual Budget.

ARTICLE 11

CONTRACTS AND OTHER AGREEMENTS

11.1                        Limitation on Property Manager’s Contractual Power.  Except to the extent set forth in the Annual Documents or otherwise approved by the Owner, Property Manager shall not enter into any contract, or other agreement in Owner’s name for a term in excess of one year (except for those utilities for which service contracts are required to be in excess of one year or multi-year contracts which are cancelable upon no more than 30 days notice) or which contains a provision for the automatic renewal thereof or which requires yearly payments in excess of $5,000 without Owner’s prior written consent.  Property Manager shall not enter into any contract which does not permit Owner to cancel the same for cause immediately, or without cause, upon not more than thirty (30) days notice or upon the sale of the Property. Property Manager shall cancel any contract when and as directed by Owner; provided, however, Owner shall provide Property Manager will sufficient notice and time to obtain replacement contracts when required.  Upon the reasonable request of Owner, Property Manager shall deliver to Owner copies of all contracts or amendments thereto at the time such contracts or amendments are

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executed.  Property Manager shall not, without Owner’s prior written approval, execute any contract or other agreement unless such particular contract or other agreement shall have been set forth in the Annual Budget as an anticipated item.  If the consent of the Owner is required for any contract to be entered into hereunder, the Property Manager shall supply Owner with a copy of each proposed contract prior to execution and shall state to Owner the relationship, potential relationship if any, between Property Manager (or the person or persons in control of Property Manager) and the party proposed to supply such goods or services, or both.  Copies of all service contracts shall be delivered to Owner upon execution at the request of the Owner.  Property Manager shall maintain original counterparts of all contracts relating to the Property at Property Manager’s office.

11.2                        Limitation on Equipment Leases.  Except to the extent set forth in the Annual Budgets or otherwise approved by the Owner, Property Manager shall not enter into any equipment lease without Owner’s prior written approval.  All such equipment leases submitted to Owner for approval shall stipulate that the lessor of the equipment leased thereby shall provide adequate maintenance of such equipment.  All such equipment leases submitted by Property Manager shall also contain provisions to permit Owner to avail itself of any investment tax credit available with respect to the equipment or said lease.

11.3                        Limitation on Vending Contracts.  Except to the extent set forth in the Annual Budgets or otherwise approved by the Owner, Property Manager shall not enter into any vending contract unless such contract contains a provision permitting Property Manager or Owner to terminate such contract on not more than thirty (30) days notice without payment of any premium or penalty.

ARTICLE 12

INDEMNIFICATION AND INSURANCE

12.1                        Indemnification.

(a)                                 Property Manager hereby indemnifies and agrees to save Owner, its successors, assigns, employees, officers, directors, shareholders and its affiliated corporations and their employees, officers, directors and shareholders harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys’ fees and costs of investigation, which may be imposed upon or incurred by or asserted against Owner or Owner’s officers, directors, employees or agents by third parties resulting from, incidental to, or in connection with the operation, maintenance or use of the Property or arising from any activity at the Property, due to any act or omission which constitutes gross negligence or willful misconduct on the part of Property Manager or from any action or omission by Property Manager in breach of this Agreement or which is beyond the scope of Property Manager’s authority under this Agreement and/or any other approval or consent given by Owner to Property Manager.

(b)                                 Owner hereby indemnifies and agrees to save Property Manager, its successors, assigns, employees, officers, directors, shareholders and its affiliated

31

corporations and their employees, officers, directors and shareholders harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys’ fees and costs of investigation, which may be imposed upon or incurred by or asserted against Property Manager or Property Manager’s officers, directors, employees or agents by third parties by reason of or arising out of the performance or nonperformance of Owner’s duties and activities within the scope of the Agreement or arising from any action or activity on, or the condition of, any Property, except if and to the extent due to any act or omission which constitutes gross negligence or willful misconduct on the part of Property Manager or from any action or omission by Property Manager in breach of this Agreement or which is beyond the scope of Property Manager’s authority under this Agreement and/or any other approval or consent given by Owner to Property Manager.

(c)                                  In the event that any action or proceeding is brought against an indemnified party by reason of any such claim, the indemnifying party shall, upon notice from the indemnified party, and at the indemnifying party’s sole cost and expense, retain competent legal counsel, which legal counsel shall be subject to the reasonable approval by the indemnified party in writing, and resist or defend any such action or proceeding.  The provisions of this Section 12.1 shall survive any expiration or termination of this Agreement.

12.2                        Owner’s Insurance.  Owner (or Property Manager at Owner’s request and expense) shall obtain and keep in force All Risk casualty insurance protecting against all risks of physical loss to the Property, in an amount equal to the full replacement cost of the Property.  Such casualty insurance shall contain appropriate clauses pursuant to which the insurance carrier shall waive all rights of subrogation with respect to losses payable under such policy; any deductible or self-insured retention amounts with respect to such insurance shall be the sole and exclusive responsibility of Owner.  Owner shall also carry commercial general liability insurance, including personal injury liability coverage, naming Property Manager as an additional insured in an amount not less than One Million Dollars ($1,000,000) per occurrence with an umbrella liability policy in an amount not less than Twenty Five Million Dollars ($25,000,000); any deductible with respect to such insurance shall be primary and the sole and exclusive responsibility of Owner. Such liability insurance policies shall be primary and non-contributory with any similar insurance carried by Property Manager for its account. If Owner owns any vehicles to which Property Manager or any employees have access, Owner shall carry automobile liability insurance naming Property Manager as an additional insured with coverage of not less than $1,000,000 for injury or death in any one occurrence and $1,000,000 property damage or $1,000,000 combined single limit coverage for bodily injury and property damage; any deductible with respect to such insurance shall be the sole and exclusive responsibility of Owner.  If the Property includes a parking facility not operated by a third party carrying insurance approved by Owner and Property Manager, Owner shall carry garage keepers legal liability and garage liability insurance naming Property Manager as additional insured with the same coverage as is required above for liability insurance; any deductible with respect to such insurance shall be the sole and exclusive responsibility of Owner.  The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

32

12.3                        Property Manager’s Insurance.

(a)                                 Property Manager, throughout the term of this Agreement, shall maintain in full force and effect, and at its cost, the following kinds of insurance, covering its performance of its obligations of the Property:

(i)                                     Workers’ Compensation in an amount of coverage which is not less than applicable statutory limits and Employer’s Liability Insurance of not less than $1,000,000, with respect to work done pursuant to this Agreement by Property Manager’s employees, and Property Manager shall obtain and deliver to Owner a waiver of subrogation;

(ii)                                  Commercial General Liability Insurance, or its equivalent, in an amount not less than $1,000,000, including coverage concerning the contractual liability of Property Manager.  Such policy shall name Owner, Advisor and any mortgagee or superior lessor as additional insureds;

(iii)                               Excess Umbrella Liability Insurance of not less than $25,000,000.  Such policy shall name Owner, Advisor, and any mortgagee or superior lessor as additional insureds;

(iv)                              Commercial Automobile Liability Insurance in an amount not less than $1,000,000, when the services to be performed hereunder require the use of a motor vehicle (other than for the purpose of transporting Property Manager’s employees to or from the Property) other than a motor vehicle provided by Owner.  Such policy shall name Owner, Advisor, and any mortgagee or superior lessor as additional insureds;

(v)                                 Comprehensive crime insurance, in an amount of not less $1,000,000 as more fully provided in Section 5.3 herein; and

(vi)                              Errors and omissions insurance, in an amount of not less than $250,000.

(b)                                 The above-referenced insurance shall be maintained and carried in amounts stated above and with coverages approved by Owner, in Owner’s reasonable judgment, with insurance carriers having an A.M. Best’s insurance rating of “A-” “VIII” or better, which companies shall be licensed to do business in the state in which the Property is located, and, notwithstanding anything to the contrary set forth in this Agreement, such insurance amounts and coverages are consistent with insurance carried by leading management companies for similar buildings and properties of similar quality in the metropolitan area of the Property.  The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

12.4                        Employee Indemnification.  In addition to the foregoing, notwithstanding anything to the contrary contained in this Agreement and except to the extent otherwise covered by insurance obtained by the Property Manager pursuant to this Agreement, Property Manager indemnifies, protects, defends and holds Owner and its officers, directors, and employees

33

harmless from and against all claims, losses, and liabilities, including all reasonable attorneys’ fees and expenses in connection therewith, resulting from damage to property or bodily or personal injury to, or death of, or Property Manager’s actions or omissions with respect to, any of its employees arising out of, or in, the course of their employment in connection with this Agreement.

12.5                        Survival.  The provisions of this Article 12 shall survive the expiration or termination of this Agreement.

12.6                        Evidence of Insurance.  Property Manager and Owner will provide each other with certificates of insurance or other satisfactory documentation, which evidence that the insurance required under this Agreement is in full force and effect at all times.  Policies required to be obtained pursuant to Section 12.2 and 12.3 must be endorsed to provide that thirty (30) days advance written notice of cancellation, non-renewal, or reduction in coverage limits below the amounts required herein be given to each party, except in the event of cancellation due to non-payment of premium wherein ten (10) days advance written notice shall be given.  In addition, Property Manager and Owner will provide the other with certificates of insurance or other satisfactory documentation a minimum of twenty (20) days in advance of the expiration of any insurance coverage, which shall evidence a renewal or replacement of said policy is in full force and effect.

12.7                        General Insurance Provisions.  All insurance provided by either Property Manager or Owner pursuant to this Agreement shall be maintained in effect throughout the Term.  Each party shall, with regard to the coverages required of it, deliver certificates of insurance evidencing the required coverages within ten (10) days after the date of this Agreement.

12.8                        Property Manager’s Duties in Case of Loss.  Property Manager shall:

(a)                                 Notify Owner and Owner’s insurance carrier, according to the carrier’s reporting protocol, of any fire or other damage to the Property; Property Manager shall then arrange for an insurance adjuster to view the Property before repairs are started, but in no event shall Property Manager settle any loss, complete any loss report, adjust any loss, or endorse any loss draft without Owner’s written consent; and

(b)                                 Promptly notify Owner and Owner’s insurance carrier, according to the carrier’s reporting protocol, of any bodily injury or property damage claimed by any tenant or third party on or with respect to the Property; forward originals to Owner with a copy to Owner’s counsel of any summons, subpoena, or the like legal document served upon Property Manager relating to actual or alleged potential liability of Owner, Property Manager or the Property.

12.9                        Property Manager’s Duties in Case of Lease or Purchase.  Property Manager will notify Owner prior to its purchase or lease of tangible property in the name of Owner so that property insurance can be obtained.

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ARTICLE 13

NOTICES

13.1                        Notices.  Any notice, statement or demand required to be given under this Agreement shall be in writing, delivered personally or sent (i) by certified mail, return receipt requested, (ii) by nationally recognized express courier service, or (iii) by telefax (provided that, within 24 hours of such telefax, a copy thereof is delivered personally, by nationally recognized courier service, or by certified mail as provided above) addressed, as the case may be,

TO OWNER:	Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: David Kayner, General Counsel

With a copy to:	Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Mark Zalatoris, Chief Financial Officer

And with a copy to ADVISOR:	c/o Morgan Stanley Real Estate Advisors,
Inc.
One Financial Place
440 South LaSalle Street, 37th Floor
Chicago, Illinois 60605
Attn: Brian K. Lantz, Asset Manager

TO PROPERTY MANAGER:	Inland Commercial Property Management, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: D. Scott Carr, President

or to such other addresses as Property Manager, Owner or Advisor, as the case may be, shall from time to time designate in the manner herein provided, and shall be deemed to have been given on the third day after the day on which it shall have been so mailed or on the day of scheduled delivery in the case of a notice by express courier service or on the day of delivery by telefax, provided, that such telefax is sent prior to 5:00 P.M. local time of where the Property is located and the sender has an electronic confirmation of delivery.  Owner’s actual name must be used by Property Manager in addressing any notice to satisfy the requirement of this Agreement.  Any notice to Owners’ counsel shall be sent to such person at such address as owner may from time to time designate in writing.

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ARTICLE 14

LIMITATIONS

14.1        Assignment by Property Manager.  This Agreement may not be assigned by Property Manager nor shall Property Manager delegate any of its duties hereunder without Owner’s prior written consent; provided, however any assignment or delegation to an Affiliate (as defined in Section 4.2(c)(iii) above) of Property Manager which is controlled by Property Manager shall not require Owner’s consent, so long as Property Manager promptly notifies Owner thereof in writing and provides evidence reasonably satisfactory to Owner of such relationship.  For purposes of the foregoing, without prior approval of Owner, a change in a majority of entity interests, or the sale or transfer of all or substantially all of the assets or the merger of Property Manager with any person or entity which results in a change in control of Property Manager shall be deemed an assignment by Property Manager and therefore is not permitted hereunder, except to the extent that such change in control occurs in connection with any merger, sale or reorganization of Inland which is permitted under the terms of the Fund’s Operating Agreement. As used in this Agreement, the terms “control” or “controlling” or “controlled by” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or other interests, by contract or otherwise. Upon any assignment by Property Manager, and without limiting any rights of owner or obligations of Property Manager hereunder, Owner shall be relieved of any and all obligations arising under this Agreement which relate to the period following such assignment.

14.2        Limitation of Authority.  Notwithstanding any provision of this Agreement to the contrary, Property Manager shall not without the prior written approval of Owner:

(a)           Make any expenditure, whether from the Master Account or otherwise, or incur any obligation on behalf of Owner, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and obligations incurred directly pursuant to the then-current Annual Documents or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(b)           Convey or otherwise transfer, pledge or encumber any property or other asset of Owner;

(c)           Retain architects, engineers, attorneys, accountants or other professionals on behalf of Owner without Owner’s written approval, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and obligations incurred directly pursuant to the then-current Annual Documents or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(d)           Institute or defend lawsuits or other legal or arbitration or mediation proceedings on behalf of Owner without Owner’s written approval, except for (i) expenditures or obligations previously approved by Owner, (ii) expenditures made and

36

obligations incurred directly pursuant to the then-current Annual Budget or (iii) expenditures required to address an emergency condition that threatens the immediate safety or welfare of a person or threatens immediate harm or injury to property;

(e)           Execute on behalf of Owner any Leases, or terminate Leases (except in accordance with any guidelines approved by Owner for the enforcement of Leases), except for (i) Leases or terminations of Leases previously approved by Owner, or (ii) Leases to be approved or terminated as set forth in the then-current Annual Budget;

(f)            Pledge the credit of Owner except for purchases made in the ordinary course of operating the Property in accordance with the Annual Documents or as otherwise contemplated pursuant to this Agreement;

(g)           Obligate Owner for the payment of any fee or commissions to any real estate agent or broker, except for (i) fees or commissions previously approved by Owner; or (ii) fees or commissions set forth in the then-current Annual Budget;

(h)           Borrow money or execute any promissory note or other obligation or mortgage, deed of trust, security agreement or other encumbrance in the name of or on behalf of Owner, except to the extent (i) previously approved by the Owner; or (ii) approved in the then-current Annual Documents.

The limitations set forth in this Section shall be in addition to all other restrictions on the scope and authority of Property Manager set forth in this Agreement.  The terms of this Section 14.2 shall survive the expiration or earlier termination of this Agreement.

ARTICLE 15

CONFIDENTIALITY

15.1        Confidentiality.  To the extent that information regarding the Property, its ownership, financing, policies, procedures and/or other matters is made available to Property Manager and would otherwise be held as confidential, Property Manager agrees to respect and to cause its employees and agents to respect said confidentiality.  All documents, plans, drawings, correspondence or other materials furnished by Owner to Property Manager shall remain the property of Owner and, upon the termination of this Agreement or upon Owner’s earlier request, shall be returned to Owner.

ARTICLE 16

LEGAL PROCEEDINGS

16.1        Applicable Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois.

16.2        Notice of Commencement of Proceedings.  Owner and Property Manager shall forthwith give notice to each other of the commencement of any action, suit or proceeding

37

against Owner, or against Property Manager with respect to the operations of the Property, or otherwise affecting the Property.  Property Manager shall send a copy of notice of all legal proceedings to Owner’s counsel concurrently with transmission of such notice of Owner.

16.3        Cooperation by Property Manager.  Property Manager shall, at Owner’s expense, fully cooperate, and shall cause all its employees to fully cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Property or arising in connection with the indemnity obligations of Owner provided for in Section 12.1 hereof.  Property Manager’s duty to cooperate shall survive the expiration or termination of this Agreement.

16.4        Cooperation by Owner.  Owner shall, at Property Manager’s expense fully cooperate, and shall cause all its employees, agents and representatives to fully cooperate, in connection with the prosecution or defense of all legal proceedings arising in connection with the indemnity obligations of Property Manager provided for in Section 12.1 hereof.  Owner’s duty to cooperate shall survive the expiration or termination of this Agreement.

16.5        Prevailing Party.  If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

16.6        Personal Jurisdiction. The Owner and the Property Manager hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation between the parties concerning this Agreement.  In any such proceeding, each party shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

ARTICLE 17

MISCELLANEOUS

17.1        Entire Agreement.  This Agreement embodies the entire understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

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17.2        Headings.  The headings of the various articles and sections of this Agreement have been inserted for convenient reference only and shall not have the effect of modifying or amending the express terms and provisions of this Agreement.

17.3        Successors and Assigns.  All terms, conditions, and agreements herein set forth shall inure to the benefits of, and be binding upon, the parties and their respective permitted successors and assigns.  Nothing contained in this Section 17.3 shall be construed to modify the provisions of Article 14 of this Agreement.

17.4        No Waiver.  No failure by Owner or Property Manager to insist upon the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach or any subsequent breach of such obligation, covenant, agreement, term or condition, shall act as a waiver of any rights or remedies under this Agreement.  No obligation, covenant, agreement, term or conditions of this Agreement, and no breach of this Agreement shall be waived, altered or modified, except by written instrument.  No waiver of any breach shall affect or alter this Agreement, but each and every obligation, covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then-existing or subsequent breach of this Agreement.  Time is of the essence of this Agreement.

17.5        Severability.  Each provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

17.6        No Third Party Beneficiary.  No other entity other than Owner and Property Manager (or the legal entity of which Property Manager is a division) is or shall be entitled to bring any action to enforce any provision of this Agreement.  The provisions of this Agreement are solely for the benefit of and shall be enforceable only by Owner or Property Manager and their respective successors and assigns as permitted hereunder.  Property Manager acknowledges, however, that pursuant to the Fund’s Operating Agreement, NYSTRS, acting alone on behalf of Owner, shall have the right to exercise (x) Owner’s rights and remedies, at law, in equity or under this Agreement, in the event of a breach of this Agreement by Property Manager, and (y) Owner’s right to terminate this Agreement pursuant to Section 2.1 or Section 2.2, as the case may be.  No waiver, settlement or relinquishment of any right or claim that Owner may have under this Agreement and no termination of this Agreement in the event of a breach by Leasing Agent of this Agreement shall be effective except by means of a written instrument executed by NYSTRS.

17.7        Amendments.  No modification or amendment of this Agreement shall be effective except by means of a written instrument executed by the Owner and the Property Manager and approved by NYSTRS.

17.8        Unavoidable Delays.  Each Party shall be excused from performing its obligations under this Agreement for so long as and to the extent that performance is prevented or delayed by Unavoidable Delay.  “Unavoidable Delay” shall mean if either Property Manager or Owner is prevented or delayed from performing its obligations hereunder by reason of strikes

39

or labor troubles, or by any cause whatsoever reasonably beyond such party’s control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any governmental authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

17.9        Joint and Several.  If either party at any time consists of more than one entity, the obligation of all such entities under this Agreement shall be joint and several.

17.10      Exhibits.  The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

17.11      Consents and Approvals.  All consents or approvals of Owner shall be in writing and signed by an authorized officer or representative of Owner.

17.12      Tax Information.  Property Manager agrees to file all necessary tax information returns with the Internal Revenue Service relating to Property Manager’s management and operation of the Property.

[Signatures on following page]

40

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWNER:

a(n)

By:
Name:
Title:

Date:

PROPERTY MANAGER:

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC., an Illinois corporation

By:
Name:
Title:

Date:

41

EXHIBIT A

LEGAL DESCRIPTION

A-1

EXHIBIT B

MANAGEMENT FEE

Owner shall pay Property Manager a Management Fee as calculated below in accordance with the terms and tenor of this Agreement:

4.50% of the gross monthly income actually collected from the Property for the preceding month, provided if a lease for a tenant does not allow for full recovery of the 4.50% fee, then Property Manager shall be entitled to a fee of 3.50% of the gross monthly income actually collected for the preceding month with respect to such lease.

For all purposes hereof, “gross monthly income” shall mean the total gross monthly collections received from the Property, including, without limitation, rents (and any interest or penalties accrued thereon), and miscellaneous gross income items of Owner, as applicable; provided, however, “Gross monthly income” shall specifically exclude:

(i)                            Interest paid on any depository accounts, including the Master Account;

(ii)                           Security deposits unless and not until such deposits are applied as rental income upon termination of a lease;

(iii)                          Parking revenues when a third party operator is engaged and sales taxes, except to the extent of previously uncollected rent;

(iv)                          Employee occupied units or spaces and space allocated or utilized for administrative purposes such as office use or model units;

(v)                           Monies collected for any capital items which are paid by tenants (such as tenant finish or other improvements); and

(vi)                          Proceeds from a sale, refinancing, condemnation, hazard or liability insurance, title insurance, tax abatement awards of all or any portion of the Property, other than loss rental insurance payments.

Unless otherwise directed by Owner, Property Manager shall be entitled to withdraw its compensation pursuant to this Section directly from the Master Account monthly in arrears, on the last day of each calendar month, except for the reporting period during which this Agreement is terminated, in which case Owner shall pay Property Manager the prorated fees due to Property Manager for the month of termination.

The services provided for the management fee shall include, but not be limited to, all legal expenses for leases with any national tenants, the cost of insurance placement, any legal costs for the preparation of purchase and sale documents for acquisitions and dispositions, tax appeals,

B-1

construction supervision of all tenant’s tenant improvement buildout, all in-house design work for marketing brochures, all accounting and reporting costs and expenses.

B-2

EXHIBIT C

ENGINEERING AND ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS

Manager shall maintain the Property in first class condition and according to all applicable (1) federal, state, and local regulatory requirements, (2) industry standards, and (3) Owner policies, including, without limitation, the following requirements, standards and procedures:

Local, State, and Federal Regulations

•                  Local building codes

•                  State EPA divisions with respect to air, soil, surface and ground water

•                  USEPA with respect to asbestos and underground storage tanks

•                  Occupational Safety Health and Health Administration (OSHA) — federal and local

•                  Americans with Disabilities Act (ADA)

•                  Resource Conservation and Recovery Act (RCRA) with respect to use, storage and disposal of hazardous materials

•                  Emergency Planning and Community Right to Know Act (EPCRA)

•                  National Electric Code

Industry Standards

•                  National Fire Protection Association maintenance requirements for alarm and sprinkler systems. Note: All components should be UL compatible and FM approved where required.

•                  Owner recommends that property managers and tenants use items that have been tested and listed by safety rating agencies and insurance companies such as Underwriters Laboratory (UL), FM Global, Kemper Insurance, Liberty Mutual Insurance, etc. in order to ensure the safety of managers, tenants, and guest.  This recommendation should pertain to all electronic equipment, fire safety devices, building materials and fixtures.

•                  ASHRAE Standards 62 (IAQ), 90 (energy), 55 (thermal comfort), and Guideline 1 (commissioning)

•                  U.S. Environmental Protection Agency (USEPA) Building Air Quality Guidebook

C-1

•                  Structured peer review of property management process and procedures such as: operations, leasing, maintenance, construction standards, accounting etc.

Engineering and Environmental, Health and Safety Requirements

•                  Morgan Stanley’s “Mold Management Program” must be implemented where appropriate.

•                  All appropriate guidelines in Morgan Stanley’s Policy “Guidelines for monitoring tenant dry cleaning operations” should be implemented and reports submitted annually for all dry cleaning operations

•                  Condition assessments on all exteriors, parking decks and garages exceeding 5 years in age at least every 3 years.

•                  Roof condition assessments on all roofs over 10 years in age or no longer under warranty at least every 2 years.

•                  Documentation of the ownership and PCB content of all electrical transformers on-site must be maintained by Property Manager and located on-site if available.

•                  An Asbestos Operations & Maintenance Program, prepared by a Morgan Stanley-approved environmental consultant, must be implemented at properties which have identified asbestos-containing materials.

•                  Properties with lead in water concentrations above EPA action levels will put a strategy in place to mitigate to NFA levels and will follow EPA guidelines for notification and reporting.

•                  Annual submittal of EH&S engineering survey questionnaire and follow-up action plan, as necessary.

•                  Annual submittal of EH&S environmental questionnaire and follow-up action plan, as necessary.

•                  Properties will participate in the Environmental monitoring program administered by URS Corporation.

•                  Morgan Stanley Security assessment program must be utilized and guidelines implemented where appropriate

•                  Properties will have a pre-emergency plan in place that includes a crisis response team organization, emergency notification procedures, classification of emergency organizations, and response and recovery actions. Pre-emergency plans are to be reviewed annually and updated as needed.

C-2

EXHIBIT D

MANAGEMENT TEAM

On- Site Property Manager —

Main Leasing Agent -

D-1

EXHIBIT E

MONTHLY REPORTS

REPORT TITLE	FREQUENCY	PMI SUBMISSION through web-based Morgan Stanley portal	E-MAIL SUBMISSION TO:	HARD COPY SUBMISSION

VARIANCE EXPLANATIONS:
YTD Budget Explanations (1)	M	X		X
MTD Budget Explanations (1)	M	X		X
QTD Budget Explanations (1)	Q	X		X
Analytical Ratio Explanations	M		X
Monthly Financial Activity	M	X
Balance Sheet (12)	M			X
Statement of Operations (12)	M			X
General Ledger	M			X
ADI Template for “actuals” for shared investments (see Exhibit L)	M		X Exhibit C1
BANK RECONCILIATION
Bank Reconciliation	M			X Exhibit C2
Bank Statement	M			X
Outstanding Check Register	M			X
ACCOUNTS RECEIVABLE
Accounts Receivable Aging Schedule (10)	M	X		X
FIXED ASSETS
Capital Improvements Schedule (10)	M	X	X (7) Exhibit C4
Capital Report (see NSP portal IM Standard Doc’s-Reporting)	M			X

Detail of Accrued Capital Schedule (10)	M	X
Detail of Fixed Asset Records and Depreciation Schedules (2)	M			X
Fixed Asset Input Form (3)	M		X Exhibit C3
Schedule of Deferred Rent	M			X
Analysis of Real Estate Tax Accounts (Prepaid, Accrual, Expense)	M		X Exhibit C6
Insurance Schedule (Prepaid, Accrual, Expense)	M		X Exhibit C7
Security Deposit Ledger	M			X
Accounts Payable Listing	M			X

MONTHLY EXPANDED REPORTS

REPORT TITLE	FREQUENCY	PMI SUBMISSION	E-MAIL SUBMISSION	HARD COPY SUBMISSION

Prior Year Income/Expense Adjustment Detail	M			X
Accrued Income Detail	M		X Exhibit C5
Accrued Expense Detail	M		X Exhibit C5
Other Assets Detail	M		X Exhibit C8
Other Liabilities Detail	M		X Exhibit C9
Executive Summary - Inland Real Estate Report	M			X
Inland Property Site Plan	M			X

Inland Leasing Activity and Status Tracker - Information as Required	M		X
Inland Summary Expiration Report (To be Developed)	M		X
Inland Key Dates Report (To Be Developed)	M		X
Property Rent Roll - with Area Measures	M	X (8)
Litigation Report - (Inland to Provide Docket for Review by NYSTRS)	Q	X Exhibit C10
Property Management Fee Invoice (11)	M	X
Cash Receipts Journal	M	X

SUBMIT TO MORGAN STANLEY ANALYST ONLY

SUBMIT TO MORGAN STANLEY INVESTMENT MANAGER ONLY

SUBMIT TO MORGAN STANLEY ANALYST AND INVESTMENT MANAGER

(1)  Variance explanations should be provided on a budget or forecast basis depending on client reporting requirements which state that “estimates” must be factored in for properties that report “estimates” (see Exhibit I).

(2)  Report required from Service Providers that maintain property fixed asset and depreciation records.

(3)  Report required from Service Providers that do not maintain property fixed asset and depreciation records.

(4)  Report not required.

(5)  Report not required.

(6)  Minority Vendor Report - Not Required.

(7)  Additional reporting requirement if portfolio reports estimates.

(8)  Rent Roll required in pdf file format.

(9) This Note has been intentionally deleted.

(10) Oracle report will be e-mailed by the Morgan Stanley analyst to the Morgan Stanley investment mgr.

(11) Property management fee invoice should show fee calculation.

Note> All reports are required to be submitted in the Standard Morgan Stanley Chart of Accounts format.

Note> Any of these reports can be requested at any time for audit purposes.

EXHIBIT F

REAL ESTATE ACCOUNTING POLICIES

NYSTRS — Inland

Real Estate Accounting Policies

Market Value Portfolio

NOTE> No properties are wholly-owned by NYSTRS.  Retail portfolio owned by (IN Retail Fund, L.L.C.) of which NYSTRS owes 50%.  GAAP is maintained on the Property level whereas NYSTRS ownership portion is recorded GMV.

WHOLLY-OWNED PROPERTIES

Income and Expense Items	Record on a full accrual basis except as noted below.
Free Rent	Does not recognize income during free rent periods.
Stepped Rent	Rental Income recognition is based on the average rental income over the lease term. Capitalize and amortize over lease term using straight line method.
Master lease receipts and income guarantees from seller	Credit capital accounts (not income) unless seller is receiving rent payments from tenants who are subleasing or seller is occupying the space (income).
Lease buy-out payments made by lessee	Record as income in current period.
Bad Debt Reserve	Record bad debt reserve against accounts receivable for all accounts receivable factoring in historical/anticipated bad debt experience. Offset to bad debt expense.
Bad Debt write-off policy	Write off receivables > 120 days.
Capitalization Policies for:
Land, building, and equipment	Capitalize as approved by client. A capital item is an expenditure that extends the economic life or benefits future periods.
Tenant improvements	Capitalize.
Leasing commissions	Capitalize.
Lease buy-out payments and moving payments paid by lessor	Capitalize.
Deferred refinancing fees	Capitalize.
Third party interest and other period costs during construction up to one year after substantial completion	Capitalized into cost of construction project.
Imputed interest for internally financed developmental projects	Capitalized interest costs. Obtain the interest

F-1

rate from the Lend Lease accountant. Record offsetting entry as a credit to interest expense.
Recording accrued capital	All capital expenditures should be accrued if property has receipt of asset but has not been invoiced.

JOINT VENTURES

Joint venture permanent impairment	Contact the Morgan Stanley analyst before recording any permanent impairment against capital with the joint venture.

CASH
Distribution policy
Property level

Distribution done on portfolio level after determining property level needs. Distribution done on the 15th of every month of cash over $100,000. Client notified on the 3rd business day after month end of distribution. Funds are requested from client if portfolio level cash indicates a shortfall.

BUDGETS
Budget requirements	Annual budget required to be submitted to client in early December.
Special budget policies or procedures	Client requires one year full budget (income and expense), including capital budget and cash flows. Client requires budget on type of properties.
FORECASTS (RE-FORECASTS)
Forecast requirements	Property Manager prepares reforecast when budget is prepared.
Special forecast policies or procedures
OTHER
Portfolio Year End	December 31st.

F-2

EXHIBIT G

PROPERTY MANAGER’S CERTIFICATION

,  2004

Susan Richardson

Morgan Stanley Real Estate Advisor

3424 Peachtree Road NE

Suite 800 • MT/10.4

Atlanta, GA 30326

Re:              Management Representation Letter

Dear Susan:

We are providing this letter in connection with the statement of assets and liabilities and related statement of operations (hereafter referred to as the “Financial Statements”) for the property listed below:

Property Name:

Property Number:

(hereafter referred to as the “Property”) managed by Inland Commercial Property Management, Inc. on behalf of                                                                          (hereinafter referred to as the “Owner”).

We confirm to the best of our knowledge and belief:

1)                  I am not aware of any account, transaction or agreement which has not been properly recorded, or which should be considered for disclosure in connection with the Financial Statements that has not been submitted and fairly described to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

2)                  I am not aware of any failure to comply with any contractual agreement of Owner, the non-compliance with which could have an effect on the Property and the Owner; except as follows:

☐                 None.

☐                 Describe exception:

3)                  I am not aware of any plan or intention of Property and the Owner which, if consummated on or prior to the date of the Financial Statements, would result in a change in the carrying value or classification of assets or liabilities, except as follows:

☐                 None.

☐                 Describe exception:

4)                  I am not aware of (i) any asset owned by the Property as to which that entity does not have satisfactory title or (ii) any lien, security interest, or other encumbrance on an asset which should be considered for disclosure in connection with the Financial Statements that has not been submitted and fairly described to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

5)                  I am not aware of any agreements in effect on the date of the Financial Statements to purchase assets previously sold or any agreements not in the ordinary course of business, except as follows:

☐                 None.

☐                 Describe exception:

6)                  I am not aware of any related party transactions or guarantees, whether written or oral, pursuant to which the Property is contingently liable, which have not been previously disclosed to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

7)                  I am not aware of any purchase or sales commitment, the fulfillment of which, or the inability to fulfill which, would result in a loss to the Property, except as follows:

☐                 None.

☐                 Describe exception:

8)                  I am not aware of (i) any violation or possible violation of law or regulation or (ii) any asserted or unasserted claim or assessment, except as has been disclosed in a separate memorandum to the Owner:

☐                 None.

☐                 See attached separate memorandum.

9)                  I am not aware of any unrecorded liabilities including guarantees or other contingent obligations or any gain or loss contingencies not previously disclosed, except as follows:

☐                 None.

☐                 Describe exception:

10)           I am not aware of any accrual, allowance or reserve which should be made with respect to any matter which has not been properly recorded, except as follows:

☐                 None.

☐                 Describe exception:

11)           I undertake to report promptly to the Owner (i) any changes occurring in any matter covered by or disclosed in this report which could require a change in the Property’s Financial Statements or a subsequent events disclosure, (ii) any matter which may come to my attention which could affect the Property’s Financial Statements and related disclosures for the three years ended at this reporting period, or (iii) any matter which, although not affecting such financial statements or disclosures, has caused or is likely to cause any material change in the financial position or results of the operations of the Property or the Owner:

☐                 Yes.

12)           I am not aware of any fraud, allegations of fraud or suspected fraud including intentional misstatements of accounting information, intentional misrepresentations by management and misappropriations of assets involving (i) management and employees of Inland Commercial Property Management, Inc. or Morgan Stanley and (ii) others where the fraud, allegation of fraud or suspected fraud could have a material effect on the Financial Statements of the Property or the Owner, which have not been previously disclosed to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

13)          I am not aware of (i) any significant deficiencies in the design or operation of the system of “Internal Control” which could adversely affect the Property’s Financial Statements or the ability to record, process, summarize and report financial data or (ii) any material weakness in the “Internal Control” both of which have not been previously disclosed to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

14)           I am not aware of any changes in the system of “Internal Controls” or in other factors that could affect the system of “Internal Controls” which have not been previously disclosed to the Owner, except as follows:

☐                 None.

☐                 Describe exception:

15)           I understand that I have a continuing obligation to evaluate the system of “Internal Control” for which I am responsible.  Inland Commercial Property Management, Inc. has evaluated the effectiveness of the system of “Internal Control” no less frequent than annually and has concluded that the system of “Internal Control” is effective as of such day.

☐                 Yes.

16)           I am not aware of (i) any books and records (e.g. general ledger accounts) underlying the Financial Statements that have not been reconciled to their related supporting information (e.g. sub ledger or third party data), (ii) any material related reconciling items that were not identified and appropriately adjusted in the Property Financial Statements, (iii) any material unreconciled differences or material general ledger suspense account items that should have been adjusted or reclassified to another account, (iiii) any material general ledger suspense account items that have been written off to a balance sheet account, which should have been written off to an income statement account and vice versa (iiiii) any material consolidating entries that have not been eliminated or appropriately measured and considered for disclosure in the Financial Statements of the Property, except as follows:

☐                 None.

☐                 Describe exception:

17)           I understand that I have a continuing obligation to report promptly any knowledge I obtain with respect to the matters described above to the Owners.

☐                 Yes.

Signature	Signature

Print Name	Print Name

Print Title	Print Title

Date:

EXHIBIT H

FORM OF ANNUAL BUDGET

See Documents Attached

[NOTE: A SEPARATE AGREEMENT WILL BE PREPARED FOR EACH PROPERTY]

LEASING AGREEMENT

THIS LEASING AGREEMENT (“Agreement”) is made as of this              day of                             , 2004 by and between                                                                         , a                  limited liability company, (“Owner”) and Inland Commercial Property Management, Inc., an Illinois corporation (the “Leasing Agent”).

W I T N E S S E T H

A.            The Owner owns a parcel of real estate described on Exhibit A attached hereto and made a part hereof (the “Property”).

B.            The Owner is a wholly-owned subsidiary of IN Retail Fund, L.L.C. (the “Fund”), whose members consist of Inland Real Estate Corporation (“Inland”) [which contributed the Property to the Owner in connection with the formation of the Fund], and the New York State Teachers’ Retirement System (“NYSTRS”) pursuant to the terms of an Operating Agreement between Inland and NYSTRS dated               , 2004 (the “Operating Agreement”).

C.            The Owner desires to retain Leasing Agent and have the Leasing Agent serve as exclusive leasing agent for the Property and Leasing Agent desires to perform such services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties covenant and agree as follows:

ARTICLE 1

APPOINTMENT; TERM; ACCEPTANCE

1.1          Appointment; Term.  Owner hereby retains and appoints Leasing Agent, as Owner’s sole and exclusive agent to procure tenants and lease the Property.  This Agreement shall commence on the date hereof (“Commencement Date”) and shall expire on the date on which the Fund ceases to exist (the “Expiration Date”) unless earlier terminated as provided herein or at law.  If neither party has elected, pursuant to Section 6.1 or 6.2 to terminate this Agreement, then this Agreement shall continue in effect on a month to month basis beyond the Expiration Date until terminated by either Party as provided in Section 6.1 or 6.2.  The word “Term” shall include any such time period from the Expiration Date until the date of termination.

1.2          Acceptance Appointment.  Leasing Agent hereby accepts the appointment as Owner’s agent and agrees to procure tenants and lease the Property in a faithful and diligent manner, subject to the terms, conditions and limitations contained in this Agreement.  Leasing Agent shall deal at arm’s length with all third parties and Leasing Agent shall serve Owner’s

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interests at all times; provided, however, that Leasing Agent shall not be required to devote itself exclusively to the leasing of the Property.

ARTICLE 2

LEASING AGENT’S SPECIFIC DUTIES;
LIMITATIONS ON LEASING AGENT’S AUTHORITY

2.1          Operating Budgets.  Within forty five (45) days of the commencement of the term of this Agreement and within ninety (90) days prior to the start of each succeeding fiscal year, Leasing Manager shall develop a realistic plan for all space that is anticipated to be available for leasing during the current fiscal year with respect to the initial year of this Agreement and the immediately succeeding three fiscal years with respect to each subsequent year of this Agreement (the “Leasing Plan”). The Leasing Plan shall contain a brief narrative description of the anticipated market, tenant spaces with expiring Leases or other vacant space for the upcoming three Fiscal Years, projected rental rates for each space, proposed terms for new Leases or other vacant space for the upcoming Fiscal Year, projected rental rates for each space, proposed terms for new Leases, renewal Leases, and expansion Leases, proposed concessions to tenants, proposed costs of tenant improvements, proposed work letter allowance, proposed Leasing Commissions to tenants’ brokers, and other estimated costs of Owner associated with securing leasing for the Property. The Leasing Plan must be acceptable in all respects to Owner, and shall be revised from time to time by Leasing Manager as and when conditions or facts change or, if required by Owner.

2.2          Monthly Leasing Reports.  Leasing Manager shall prepare monthly leasing reports for Owner in the form the Leasing Report attached hereto as Exhibit B.  Said reports shall be forwarded to Owner by the 10th day of each month.  Such reports shall set forth in detail Leasing Manager’s activities during the preceding month, including a brief description of the progress of all significant lease negotiations during that month and all significant contacts Leasing Manager had with each prospective tenant during the month in question, the name, address and telephone number of the representatives of each tenant that has accepted occupancy or vacated its premises during the month and the dates of such occupancies or vacancies, and a brief description of any litigation or arbitration proceeding concerning the Property or concerning any tenant or occupant in connection with the Property (or any matter that Leasing Manager reasonably believes could lead to litigation or arbitration with respect to the Property of any tenant or occupant).  The report will also generally describe the progress of Leasing Manager’s leasing program from the beginning of the Term to the date of the report.  Leasing Manager shall also prepare and send to Owner no later than the 10th of each month a vacancy report on the Property.

2.3          Leases.  Leasing Agent shall be given an abstract of each lease for each existing tenant of the Property upon commencement of term hereof.  After the commencement hereof, the Leasing Agent shall provide in its monthly leasing reports abstracts of any new or renewal leases entered into during the preceding month.  Included in the monthly leasing reports shall be notice to Owner if Leasing Agent directs potential tenants for the Property to another building owned, managed or operated by Leasing Agent or an Affiliate of Leasing Agent, including the name of

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the potential tenant and the building to which the potential tenant was directed.  Leasing Agent shall use its continued and earnest efforts to negotiate on behalf of Owner new leases with prospective tenants. All new leases must be subject to Owner’s review and approval which may be withheld in Owner’s sole discretion, except for those leases which are approved in the Leasing Plan.  Such leases may only be executed by Owner, not by Leasing Agent.

2.4          Compliance With Laws, Etc.  Leasing Agent shall fully comply with any and all federal, state and municipal laws, ordinances, rules, regulations and orders collectively “Laws” relative to the leasing of the Property and hereby agrees to save, defend, indemnify and hold Owner, the Fund, and all of their respective officers, agents, partners, employees, directors, shareholders, insurers, land trustees and affiliated companies and all of their respective successors and assigns (“Indemnified Parties”) harmless from any and all loss, liabilities, claims, fines, judgments, penalties, awards, liens, settlements, causes of action, damages, injury and expenses (including attorney’s fees) of every kind and nature whatsoever resulting from, arising out of, or in any way related to, directly or indirectly, any violation of any Laws by Leasing Agent.

2.5          Nondiscrimination.  During the performance of this Agreement, Leasing Agent shall not discriminate unlawfully against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, mental disability, medical condition, marital status, age or sex.  Leasing Agent shall insure that the evaluation and treatment of employees and applicants for employment are free of such discrimination.  Leasing Agent shall comply with the provisions of all applicable Federal and the laws of the state in which the Property is located with respect to fair employment and leasing statutes and all regulations promulgated thereunder.  Leasing Agent shall include the nondiscrimination and compliance provisions of this clause in any agreements with contractors and subcontractors engaged by Leasing Agent to perform work under this Agreement.

ARTICLE 3

INSURANCE

3.1          Leasing Agent’s Insurance.  Leasing Agent, throughout the term of this Agreement, shall maintain in full force and effect, and at its cost, the following kinds of insurance, covering its performance of its obligations of the Property:

(i)            Workers’ Compensation in an amount of coverage which is not less than applicable statutory limits and Employer’s Liability Insurance of not less than $1,000,000, with respect to work done pursuant to this Agreement by Leasing Agent’s employees, and Leasing Agent shall obtain and deliver to Owner a waiver of subrogation;

(ii)           Commercial General Liability Insurance, or its equivalent, in an amount not less than $1,000,000, including coverage concerning the contractual liability of Leasing Manager.  Such policy shall name Owner, Inland, NYSTRS, Advisor and any mortgagee or superior lessor as additional insureds;

8

(iii)          Excess Umbrella Liability Insurance of not less than $5,000,000.  Such policy shall name Owner, Inland, NYSTRS, Advisor, and any mortgagee or superior lessor as additional insureds;

(iv)          Commercial Automobile Liability Insurance in an amount not less than $1,000,000, when the services to be performed hereunder require the use of a motor vehicle (other than for the purpose of transporting Leasing Agent’s employees to or from the Property) other than a motor vehicle provided by Owner.  Such policy shall name Owner, Inland, NYSTRS, Advisor, and any mortgagee or superior lessor as additional insureds;

(v)           Comprehensive crime insurance, in an amount of not less $1,000,000; and

(vi)          Errors and omissions insurance, in an amount of not less than $250,000.

(vii)         The above-referenced insurance shall be maintained and carried in amounts stated above and with coverages approved by Owner, in Owner’s reasonable judgment, with insurance carriers having an A.M. Best’s insurance rating of “A-” “VIII” or better, which companies shall be licensed to do business in the state in which the Property is located, and, notwithstanding anything to the contrary set forth in this Agreement, such insurance amounts and coverages are consistent with insurance carried by leading management companies for similar buildings and properties of similar quality in the metropolitan area of the Property.  The insurance requirements set forth herein cannot be varied by Owner without the prior written consent of NYSTRS.

(viii)        Employee Indemnification.  In addition to the foregoing, notwithstanding anything to the contrary contained in this Agreement, and except to the extent otherwise covered by insurance obtained by the Leasing Agent pursuant to this Agreement, Leasing Agent indemnifies, protects, defends and holds Owner and its officers, directors, and employees harmless from and against all claims, losses, and liabilities, including all reasonable attorneys’ fees and expenses in connection therewith, resulting from damage to property or bodily or personal injury to, or death of, or Leasing Manager’s actions or omissions with respect to, any of its employees arising out of, or in, the course of their employment in connection with this Agreement.

(ix)          Survival.  The provisions of this Section 3.1 shall survive the expiration or termination of this Agreement.

(x)           Evidence of Insurance.  Leasing Agent and Owner will provide each other with certificates of insurance or other satisfactory documentation, which evidence that the insurance required under this Agreement is in full force and effect at all times.  In addition, Leasing Agent and Owner will provide the other with certificates of insurance or other satisfactory documentation a minimum of twenty (20) days in advance of the expiration of any insurance coverage, which shall evidence a renewal or replacement of said policy is in full force and effect.

9

(xi)          General Insurance Provisions.  All insurance provided by either Leasing Agent or Owner pursuant to this Agreement shall be maintained in effect throughout the Term.  Each party shall, with regard to the coverages required of it, deliver certificates of insurance evidencing the required coverages within ten (10) days after the date of this Agreement.

ARTICLE 4

PAYMENT OF EXPENSES

4.1          Payment of Expenses.  Leasing Agent shall be paid the following expenses directly from the Owner, subject to the restrictions outlined in Article 2:

(i)            property sign subject to Owner approval;

(ii)           Leasing Commissions for the Property;

(iii)          costs of Owner-approved advertising, public relations and other marketing costs related to the Property;

(iv)          any and all other costs incurred by Leasing Agent and related to the Leasing of the Property, provided same have been preapproved by Owner.

ARTICLE 5

COMPENSATION

5.1          Leasing Fee.  Owner covenants and agrees to pay to Leasing Agent leasing commissions (“Leasing Commissions”) for the Property to be calculated as follows:

(i)            As to new leases, the Leasing Commissions shall be calculated on the following basis:

SIZE SPACE	RATE P.S.F.
0 - 2,500 sq. ft.	$4.00 p.s.f.
2,501 – 5,000 sq. ft.	$3.50 p.s.f.
5,001 – 10,000 sq. ft.	$3.00 p.s.f.
10,001 - 20,000 sq. ft.	$2.50 p.s.f.
Over 20,000 sq. ft.	$2.00 p.s.f.

Notwithstanding the foregoing, a Leasing Commission shall not be paid on any storage space or “temporary” space leased.

10

(ii)           Leasing Commissions exceeding the rates specified above will be negotiated on a deal by deal basis, such negotiations to be subject to NYSTRS’ approval.

(iii)          Leasing Agent will cooperate with all outside brokers in all leases involving third party brokers.  Leasing Agent shall be entitled to receive a Leasing Commission calculated at one hundred fifty percent (150%) of the above rates, shared with any outside broker.  Leasing Agent will be responsible for negotiating and paying any outside broker.

(iv)          Leasing Commissions shall be due and payable one half (1/2) upon full execution of a lease by both tenant and landlord and one half (1/2) upon tenant opening for business.  All Leasing Commissions due and payable under this Agreement shall be based on the rate set forth in paragraph a or b, above.  No Leasing Commission shall be earned by Leasing Agent unless the following conditions (the “Conditions”) have been satisfied:  (a) Leasing Agent shall at such time be entitled pursuant to the terms of this Agreement for payment of such Leasing Commissions, (b) the Lease has been fully executed and unconditionally delivered by all parties thereto (or, if delivered conditionally, all conditions subsequent shall have been satisfied or waived in writing by the applicable party) during the Term hereof or the Post Termination Period if such Lease is with a listed qualified prospect under Section 6.4 below, (c) the tenant under the Lease shall have deposited such security as may be required by the terms of the Lease and paid the first month’s fixed rent payable at the time of execution of the Lease, (d) all approvals, consents and agreements required by Owner or the tenant in order for the Lease to be effective, including, without limitation, any consents by the holders of existing superior leases or existing superior mortgages, shall have been obtained and (e) Leasing Agent shall have delivered to Owner a true and correct bill for the Leasing Commissions.

(v)           It is understood that upon renewal or extensions of leases with existing tenants, Leasing Commissions will be calculated at fifty percent (50%) of the above rates.

(vi)          INTENTIONALLY OMITTED.

(vii)         INTENTIONALLY OMITTED.

(viii)        Indemnification.  Leasing Agent agrees to indemnify and hold Owner and the Owner Parties harmless from and against any and all claims, liabilities, fees, suits, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which Owner or the Owner Parties may incur by reason of any broker or person, corporation or entity acting or claiming to have acted as a broker, finder or in a similar capacity claiming a commission, fee or other similar compensation by reason of having dealt with, or claimed to have dealt with, Leasing Agent in connection with any Lease, except in any such case, to the extent of Owner’s negligent acts or omissions or willful misconduct

11

(ix)          Excluded Tenants.  Notwithstanding anything contained herein to the contrary, Leasing Agent shall not be entitled to any Leasing Commissions or other compensation with respect to any Lease or other agreement entered into between Owner and any affiliate of the Leasing Agent.

ARTICLE 6

TERMINATION

6.1          Termination by Owner Without Cause.  This Agreement in its entirety may be terminated by Owner at any time during the Term hereof without cause (i) upon the sale of the property, (ii) if NYSTRS acquires all the ownership interests of Inland in the Fund, (iii) if NYSTRS acquires from the Owner either the Property or all the ownership interests of the Owner, or (iv) if Leasing Agent ceases to be an Affiliate of Inland or of any Person owning, directly or indirectly, 50% of the legal and beneficial ownership interests presently owned by Inland in the Fund, except as a result of merger, sale or reorganization of Inland which is permitted under the terms of the Operating Agreement. .  Termination, upon written notice to Leasing Agent, is effective on the date specified in such notice, not less than ten (10) days after the date of such notice.  In the event of termination pursuant to this Section 2.1, Leasing Agent shall effect an immediate and orderly transfer of the management and operation of the Property to Owner or to an agent designated by Owner or to the new owner of the Property, as the case may be, prior to the effective date of such termination.  Leasing Agent shall be entitled to receive the Leasing Commisions earned to the effective date of termination as set forth in Section 3.1 hereof, but no other compensation, consideration, payment or damages.

6.2          Termination by Owner for Cause. The Owner may terminate this Agreement at any time upon delivery of written notice to the Leasing Agent not less than thirty (30) days prior to the effective date of termination, in any one or more of the following circumstances:

(i)            If Leasing Agent fails to reasonably cooperate with Owner or any brokers which are a party to a proposed transaction in connection with the leasing of space in the Property or the sale of the Property or in the granting of a mortgage secured by the Property; or

(ii)           If Leasing Agent commingles any funds derived from the leasing of the Property with any other funds of Leasing Agent or an Affiliate; or

(iii)          If a court having jurisdiction over Leasing Agent shall (i) enter a decree or order for relief in respect of Leasing Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Leasing Agent or for any substantial part of its property, or for the winding-up or liquidation of its affairs, which continues to be in effect ninety (90) days after the entry of such decree or order or the making of such appointment; or

12

(iv)          If Leasing Agent shall (i) commence a voluntary case or action under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate (or other similar official) of Leasing Agent or for any substantial part of its property, or (iii) make any assignment for the benefit of creditors, or (iv) fail generally to pay its debts as such debts become due, or take action in furtherance of any of the foregoing; or

(v)           If Leasing Agent shall fail to observe or perform any of its obligations under this Agreement, which failure is not cured within thirty (30) days after written notice by the Owner to the Leasing Agent specifying the nature of the failure, provided, however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(vi)          If any fraud, crime, malfeasance or misfeasance is perpetrated by Leasing Agent or any employee, officer or agent of Leasing Agent in connection with the performance of the Management Services provided that, in the case of any such action by an employee or agent of Leasing Agent (but not by an officer of Leasing Agent), Leasing Agent shall have the right to cure said default by compensating Owner in full for all consequences of said fraud, crime, malfeasance or misfeasance within thirty (30) days after any officer of Leasing Agent becomes aware of said occurrence; provided, however, if the Leasing Agent has commenced to cure the failure, but is not completed within such thirty (30) day period, Leasing Agent shall have such additional period of time as shall be reasonably necessary for such cure to be completed; or

(vii)         In the event of a casualty which damages all or a material portion of the Property; or

(viii)        In the event of a condemnation affecting all or a material portion of the Property; or

(ix)          If Leasing Agent’s real estate brokerage license shall be suspended or revoked.

In the event of a termination of this Agreement pursuant to this Section 6.1, Leasing Agent shall be entitled to receive only the Leasing Commissions earned to the effective date of termination as set forth in 6.1 hereof, but no other consideration, compensation, payment or damages.

6.3          Final Accounting.  Upon termination of this Agreement for any reason, Leasing Agent shall deliver to Owner the following with respect to the Property:

(i)            All records, contracts, and other papers or documents which pertain to the Property.  Upon such termination Owner will assume responsibility for payment of all Owner approved or authorized unpaid bills and Leasing Commissions.

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(ii)           Post-Termination Obligations as to Leasing Commissions.  Within fifteen (15) days after the expiration or notification to Leasing Agent of the termination of this Agreement, Leasing Agent and Owner shall mutually agree on a list of any prospective tenants with whom Owner was Actively Negotiating (as hereinafter defined) as of the date of such expiration or notice of termination.  If within one hundred and twenty (120) days after the date of the expiration or termination of this Agreement (the “Post Termination Period”) a new Lease or renewal Lease is entered into with any prospective tenant identified by Leasing Agent on the list as set forth above, then Leasing Agent shall, subject to the satisfaction of the Conditions, receive a Leasing Commission for such transaction calculated in accordance with the terms of this Agreement.  After the expiration or Leasing Agent’s receipt of notice of termination of this Agreement, Leasing Agent shall not commence or continue negotiations for any lease arrangements without first obtaining the prior written consent of Owner.  This Section 6.3(b) shall survive expiration or termination of this Agreement.  For the purpose of this Section 6.3(b), the term “Actively Negotiating” shall mean either that (i) Leasing Agent, with Owner’s approval, shall have submitted a written, bona-fide offer to the prospective tenant or such tenant’s broker which, within the ninety (90) day period prior to the expiration or notification to Leasing Agent of the termination of this Agreement, has been accepted or responded to by a written counter-offer, the terms of which counter-offer are then being negotiated, or (ii) Leasing Agent, with the prospective tenant’s authorization, shall have submitted to Owner a written, bona-fide offer by such tenant or such tenant’s broker which, within the ninety (90) day period prior to the expiration or notification to Leasing Agent of the termination of this Agreement, has been accepted or responded to by a written counter-offer submitted by Leasing Agent, on behalf of Owner, and the terms of which counter-offer are then being negotiated.

(iii)          Duties Upon Termination or Expiration.  Except as set forth in Section 6.3(b), no further services shall be performed by Leasing Agent under this Agreement after the effective date of a termination or expiration, except that Leasing Agent shall cooperate to accomplish an orderly transfer of the leasing of the Property to Owner or to any entity designated by Owner.  The terms of this Section 6.3(c) shall survive the expiration or earlier termination of this Agreement.

(iv)          Remedies and Survival.  If either party terminates this Agreement pursuant to an event of default by the other party, the party so terminating may exercise any and all remedies available at law or in equity for breach of contract, unless and to the extent expressly limited herein.  Upon expiration or termination, both parties shall remain liable for all obligations under this Agreement accrued and not fully performed.  Without limitation of the foregoing, in the event of a termination by either party under this Article 6, the parties shall have no further rights or liabilities under this Agreement from and after the termination of this Agreement, except those which expressly survive. The terms of this Section 6.3(d) shall survive the expiration or earlier termination of this Agreement.

(v)           Limitation of Owner’s Liability.  Owner’s liability to Leasing Agent hereunder shall be limited to Owner’s interest in the Property and the proceeds thereof

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and Leasing Agent shall not look to any other property or assets of Owner or the property or assets of any of the Owner Parties (as hereinafter defined) in seeking either to enforce Owner’s obligations under this Agreement or to satisfy a judgment for Owner’s failure to perform such obligations.  Neither the direct or indirect shareholders, partners, or members comprising Owner nor the shareholders, partners, members, directors or officers of any of the foregoing (the “Owner Parties”) shall be liable for the performance of Owner’s obligations under this Agreement. The terms of this Section 6.3(e) shall survive the expiration or earlier termination of this Agreement.

(vi)          Limitation of Leasing Agent’s Liability.  Leasing Agent’s liability to Owner hereunder shall be limited to all Leasing Commissions paid to Leasing Agent hereunder, and Owner shall not look to any other property or assets of Leasing Agent or to the property or assets of any of the Leasing Agent Parties (as hereinafter defined) in seeking either to enforce Leasing Agent’s obligations under this Agreement or to satisfy a judgment for Leasing Agent’s failure to perform such obligations.  Neither the direct or indirect shareholders, partners or members comprising Leasing Agent nor the shareholders, partners, members, directors, managers or officers of any of the foregoing (the “Leasing Agent Parties”) shall be liable for the performance of Leasing Agent’s obligations under this Agreement.  The terms of this Section 6.3(f) shall survive the expiration or earlier termination of this Agreement.

ARTICLE 7

ADDITIONAL SERVICES

It is expressly acknowledged and agreed by Owner that, unless contained in a rider or addendum hereto or otherwise subsequently agreed by Owner and Leasing Agent, Leasing Agent’s responsibilities hereunder do not include responsibilities related to (a) services performed for Owner in connection with facilitating a sale of a Property, such as preparation of disposition studies; (b) the oversight or management of construction activities at a Property related to initial improvement or reconstruction of tenant spaces or extraordinary repairs, replacements, or improvements to the Property or its component parts or systems; or (c) market forecasting or like studies other than the making of assumptions related to same in connection with the preparation of annual Operating Budgets.  In the event Owner desires that Leasing Agent undertake any of the responsibilities above mentioned, Owner shall notify Leasing Agent in writing of such desire and, upon the execution of a separate agreement or rider or addendum hereto, which document shall contain terms and conditions acceptable to Owner and Leasing Agent, including a provision providing agent compensation for such services, Leasing Agent shall provide the requested services.

ARTICLE 8

MISCELLANEOUS

8.1          Notices.  All notices, elections, offers, acceptances, demands, consents and reports (collectively the “Notice”) provided for herein shall be in writing and shall be given to

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Owner and Leasing Agent at such address as each may hereafter specify in writing.  Such Notices may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office, or sent by Federal Express or another nationally recognized overnight courier.  Such Notices may also be delivered by hand or by any other method or means permitted by law.  For purposes of this Agreement, notices will be deemed to have been “given” upon personal delivery thereof or, if deposited in the United States mail, as provided above two (2) days after mailing or next business day if sent by overnight courier.

If to Owner:	, LLC
c/o IN Retail Fund, L.L.C.
2901 Butterfield Road
Oak Brook, Illinois 60523

If to Leasing Agent:	Inland Commercial Property Management, Inc.
Attn: D. Scott Carr, President
2901 Butterfield Road
Oak Brook, Illinois 60523

If to Advisor:	Morgan Stanley Real Estate Advisors, Inc.
One Financial Place
440 South LaSalle Street, 37th Floor
Chicago, Illinois 60605
Attn: Brian K. Lantz, Asset Manager

8.2          No Assignment.  This Agreement may not be assigned by Leasing Agent nor shall Leasing Agent delegate any of its duties hereunder without Owner’s prior written consent; provided, however, any assignment or delegation to an Affiliate (as defined herein) of Leasing Agent which is controlled by Leasing Agent shall not require Owner’s consent, so long as Leasing Agent promptly notifies Owner thereof in writing and provides evidence reasonably satisfactory to Owner of such relationship.  For purposes of the foregoing, without prior approval of Owner, a change in a majority of entity interests, or the sale or transfer of all or substantially all of the assets or the merger of Leasing Agent with any person or entity which results in a change in control of Leasing Agent shall be deemed an assignment by Leasing Agent and therefore is not permitted hereunder, except to the extent that such change in control occurs in connection with any merger, sale or reorganization of Inland which is permitted under the terms of the Fund’s Operating Agreement. As used in this Agreement, the terms “control” or “controlling” or “controlled by” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or other interests, by contract or otherwise. Upon any assignment by Leasing Agent, and without limiting any rights of owner or obligations of Leasing Agent hereunder, Owner shall be relieved of any and all obligations arising under this Agreement which relate to the period following such assignment.  As used herein, the term “Affiliate” shall mean (w) any entity or person directly or indirectly controlling, controlled by, or under common control with, Leasing Agent, (x) any entity or person owning or controlling ten

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(10%) percent or more of the outstanding voting rights, equity, ownership or profits of Leasing Agent; (y) any entity which Leasing Agent or Leasing Agent’s officers, directors, partners or employees own or control; and (z) any employee, officer, director, partner or family member of Leasing Agent or of any Affiliate.  At all times Leasing Agent shall disclose all Affiliates and Leasing Agent’s relationship therewith.

8.3          Amendments.  Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing, and approved by NYSTRS.

8.4          Complete Agreement.  This Agreement supersedes and takes the place of any and all previous leasing agreements entered into between the parties hereto relating to the Property covered by this Agreement.

8.5          Subordination to Financing.  This Agreement and the rights of the Leasing Agent hereunder shall be and remain junior and subordinate in all respects to the lien of any mortgage, trust deed or any other security instrument now or hereafter affecting the Property.  Leasing Agent agrees to execute any document required by the maker of such financing to evidence the foregoing subordination.

8.6          Recording.  This Agreement shall not be recorded against the Property or any portion thereof.

8.7          Invalid Provisions.  This Agreement shall be construed in accordance with the laws in the State of Illinois.  If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.8          Attribution of Drafting.  This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

8.9          Permits.  Leasing Agent represents that it has obtained all permits, certificates and licenses required by federal, state or local laws, ordinances, rules or regulations necessary to perform all of Leasing Agent’s activities from and after the Commencement Date.

8.10        Employees.  Leasing Agent is solely responsible for the supervision and control of all persons working for Leasing Agent.  Leasing Agent assumes full responsibility and liability for the training and continuing education of its personnel.  The employees of Leasing Agent shall not, under any circumstances, be considered employees of Owner.

8.11        Dual Representation.  Owner acknowledges that Leasing Agent is a national brokerage firm and that in some cases it may represent prospective purchasers and tenants.  Owner desires that the Property be presented to such persons or entities and consents to the dual representation created thereby provided that full disclosure of the dual representation is made to

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Owner and NYSTRS in advance in each instance.  Leasing Agent shall not disclose the confidential information of one principal to the other.

8.12        Right of NYSTRS to Enforce. Leasing Agent acknowledges that pursuant to the Fund’s Operating Agreement, NYSTRS, acting alone on behalf of Owner, shall have the right to exercise (x) Owner’s rights and remedies, at law, in equity or under this Agreement, in the event of a breach of this Agreement by Leasing Agent, and (y) Owner’s right to terminate this Agreement pursuant to Sections 6.1 or 6.2, as the case may be.  No waiver, settlement or relinquishment of any right or claim that Owner may have under this Agreement and no termination of this Agreement in the event of a breach by Leasing Agent of this Agreement shall be effective except by means of a written instrument executed by NYSTRS.

8.13        Personal Jurisdiction.  The Owner and the Leasing Agent hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Delaware for purposes of any litigation between the Owner and the Leasing Agent concerning this Agreement.  In any such proceeding, the Owner and the Leasing Agent shall be deemed to have waived its right to a trial by jury.  The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or arguments.  Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such person by regular or certified mail to the address of such person set forth herein or to any subsequent address to which notices shall be sent.

8.14        Prevailing Party.  If any party shall commence any action against the other in order to enforce any provision of this Agreement or to recover damages as the result of the breach of any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover all reasonable costs (including reasonable attorney’s fees and paralegal’s fees) incurred in connection therewith against the party who has breached this Agreement.  Notwithstanding a settlement or other resolution of any such action without the issuance of a definitive ruling by a court, including, but not limited to, any agreement by the parties that such settlement is not an admission of liability by either party, no such settlement or resolution shall constitute a waiver of this Section, and each party acknowledges and agrees that it shall be entitled to petition the court for a determination that it is the prevailing party and entitled to recovery of its reasonable costs hereunder.

(Signatures continue on next page.)

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IN WITNESS WHEREOF, the parties hereto have executed this Leasing Agreement as of the day and year first above written.

OWNER:

By:	IN Retail Fund, L.L.C., Manager

By:	IN Retail Manager, L.L.C., Manager

By:	Inland Real Estate Corporation, Manager

By:
Its:

LEASING AGENT:

INLAND COMMERCIAL PROPERTY MANAGEMENT, INC.

By:
Its: President

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EXHIBIT A

PROPERTY

A-1

EXHIBIT B

MONTHLY LEASING REPORT

EXHIBIT 13-A-1